Note: Certain material has been omitted from this document pursuant to a request for confidential treatment and has been filed separately with the SEC. Notations of [redacted] have been used to indicate such an omission.



================================================================================

                                CREDIT AGREEMENT

                                      among



                                 TELIGENT, INC.,
                                  as Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                             CHASE SECURITIES INC.,
                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                                       and
                            TD SECURITIES (USA) INC.,
                                  as Arrangers

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              as Syndication Agent

                         TORONTO DOMINION (TEXAS), INC.,
                             as Documentation Agent

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                            Dated as of July 2, 1998



================================================================================

                                TABLE OF CONTENTS

                                                            Page

SECTION 1.   DEFINITIONS

   1.1       Defined Terms                                    1
   1.2       Other Definitional Provisions                   30

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS AND             31
   2.1       Tranche A Term Loan Commitments;
             Delayed Draw Term Loan Commitments              31
   2.2       Procedure for Tranche A Term Loan
             Borrowing and Delayed Draw Term
             Loan Borrowing                                  31
   2.3       Revolving Credit Commitments                    32
   2.4       Procedure for Revolving Credit Borrowing        32
   2.5       Extension of                                    33
   2.6       Conversion Term Loans                           35
   2.7       Optional Term Loans                             35
   2.8       Repayment of Loans                              36
   2.9       Repayment of Loans; Evidence of Debt            38
   2.10      Commitment Fees, etc.                           39
   2.11      Termination or Reduction of
             Commitments                                     39
   2.12      Optional Prepayments                            40
   2.13      Mandatory Prepayments and Commitment
             Reductions; Change of Control                   40
   2.14      Conversion and Continuation Options             42
   2.15      Minimum Amounts and Maximum Number
             of Eurodollar Tranches                          43
   2.16      Interest Rates and Payment Dates                43
   2.17      Computation of Interest and Fees                44
   2.18      Inability to Determine Interest Rate            44
   2.19      Pro Rata Treatment and Payments                 44
   2.20      Requirements of Law                             46
   2.21      Taxes                                           47
   2.22      Indemnity                                       49
   2.23      Illegality                                      49
   2.24      Change of Lending Office                        50

SECTION 3.   REPRESENTATIONS AND WARRANTIES                  50
   3.1       Financial Condition                             50
   3.2       No Change                                       51
   3.3       Corporate Existence; Compliance with
             Law                                             51
   3.4       Corporate Power; Authorization;
             Enforceable Obligations                         51
   3.5       No Legal Bar                                    51
   3.6       No Material Litigation                          52
   3.7       No Default                                      52
   3.8       Ownership of Property; Liens                    52
   3.9       Intellectual Property                           52
   3.10      Taxes                                           52
   3.11      Federal Regulations                             53
   3.12      ERISA                                           53
   3.13      Investment Company Act; Other
             Regulations                                     53
   3.14      Subsidiaries                                    53
   3.15      Use of Proceeds                                 54
   3.16      Absence of Material Obligations                 54
   3.17      Environmental Matters                           54
   3.18      Accuracy of Information, etc                    55
   3.19      Security Documents                              56
   3.20      Solvency                                        56
   3.21      FCC and State Regulatory Compliance
                                                             56
   3.22      Collateral                                      57
   3.23      Year 2000                                       57

SECTION 4.   CONDITIONS PRECEDENT                            58
   4.1       Conditions to Initial Loans                     58
   4.2       Conditions to Each Loan                         60

SECTION 5.   AFFIRMATIVE COVENANTS                           60
   5.1       Financial Statements                            60
   5.2       Certificates; Other Information
                                                             61
   5.3       Payment of Obligations                          62
   5.4       Conduct of Business and Maintenance
             of Existence, etc.                              62
   5.5       Maintenance of Property; Insurance
                                                             63
   5.6       Inspection of Property; Books and
             Records; Discussions                            63
   5.7       Notices                                         63
   5.8       Environmental Laws                              64
   5.9       Interest Rate Protection                        64
   5.10      After-Acquired Assets                           64
   5.11      Limitations on Transfer of LeasingCo
                                                             66

SECTION 6.   NEGATIVE COVENANTS                              66
   6.1       Financial Condition Covenants                   66
   6.2       Limitation on Indebtedness and
             Preferred Stock                                 69
   6.3       Limitation on Liens                             70
   6.4       Limitation on Fundamental Changes
                                                             72
   6.5       Limitation on Disposition of Property
                                                             73
   6.6       Limitation on Restricted Payments
                                                             73
   6.7       Limitation on Investments                       74
   6.8       Limitation on Optional Payments and
             Modifications of Debt Instruments, etc.         75
   6.9       Limitation on Transactions with
             Affiliates                                      75
   6.10      Limitation on Changes in Fiscal Periods         76
   6.11      Limitation on Restrictions on
             Subsidiary Distributions                        76
   6.12      Limitation on Lines of Business;
             Liabilities of Subsidiaries                     76

SECTION 7.   EVENTS OF DEFAULT                               77

SECTION 8.   THE AGENTS                                      80
   8.1       Appointment                                     80
   8.2       Delegation of Duties                            80
   8.3       Exculpatory Provisions                          80
   8.4       Reliance by Agents                              80
   8.5       Notice of Default                               81
   8.6       Non-Reliance on Agents and Other
             Lenders                                         81
   8.7       Indemnification                                 82
   8.8       Agent in Its Individual Capacity
                                                             82
   8.9       Successor Administrative Agent                  82
   8.10      Authorization to Release Liens                  83
   8.11      Collateral Agency and Intercreditor
             Agreement                                       83
   8.12      The Arrangers, the Syndication Agent
             and the Documentation Agent                     83

SECTION 9.   MISCELLANEOUS                                   83
   9.1       Amendments and Waivers                          83
   9.2       Notices                                         84
   9.3       No Waiver; Cumulative Remedies 85
   9.4       Survival of Representations and
             Warranties                                      85
   9.5       Payment of Expenses                             85
   9.6       Successors and Assigns;
             Participations and Assignments;
             Replacement                                     86
   9.7       Adjustments; Set-off                            90
   9.8       Counterparts                                    90
   9.9       Severability                                    90
   9.10      Integration                                     90
   9.11      GOVERNING LAW                                   91
   9.12      Submission To Jurisdiction; Waivers             91
   9.13      Acknowledgements                                91
   9.14      Confidentiality                                 92
   9.15      Accounting Changes                              92
   9.16      WAIVERS OF JURY TRIAL                           93




ANNEXES:
A        Pricing Grid
B        Subordination Provisions


SCHEDULES:
1.1A     Commitments
3.4      Consents, Authorizations, Filings and Notices
3.6      Material Litigation
3.14     Subsidiaries
3.19(a)  UCC Filing Jurisdictions
3.21                  Pending Proceedings
3.21(c)               State Regulatory Compliance
4.1(f)   FCC Licenses of the Borrower and its Subsidiaries
                      on the Closing Date
6.2(d)   Existing Indebtedness
6.3(f)   Existing Liens
6.7(h)   Existing Loans and Advances



EXHIBITS:
A        Form of Guarantee and Collateral Agreement
B        Form of Compliance Certificate
C        Form of Closing Certificate
E        Form of Assignment and Acceptance
F-1      Form of Legal Opinion of Skadden Arps Slate Meagher
              & Flom LLP, special New York counsel to the Borrower and its
              Subsidiaries
F-2      Form of Legal Opinion of Skadden Arps Slate Meagher
              & Flom LLP, special FCC counsel to the Borrower and
              its Subsidiaries
F-3      Form of Legal Opinion of General Counsel
F-4      Form of Legal Opinion of Dow, Lohnes & Albertson
G-1      Form of Term Note
G-2      Form of Revolving Credit Note
G-3      Form of Delayed Draw Term Note
H        Form of Exemption Certificate
I        Form of Collateral Agency and Intercreditor Agreement

                  CREDIT  AGREEMENT,  dated as of July 2, 1998,  among TELIGENT,
INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), CHASE SECURITIES INC., GOLDMAN SACHS CREDIT PARTNERS L.P. and TD SECURITIES (USA) INC., as advisors and arrangers (in such capacity, the "Arrangers"), GOLDMAN SACHS CREDIT PARTNERS L.P., as syndication agent (in such capacity, the "Syndication Agent"), TORONTO DOMINION (TEXAS), INC., as documentation agent (in such capacity, the "Documentation Agent") and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Borrower is a party to the Network Products Purchase Agreement, dated as of December 11, 1997, with Northern Telecom, Inc. ("Nortel"), as amended or otherwise modified from time to time (the "Nortel Purchase Agreement"), pursuant to which the Borrower is purchasing certain equipment for its networks and certain services related thereto;

                  WHEREAS, Nortel has provided to the Borrower a financing commitment in the amount of $780,000,000 (the "Vendor Financing Commitment");

                  WHEREAS, the Borrower, with the approval of Nortel, has requested the Lenders to provide the credit facilities hereunder, of which (i) $780,000,000 will be provided on behalf of Nortel (but without any obligation or liability of Nortel hereunder or under any other Loan Document) and will be in substitution for the Vendor Financing Commitment and (ii) $20,000,000 will be provided to finance the acquisition of Telecommunications Assets (as defined below); and

                  WHEREAS,   the   Lenders  are  willing  to  make  such  credit
facilities available upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

          1 "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime or base rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

               "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

               "Adjustment Date": as defined in the Pricing Grid.

               "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

               "Agents": the collective reference to the Syndication Agent, the Documentation Agent and the Administrative Agent.

               "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of
          (i) the aggregate then unpaid principal amount of such Lender's outstanding Loans and (ii) until the termination thereof, the aggregate then undrawn amount of such Lender's Commitments.

               "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

               "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

               "Applicable Margin": (a) for each Type of Tranche A Term Loans, Delayed Draw Term Loans, Conversion Term Loans and Revolving Credit Loans, the rate per annum determined for such Type pursuant to the Pricing Grid and (b) for each Type of Optional Term Loans of each Tranche, the rate per annum for such Tranche and Type determined in accordance with the Optional Term Loan Amendment executed for such Tranche pursuant to Section 2.7

               "Approved Fund": with respect to any Lender that is a fund, any other fund managed or advised by a manager or advisor under common institutional control with such Lender's manager or advisor.

               "AssetCo": the collective reference to (a) Teligent Telecommunications, Inc., a Delaware corporation and (b) any other wholly owned Restricted Subsidiary (i) which is designated by the Borrower from time to time as an "AssetCo", (ii) which is a grantor and guarantor party to the Guarantee and Collateral Agreement and
          (iii) all of the Capital Stock of which is pledged pursuant to the Guarantee and Collateral Agreement.

               "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (d), (e), (f) or (g) of Section 6.5).

               "Assignee": as defined in Section 9.6(c).

               "Assignor": as defined in Section 9.6(c).

               "Associated Revenues": with respect to any Teligent Lease, the portion of Consolidated Total Revenues (determined as of the last day of the most recent fiscal quarter for which financial statements required pursuant to Section 5.1 are available) that were generated in (or reasonably attributable to) the market or segment thereof directly serviced by (a) in the case of a TCO Lease, the switching center subject to such TCO Lease, and (b) in the case of a TN Lease, the Teligent node (or base station) subject to such TN Lease. For purposes of this definition, (i) if Consolidated Total Revenues cannot be determined for any such market or segment thereof, the Borrower shall allocate a portion of Consolidated Total Revenues to such market or segment thereof based on reasonable good faith estimates and assumptions and (ii) Associated Revenues in respect of any TN Lease shall not include Consolidated Total Revenues attributable to any Teligent access site serviced through the Teligent node related to such TN Lease if the transmissions from such Teligent access site could be directed, without any material cost or diminution of quality of service, to another Teligent node located on property subject to a TN Lease which is a Qualifying Lease.

               "Available Delayed Draw Term Loan Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Delayed Draw Term Loan Commitment then in effect over (b) the aggregate principal amount of such Lender's Delayed Draw Term Loans then outstanding.

               "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
          (a) such Lender's Revolving Credit Commitment then in effect over (b) the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding.

               "Available Tranche A Term Loan Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Tranche A Term Loan Commitment then in effect over (b) the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding.

               "Benefitted Lender": as defined in Section 9.7.

               "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

               "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

               "Business": as defined in Section 3.17.

               "Business Day": (i) for all purposes other than as covered by clause (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause
          (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank eurodollar market.

               "Business Lines Installed and Billed": each business line made available by the Borrower to a bona fide customer which has received at least one bill for telecommunications services provided by the Borrower shall be deemed to constitute one "Business Line Installed and Billed".


               "Capital Expenditures": for any period, the aggregate of all expenditures by the Borrower and its Restricted Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period, and including FCC Licenses and other Telecommunication Assets to the extent that the acquisition of such FCC Licenses or other Telecommunication Assets permits the Borrower to avoid purchasing fixed or capital assets that would otherwise be required) which should be capitalized under GAAP on a
          consolidated   balance  sheet  of  the  Borrower  and  its  Restricted
          Subsidiaries. Capital Expenditures shall be deemed to include any amount expended for the acquisition of any Person that holds fixed or capital assets (including FCC Licenses and other Telecommunication Assets, subject to the limitations described above) to the extent that the purchase of such assets directly by the Borrower or any Restricted Subsidiary would constitute a Capital Expenditure.

               "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other payment amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

               "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

               "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000; (c) commercial paper of an issuer rated at the time of acquisition at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at the time of acquisition at least A-2 by S&P or P-2 by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

               "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

               "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

               "Change of Control": the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Capital Stock of the Borrower; provided that Permitted Holders do not otherwise control the election of a majority of the board of directors of the Borrower; (ii) the Borrower consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which the outstanding Voting Capital Stock of the Borrower is converted into or exchanged for cash, securities or other property, and immediately after such transaction a "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
          Act) other than a Permitted Holder is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Capital Stock of the surviving or transferee Person; provided that Permitted Holders do not otherwise control the election of a majority of the board of directors of the Borrower; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election by the board of directors or whose nomination for election by the members of the Borrower was approved by (a) one or more Permitted Holders or (b) a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute 66-2/3% of the board of directors then in office, and (iv) the approval by the holders of Capital Stock of the Borrower of any plan or proposal for the liquidation or dissolution of the Borrower.

               "Chase": The Chase Manhattan Bank.

               "Closing Date": the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied, which date is July 2, 1998.

               "Code": the Internal Revenue Code of 1986, as amended from time to time.

               "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

               "Collateral Agency and Intercreditor Agreement": the Collateral Agency and Intercreditor Agreement, substantially in the form of Exhibit J, dated as of the Closing Date, entered into by Chase, as Collateral Agent, and Chase, as Administrative Agent hereunder, to which other creditors of the Borrower may become parties as contemplated by Section 6.2(f) of this Agreement and Section 4 of the Collateral Agency and Intercreditor Agreement.

               "Collateral Agent": Chase,in its capacity as collateral agent under the Collateral Agency and Intercreditor Agreement, and any successor in such capacity.

               "Commitment": as to any Lender, the sum of the Tranche A Term Loan Commitment, the Delayed Draw Term Loan Commitment, the Optional Term Loan Commitment and the Revolving Credit Commitment of such Lender.

               "Commitment Fee Rate": (a) in the case of the Delayed Draw Term Loan Facility, [redacted] per annum, (b) in the case of the Tranche A Term Loan Facility and the Revolving Credit Facility, (i) [redacted] per annum when less than 33-1/3% of the aggregate initial Tranche A Term Loan Commitments have been utilized, (ii) [redacted] per annum from and after the date on which at least 33-1/3% of the aggregate initial Tranche A Term Loan Commitments have been utilized until the date on which at least 66-2/3% of the aggregate initial Tranche A Term Loan Commitments have been utilized and (iii) [redacted] per annum thereafter and (c) in the case of any Tranche of Optional Term Loan Commitments, the rate per annum set forth or determined pursuant to the Optional Term Loan Amendment executed for such Tranche pursuant to
          Section 2.7(a).

               "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
          Section 414 of the Code.

               "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

               "Communications Act": the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as the same may be in effect from time to time.

               "Confidential    Information   Memorandum":    the   Confidential
          Information Memorandum dated May 1998 and furnished to the Lenders.

               "Consolidated Adjusted  Capitalization":  at any date, the sum of
          (a) Consolidated Total Debt on such date, (b) $350,000,000 plus the aggregate amount of cash equity received by the Borrower after the Closing Date and (c) [redacted].

               "Consolidated Adjusted EBITDA":for the period ended on the last day of any fiscal quarter, the amount of Consolidated EBITDA for such fiscal quarter, multiplied by four.

               "Consolidated Adjusted Total Revenue": for the period ended on the last day of any fiscal quarter, the amount of Consolidated Total Revenue for such fiscal quarter, multiplied by four.

               "Consolidated Cash Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under hedge agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

               "Consolidated Current Assets": at any date, all amounts (other than cash and cash equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.

               "Consolidated Current Liabilities": at any date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, but excluding the current portion of any Indebtedness of the Borrower and its Restricted Subsidiaries.

               "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of (or otherwise deducted in determining) such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense (including that attributable to Capital Lease Obligations), amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges (including, without limitation, charges relating to any premium or penalty for redemption, prepaying or retiring any indebtedness prior to the stated maturity thereof) associated with Indebtedness (including the Loans), letters of credit and hedge agreements, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges (including, without limitation, stock based compensation and any adjustments for long-term incentive compensation plan appreciation units), and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) any amount for cash payments related to non-cash charges recorded in a prior period, to the extent such non-cash charges were added to Consolidated Net Income in calculating Consolidated EBITDA for such prior period and (d) any other non-cash income, all as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries.

               "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period plus the sum of (i) the amount of cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries, (ii) the Available Revolving Credit Commitments, (iii) the Available Tranche A Term Loan Commitments, (iv) the Available Delayed Draw Term Loan Commitments, and (v) any available unused Optional Term Loan Commitments, in each case, determined as of the last day of such period to (b) Consolidated Fixed Charges for such period.

               "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Cash Interest Expense for such period, (b) provision for cash income taxes made by the Borrower or any of its Restricted Subsidiaries on a consolidated basis in respect of such period and (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Restricted Subsidiaries.

               "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

               "Consolidated Net Income": for any period, the consolidated net income (or net loss) of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (a) the income (or deficit) of any Person (other than a Restricted

          Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions and (b) the undistributed earnings of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Restricted
          Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or requirement of law applicable to such Restricted Subsidiary.

               "Consolidated Secured Debt": all Consolidated Total Debt secured pursuant to the Security Documents or by any other security interest in any assets of the Borrower or any of its Restricted Subsidiaries.

               "Consolidated Total Debt": at any date, the amount which would constitute Indebtedness of the Borrower and its Restricted Subsidiaries at such date of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section 1.1, determined on a consolidated basis in accordance with GAAP.

               "Consolidated Total Debt Ratio": on the last day of any fiscal quarter, the ratio of Consolidated Total Debt on such last day to Consolidated Adjusted EBITDA for the period ended on such last day.

               "Consolidated Total Revenue": for any period, the total revenue of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

               "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

               "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

               "Conversion Term Loan": as defined in Section 2.6.

               "Conversion Term Loan Lender": each Lender which is the holder of a Conversion Term Loan.

               "Conversion Term Loan Percentage": as to any Lender at any time, the percentage which the aggregate principal amount of such Lender's Conversion Term Loans then outstanding constitutes of the aggregate principal amount of the Conversion Term Loans then outstanding.

               "Credit   Agreement   Portion":   in  respect  of  any  Specified
          Prepayment, an amount equal to (a) the ratio of (i) the aggregate principal amount of Loans then outstanding plus the aggregate amount of unused Commitments then in effect to (ii)
          the sum of (A) the aggregate amount of indebtedness and unused commitments under the credit facility in respect of which such Specified Prepayment is made and under any other Indebtedness requiring pro rata prepayment in respect of such Specified Prepayment and (B) the amount described in the foregoing clause (i), multiplied by (b) the amount of such Specified Prepayment.

               "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

               "Delayed Draw Term Loan": as defined in Section 2.1.

               "Delayed Draw Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make Delayed Draw Term Loans to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Delayed Draw Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Delayed Draw Term Loan Commitments is $200,000,000.

               "Delayed Draw Term Loan Commitment Period": the period commencing on the Closing Date and ending on the Delayed Draw Commitment Termination Date.

               "Delayed Draw Term Loan Commitment Termination Date": July 1, 1999, As Such Date May Be Extended Pursuant To Section 2.5.

               "Delayed Draw Term Loan Lender": each Lender which has a Delayed Draw Term Loan Commitment or is the holder a Delayed Draw Term Loan.

               "Delayed Draw Term Loan Percentage": as to Delayed Draw Loan Lender at any time, the percentage which such Lender's Delayed Draw Term Loan Commitment then constitutes of the aggregate Delayed Draw Term Loan Commitments (or, at any time after the Delayed Draw Term Loan Commitments have expired or terminated, the percentage which the aggregate principal amount of such Lender's Delayed Draw Term Loans then outstanding constitutes of the aggregate principal amount of the Delayed Draw Term Loans then outstanding).

               "Direct-Lien Assets": assets of the Borrower or any Restricted Subsidiary constituting any of the following: accounts, patents, trademarks, general intangibles and other types of Personal Property Assets on which, under applicable law, a consensual Lien can be perfected by a limited number of Uniform Commercial Code and/or Federal filings naming the Borrower or such Restricted Subsidiary, as the case may be, as debtor or by the delivery of a pledged instrument to the party secured by such Lien.

               "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; the terms "Dispose" and "Disposed of" shall have correlative meanings.

               "Dollars" and "$": dollars in lawful currency of the United States of America.

               "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

               "Environmental Laws": as to any Person, any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case, applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

               "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

               "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which Chase is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

               "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

               "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                    Eurodollar Base Rate
                         ----------------------------------------
                         1.00 - Eurocurrency Reserve Requirements

               "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

               "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

               "Exchange Act": the Securities Exchange Act of 1934, as amended.

               "Excess  Cash  Flow":  for any fiscal year of the  Borrower,  the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income,
          (iii) decreases in Consolidated  Working Capital for such fiscal year,
          (iv) an amount equal to the aggregate net non-cash loss on the sale or other disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any sale or other disposition of property), (iii) the aggregate amount of all optional prepayments and mandatory prepayments (to the extent that the event giving rise to such mandatory prepayment generates Consolidated Net Income) of Funded Debt during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt of the Borrower and its Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the sale or other disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower.

               "Excess  Cash Flow  Application  Date":  as  defined  in  Section
          2.13(c).

               "Excluded Assets": at any time, the collective reference to (a) all assets then subject to a Lien permitted by subsection 6.3(f), (g),
          (j), (k) and (l), and (b) any other assets of the Borrower and its Restricted Subsidiaries consisting of any of the following:

                  [redacted]

                       (iv) other Network Assets, property or assets not owned, held, leased or licensed by a Special Purpose Subsidiary and not constituting Direct-Lien Assets having an individual purchase price or fair market value not in excess of $2,500,000 and an aggregate purchase price or fair market value not in excess of $10,000,000.

               "Excluded Foreign Subsidiaries": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, or both, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

               "Excluded Taxes": as defined in Section 2.21

               "Existing Affiliate Transactions": (a) transactions pursuant to the Administrative Services Agreement, dated as of March 5, 1996, between the Borrower (formerly DMT, LLC) and Microwave Services, Inc., a Subsidiary of Associated Group, Inc. as in effect on the date hereof, and as such agreement may be amended from time to time in a manner no less favorable to the Lenders, (b) transactions pursuant to the Technical Services Agreement, dated as of October 22, 1997, between the Company and NTT America, Inc. as in effect on the date hereof, and as such agreement may be amended from time to time in a manner no less favorable to the Lenders, (c) transactions pursuant to the Stockholders Agreement, dated as of November 26, 1997, between the Borrower, NTT America, Inc. and certain other stockholders of the Borrower as in effect on the date hereof and as such agreement may be amended from time to time in a manner no less favorable to the Lenders and (d) transactions pursuant to arrangements in effect on the Closing Date in an aggregate amount not to exceed $5,000,000.

               "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b) the Delayed Draw Term Loan Commitments and the Delayed Draw Term Loans made thereunder (the "Delayed Draw Term Loan Facility"), (c) the Conversion Term Loans (the "Conversion Term Loan Facility"), (d) the Optional Term Loan Commitments, if any, and the Optional Term Loans made thereunder (the "Optional Term Loan Facility") and (e) the Revolving Credit Commitments and the Revolving Credit Loans made thereunder (the "Revolving Credit Facility").

               "FCC": the Federal Communications Commission, or any other successor agency of the United States Government administering the Communications Act.

               "FCC   Licenses":   licenses   issued   by  the  FCC   permitting
          transmission of telecommunications services through fixed wireless networks.

               "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

               "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

               "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person (without requiring the consent or approval of the creditor(s) thereof), to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

               "Funding Office": the office of the Administrative Agent set forth in Section 9.2.

               "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 3.1.

               "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Restricted Subsidiary, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

               "Guarantee Obligation": as to any Person (the "guaranteeing person"), without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case, guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, in any such case, which should be reflected as a liability in the consolidated balance sheet (or in the notes thereto) of the guaranteeing person in accordance with GAAP; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

               "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

               "Indebtedness":  of any Person at any date, without  duplication,
          (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables and accrued liabilities incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than current trade payables incurred in the ordinary course of such Person's business), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities to the extent not reflected as trade liabilities on the balance sheet of such Person in accordance with GAAP, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person (which by its terms requires the same), (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 7(e) only, the net amount of the obligations of such Person in respect of Hedge Agreements.

               "Indemnified Liabilities": as defined in Section 9.5.

               "Indemnitee": as defined in Section 9.5.

               "Initial Performance Test": the Initial Performance Test shall be satisfied when there are at least ten markets in which the Borrower
          (i) has deployed at least [redacted] commercially operable Teligent node and [redacted] commercially operable Teligent access sites which, collectively, are operating as a point to multi-point system in accordance with the material specifications set forth in the applicable vendor supply agreements under which the relevant equipment was purchased, as certified by the Borrower and accepted by the Administrative Agent (which acceptance shall not be unreasonably withheld or delayed), and
          (ii) has at least one bona fide customer who has received and paid at least one bill.

               "Insolvency":   with  respect  to  any  Multiemployer  Plan,  the
          condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

               "Insolvent": pertaining to a condition of Insolvency.

               "Intellectual Property": the collective reference to all rights, priorities and privileges relating to copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, whether arising under United States, multinational or foreign laws or otherwise.

               "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

               "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                                    (i) if any Interest  Period would  otherwise
                  end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                                    (ii)  any   Interest   Period   that   would
                  otherwise extend, in the case Eurodollar Loans which are Revolving Credit Loans, beyond the Revolving Credit Termination Date or, in the case of Eurodollar Loans which are Term

                  Loans, beyond the date final payment is due on the Tranche A Term Loans, the Conversion Term Loans or the Optional Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such final payment date, as applicable;

                                    (iii) any Interest Period that begins on the
                  last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                                    (iv) the  Borrower  shall use  best  efforts
                  to select Interest  Periods so as not to require a payment or
                  prepayment  of  any  Eurodollar  Loan   during   an   Interest
                  Period for such Loan.

               "Investments": as defined in Section 6.7.

               "Issue Date": the date on which the 11-1/2% Senior Discount Notes due 2008 were issued pursuant to an indenture dated as of February 20, 1998, between the Borrower and First Union National Bank, as trustee, are first authenticated and delivered.

               "LeasingCo": Teligent Communications, Inc., a Delaware corporation, and (b) any other wholly owned Restricted Subsidiary (i) which is designated by the Borrower from time to time as a "LeasingCo", (ii) which is a grantor and guarantor party to the Guarantee and Collateral Agreement and (iii) all of the Capital Stock of which is pledged pursuant to the Guarantee and Collateral Agreement..

               "LicenseCo": the collective reference to (a) Teligent License Company I, LLC, a Delaware limited liability company, (b) Teligent License Company II, LLC, a Delaware limited liability company, and (c) any other wholly owned Restricted Subsidiary (i) which is designated by the Borrower from time to time as a "LicenseCo", (ii) which is a grantor and guarantor party to the Guarantee and Collateral Agreement and (iii) all of the Capital Stock of which is pledged pursuant to the Guarantee and Collateral Agreement.

               "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

               "Loan": any Term Loan or Revolving Credit Loan made by any Lender pursuant to this Agreement.

               "Loan Documents": this Agreement, the Security Documents, the Collateral Agency and Intercreditor Agreement and the Notes.

               "Loan Parties": the Borrower and each Restricted Subsidiary of the Borrower which is a party to a Loan Document.

               "Majority Facility Lenders": at any time, with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Loans outstanding plus the aggregate amount of undrawn Commitments then in effect under such Facility.

               "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

               "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

               "Mortgaged Properties": the real properties, if any, on which the Collateral Agent shall be granted a Lien pursuant to the Mortgages.

               "Mortgages": each of the mortgages and deeds of trust, if any, made by any Loan Party in favor of, or for the benefit of, the
          Collateral Agent, in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent.

               "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

               "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of (i) attorneys' fees, accountants' and other professionals' fees, investment banking fees, commissions, survey costs, title insurance premiums, amounts required to be applied to the repayment of Indebtedness secured by a Lien (including any premium, penalty or make-whole amount related thereto) expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith,
          (ii) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) any purchase price adjustments reasonably expected to be payable and reserves (without duplication for purchase price adjustments) set aside or provided against liabilities in connection with such Asset Sale or Recovery Event, and (iv) all contractually required distributions and other payments made to minority interest holders of the Borrower or any of its Restricted Subsidiaries in connection with such Asset Sale or Recovery Event and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

               "Network Assets": all assets of the Borrower and its Restricted Subsidiaries used in the Borrower's business of providing fixed wireless telecommunications services.

               "Non-Excluded Taxes": as defined in Section 2.21(a).

               "Non-U.S. Lender": as defined in Section 2.21(d).

               "Notes":   the  collective   reference  to  any  promissory  note
          evidencing Loans.

               "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements or Permitted Letters of Credit, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Hedge Agreement entered into with, or any Permitted Letter of Credit issued for the Borrower's account by, any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

               "Optional Term Loan": as defined in Section 2.7.

               "Optional Term Loan Amendment": an amendment to this Agreement, in form and substance acceptable to the Borrower, the Administrative Agent and the Optional Term Loan Lenders parties thereto, executed and delivered pursuant to Section 2.7 to establish an Optional Term Loan Tranche.

               "Optional Term Loan Commitment": as to any Optional Term Loan Lender, the obligation of such Lender, if any, to make an Optional Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth in the Optional Term Loan Amendment related thereto.

               "Optional Term Loan Lender": each Lender which has an Optional Term Loan Commitment or which is the holder of an Optional Term Loan.

               "Optional Term Loan Percentage": as to any Lender at any time, the percentage which the sum of (a) the aggregate principal amount of such Lender's Optional Term Loans then outstanding plus (b) the aggregate undrawn amount of such Lender's Optional Term Loan Commitment then constitutes of the sum of (i) the aggregate amount of the Optional Term Loan Commitments then in effect plus (ii) the aggregate principal amount of Optional Term Loans then outstanding.

               "Optional Term Loan Request": as defined in Section 2.7.

               "Optional Term Loan Tranche": as defined in Section 2.7.

               "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document other than Excluded Taxes.

               "Participant": as defined in Section 9.6(b).

               "Payment Office": the office of the Administrative Agent set forth in Section 9.2.

               "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

               "Permitted Holders": each of Microwave Services Inc., Digital Services Corporation, Nippon Telegraph and Telephone Corporation, Alex
          J. Mandl and their respective Affiliates on the Issue Date.

               "Permitted Letters of Credit": letters of credit issued for the account of the Borrower or any Restricted Subsidiary (other than any Special Purpose Subsidiary) by any Lender or affiliate thereof in aggregate undrawn face amount at any time outstanding not to exceed
          (a) $15,000,000 from the Closing Date until the date on which the ratio of Consolidated Total Debt to Consolidated Adjusted Total Revenue is 4.5 to 1.0 or lower, and (b) thereafter, $25,000,000.

               "Permitted Refinancing Indebtedness": Indebtedness of the Borrower or any Restricted Subsidiary to the extent the proceeds thereof are used to refinance then existing Indebtedness of the Borrower or such Restricted Subsidiary; provided that (a) after giving effect to the incurrence of such Indebtedness, the Borrower is in Pro Forma Compliance, (b) the documents under which such Indebtedness is incurred are not inconsistent with the Loan Documents, (c) such Indebtedness, if secured, will not be secured by any assets other than those securing the Indebtedness being refinanced thereby, (d) such Indebtedness, if subordinated, will be subordinated to the Obligations at least to the same extent as the Indebtedness being refinanced, (e) the final maturity of such Indebtedness is no earlier than the final maturity of the Indebtedness being refinanced thereby and the Weighted Average Life of such Indebtedness is no shorter than that of the Indebtedness refinanced thereby and (f) the other terms of such Indebtedness and of any agreement entered into and of any instrument issued in connection therewith (including, without limitation, those relating to covenant protection) are not, taken as a whole, materially less favorable to the Borrower than the terms and conditions of the Indebtedness being refinanced thereby.

               "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "Personal Property Assets": all personal property of the Borrower and its Restricted Subsidiaries (other than FCC Licenses).

               "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "Prepayment Account": as defined in Section 2.13(e).

               "Pricing Grid": the pricing grid attached hereto as Annex A.

               "Pro Forma Compliance": shall exist at any date of determination when the Borrower shall be in pro forma compliance with the covenants set forth in Section 6.1 (computed on the basis of (i) balance sheet amounts available as at the date of such determination (giving pro forma effect to the event in respect of which such determination is being made) and (ii) income statement amounts calculated using such amounts for the most recently ended fiscal quarter for which financial statements shall have been delivered to the Lenders, and giving pro forma effect to the event in respect of which such determination is being made as if such event has occurred on the first day of the relevant period), provided that no Default or Event of Default shall have occurred and be continuing either immediately prior to the event with respect to which Pro Forma Compliance is being determined or immediately after giving effect to such event.

               "Projections": as defined in Section 5.2(c).

               "Properties": as defined in Section 3.17.

               "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

               "Qualifying Lease": any Teligent Lease which either (a) is assigned to, or entered into by, LeasingCo or (b) if entered into by the Borrower has been assigned as security to the Collateral Agent with the consent of the applicable Teligent Lessor (unless such Teligent Lease expressly permits such assignment without the consent of such Teligent Lessor).

               "Real Property Assets": all interests in real property of the Borrower and its Restricted Subsidiaries (including leases and licenses to use real property) other than Mortgaged Properties and Excluded Assets.

               "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Restricted Subsidiaries yielding Net Cash Proceeds in excess of $5,000,000 in the aggregate while this Agreement is in effect.

               "Register": as defined in Section 9.6(d).

               "Regulation U": Regulation U of the Board as in effect from time to time.

               "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries in connection therewith which are not applied to prepay the Term Loans pursuant to Section 2.13(b) as a result of the delivery of a Reinvestment Notice.

               "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

               "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

               "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount, if any, relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

               "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 360 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

               "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
          Section 4241 of ERISA.

               "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

               "Required Lenders":  at any time, the holders of more than 50% of
          (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the aggregate unpaid principal amount of the Loans then outstanding plus the aggregate amount of undrawn Commitments then in effect.

               "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

               "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

               "Responsible Officer": the chief executive officer, president, general counsel or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of the Borrower.

               "Restricted Payments": as defined in Section 6.6.

               "Restricted Subsidiary": each Special Purpose Subsidiary and each
          other  direct  and  indirect   Domestic   Subsidiary   other  than  an
          Unrestricted Subsidiary.

               "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $25,000,000.

               "Revolving  Credit  Commitment  Period":   the  period  from  and
          including the Closing Date to the Revolving Credit Termination Date.

               "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which is the holder of Revolving Credit Loans.

               "Revolving Credit Loans": as defined in Section 2.3.

               "Revolving Credit Note": as defined in Section 2.9(e).

               "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

               "Revolving Credit Termination Date": July 1, 2002.

               "Second Performance Test": the Second Performance Test shall be satisfied when there are at least [redacted] in which the Borrower (i) has deployed at least [redacted] commercially operable Teligent node and [redacted] commercially operable Teligent access sites which, collectively, are operating as a point to multi-point system in accordance with the material specifications set forth in the applicable vendor supply agreements under which the relevant equipment was purchased, as certified by the Borrower and accepted by the Administrative Agent (which acceptance shall not be unreasonably withheld or delayed), and (ii) has at least one bona fide customer who has received and paid at least one bill.

               "Security  Documents":  the collective reference to the Guarantee and Collateral Agreement, any Mortgage and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

               "Senior Discount Note Indenture": the Indenture, dated as of February 20, 1998, between the Borrower and First Union National Bank, as Trustee, as in effect on the date hereof.

               "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

               "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured,
          (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. It is understood that the representation and warranty contained in Section 3.20 is made (a) without reliance upon, or the benefit of, the services, analyses, opinions or conclusions of any appraiser or valuation experts; (b) without investigation or inquiry other than (i) review of the Borrower's consolidated financial statements and business plans and
          (ii) inquiry of the officers of the Company who have responsibility for financial reporting and accounting matters as to the existence of any events or conditions that, as of the Closing Date, would cause the representation and warranty contained in Section 3.20 to be incorrect; and (c) to the knowledge of the Borrower, in particular, with respect to the terms "present fair saleable value," "liabilities of such Person, contingent or otherwise," "unreasonably small amount of capital," "debts" and "right to an equitable remedy" used in this definition of Solvent and without inquiry or investigation of any applicable state laws governing determination of the insolvency of debtors.

               "Special Purpose Subsidiary": each of LeasingCo, AssetCo and LicenseCo.

               "Specified Prepayment": any mandatory prepayment made by the Borrower or any Restricted Subsidiary in respect of any Indebtedness other than the Loans.

               "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

               "Subsidiary Guarantor": each Restricted Subsidiary.

               "TAS Leases": leases, subleases, licenses or sublicenses of real property (including buildings, rooftops and other improvements) at customer sites or rights or interests therein for deployment and operation of customer antennas and other customer premise equipment in connection with the build-out and operation of Network Assets.

               "TAS Lessor": the lessor, sublessor, licensor or sublicensor, as applicable, party to a TAS Lease.

               "TCO Leases": leases, subleases, licenses of real property (including buildings, rooftops and other improvements) at switching centers or rights or interests therein for deployment and operation of telecommunications and data switches in connection with the build-out and operation of Network Assets.

               "TCO Lessor": the lessor, sublessor, licensor or sublicensor, as applicable, party to a TCO Lease.

               "Telecommunications Assets": all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or useful in connection with a Telecommunications Business.

               "Telecommunications Business": when used in reference to any Person, thatsuch Person is engaged primarily in the business of (i) transmitting or providing services relating to transmission of voice, video or data through owned or leased transmission facilities (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business or (iii) evaluating, participating in or pursuing any other activity or opportunity that is related to those identified in (i) or
          (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Borrower.

               "Teligent Lease": any TAS Lease, TN Lease or TCO Lease, as the case may be.

               "Teligent Lessor": any TAS Lessor, TN Lessor or TCO Lessor, as the case may be.

               "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders, the Delayed Draw Term Loan Lenders, the Conversion Term Loan Lenders and the Optional Term Loan Lenders.

               "Term Loans": the collective reference to the Tranche A Term Loans, the Delayed Draw Term Loans, Conversion Term Loans and the Optional Term Loans.

               "Term Note": as defined in Section 2.9(e).

               "TN Leases": leases, subleases, licenses of real property (including buildings, rooftops and other improvements) at Teligent node (or base station) sites or rights or interests therein for deployment and operation of base station antennas and other base station equipment in connection with the build-out and operation of Network Assets.

               "TN Lessor": the lessor, sublessor, licensor or sublicensor, as applicable, party to a TN Lease.

               "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

               "Tranche A Term Loan": as defined in Section 2.1.

               "Tranche A Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche A Term Loan Commitments is $575,000,000.

               "Tranche A Term Loan Commitment Period": the period commencing on the Closing Date and ending on the fourth anniversary of the Closing Date.

               "Tranche A Term Loan Lender": each Lender which has a Tranche A Term Loan Commitment or is the holder a Tranche A Term Loan.

               "Tranche A Term Loan Percentage": as to Tranche A Term Loan Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

               "Transferee": as defined in Section 9.15.

               "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

               "Unrestricted Subsidiary": any Subsidiary of the Borrower (whether existing on the Closing Date or thereafter created or acquired) designated by the Borrower as an Unrestricted Subsidiary; the Borrower may designate a Subsidiary as an Unrestricted Subsidiary only if (a) the entire investment by the Borrower and its Restricted Subsidiaries in such Subsidiary was permitted by Section 6.7(d) and
          (b) creditors of such subsidiary have no recourse to the Borrower or any Restricted Subsidiary in respect of any obligations of such Subsidiary.

               "Unused Proceeds Basket": at any time, the sum of (a) [redacted] of the amount of Net Cash Proceeds received by the Borrower after the date hereof from any sale or issuance of the Borrower's Capital Stock,
          (b) [redacted] of the amount of Net Cash Proceeds of unsecured debt of the Borrower incurred pursuant to Section 6.2(g), received by the Borrower after the date hereof, and (c) [redacted] of the amount of Net Cash Proceeds of indebtedness to any Permitted Holder permitted by
          Section 6.2(i), received by the Borrower after the date hereof, in each case to the extent such Net Cash Proceeds have not been applied prior to such time to make Capital Expenditures or to make investments pursuant to the provisos to Sections 6.7(d), 6.7(e) and 6.7(f).

               "Vendor Credit Facility": as defined in the Collateral Agency and Intercreditor Agreement.

               "Voting Capital Stock": with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

               "Weighted Average Life": when applied to any committed revolving credit facility or any Indebtedness, at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled commitment reduction or, as the case may be, installment, sinking fund or other scheduled payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such reduction or payment, by (b) in the case of the revolving credit facility under this Agreement, the Revolving Credit Commitments, or, in the case of any other committed revolving credit facility, the aggregate maximum commitment to lend then in effect under such committed revolving credit facility or, in cases other than committed revolving credit facilities, the then outstanding principal amount of such Indebtedness.

               "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

               "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned
         Subsidiary of the Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

              SECTION 2. AMOUNT AND TERMS OF COMMITMENTS AND LOANS

                  2.1 Tranche A Term Loan Commitments; Delayed Draw Term Loan Commitments. (a) Subject to the terms and conditions hereof, each Tranche A Term Loan Lender severally agrees to make term loans ("Tranche A Term Loans") to the Borrower from time to time during the Tranche A Term Loan Commitment Period in an aggregate principal amount not exceeding the amount of such Lender's Tranche A Term Loan Commitment; provided, that the aggregate principal amount of Tranche A Term Loans, Delayed Draw Term Loans, Revolving Credit Loans and Conversion Term Loans shall not exceed $300,000,000 until the Initial Performance Test has been satisfied and shall not exceed $550,000,000 until the Second Performance Test has been satisfied. The Tranche A Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.14.

           (b) Subject to the terms and conditions hereof, each Delayed Draw Term Loan Lender severally agrees to make term loans ("Delayed Draw Term Loans") to the Borrower from time to time during the Delayed Draw Term Loan Commitment Period in an aggregate principal amount not exceeding the amount of such
Lender's Delayed Draw Term Loan Commitment; provided, that the aggregate principal amount of Tranche A Term Loans, Delayed Draw Term Loans, Revolving Credit Loans and Conversion Term Loans shall not exceed $300,000,000 until the Initial Performance Test has been satisfied and shall not exceed $550,000,000 until the Second Performance Test has been satisfied. The Delayed Draw Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.14.

                  2.2 Procedure for Tranche A Term Loan Borrowing and Delayed Draw Term Loan Borrowing. (a) The Borrower may borrow under the Tranche A Term Loan Commitments during the Tranche A Term Loan Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans, which notice may be by telephone (to be confirmed in writing)), specifying (i) the amount and Type of Tranche A Term Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the amount of the requested Eurodollar Loans and the length of the initial Interest Period therefor. Each borrowing under the Tranche A Term Loan Commitments shall be in an amount equal to (x) in the case of ABR Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate undrawn amount of the Tranche A Term Loan Commitments is less than $10,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Tranche A Term Loan Lender thereof. Each Tranche A Term Loan Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

                  (b) The Borrower may borrow under the Delayed Draw Term Loan Commitments during the Delayed Draw Term Loan Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans, which notice may be by telephone (to be confirmed in writing)), specifying (i) the amount and Type of Delayed Draw Term Loans to be borrowed, (ii) the requested Borrowing Date and
(iii) in the case of Eurodollar Loans, the amount of the requested Eurodollar Loans and the length of the initial Interest Period therefor. Each borrowing under the Delayed Draw Term Loan Commitments shall be in an amount equal to $50,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate undrawn amount of the Delayed Draw Term Loan Commitments is less than $50,000,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Delayed Draw Term Loan Lender thereof. Each Delayed Draw Term Loan Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

                  2.3  Revolving  Credit  Commitments.  Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not exceeding the amount of such Lender's Revolving Credit Commitment, provided, that the aggregate principal amount of Tranche A Term Loans, Delayed Draw Term Loans, Revolving Credit Loans and Conversion Term Loans shall not exceed $300,000,000 until the Initial Performance Test has been satisfied and shall not exceed $550,000,000 until the Second Performance Test has been satisfied. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or ABR Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.4 and 2.14, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  2.4 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New

York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans, and which notice may be by telephone (to be confirmed in writing)), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the amount of the requested Eurodollar Loans and the length of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

                  2.5 Extension of Delayed Draw Term Loan Commitment Termination Date. (a)(i) The Borrower may request, in a notice given as herein provided to the Administrative Agent during the 30 day period commencing on the date that is 60 days prior to the Delayed Draw Term Loan Commitment Termination Date then in effect (the "Existing Delayed Draw Term Loan Commitment Termination Date"), that the Delayed Draw Term Loan Commitment Termination Date be extended, which notice shall specify the new Delayed Draw Term Loan Commitment Termination Date (which shall be not more than 364 days after the Existing Delayed Draw Term Loan Commitment Termination Date) to be in effect following such extension (the "Requested Delayed Draw Term Loan Commitment Termination Date"); provided, however, that the Borrower may request only one such extension of the Delayed Draw Term Loan Commitment Termination Date. The Administrative Agent shall promptly notify each Delayed Draw Term Loan Lender of such request. Each Delayed Draw Term Loan Lender, acting in its sole discretion, shall, not later than a date 20 days after such request from the Borrower, notify the Borrower and the Administrative Agent in writing of its election to extend or not to extend the Delayed Draw Term Loan Commitment Termination Date with respect to its Delayed Draw Term Loan Commitment. Any Delayed Draw Term Loan Lender which shall not timely notify the Borrower and the Administrative Agent of its election to extend the Delayed Draw Term Loan Commitment Termination Date shall be deemed to have elected not to extend the Delayed Draw Term Loan Commitment Termination Date with respect to its Delayed Draw Term Loan Commitment (any Delayed Draw Term Loan Lender who timely notifies the Borrower and the Administrative Agent of an election not to extend its Delayed Draw Term Loan Commitment, and any Lender so deemed to have elected not to extend its Delayed Draw Term Loan Commitment being referred to as a "Terminating Delayed Draw Lender"). The election of any Lender to agree to a requested extension shall not obligate any other Lender to agree.

                  (ii) If and only if Lenders holding Delayed Draw Term Loan Commitments that aggregate at least 75% of the aggregate amount of the Delayed Draw Term Loan

Commitments on the date of the notice delivered by the Borrower pursuant to subparagraph (a)(i) above (including Delayed Draw Term Loan Commitments of all Terminating Delayed Draw Term Loan Lenders on such date) shall have agreed during the 20 day period referred to in such subparagraph (a)(i) to extend the Existing Delayed Draw Term Loan Commitment Termination Date, then (A) the Delayed Draw Term Loan Commitments of the Delayed Draw Term Loan Lenders other than Terminating Delayed Draw Term Loan Lenders (the "Continuing Delayed Draw Term Loan Lenders") shall, subject to the other provisions of this Agreement, be extended to the Requested Delayed Draw Term Loan Commitment Termination Date specified in the notice from the Borrower, and as to such Delayed Draw Term Loan Lenders the term "Delayed Draw Term Loan Commitment Termination Date", as used herein, shall on and after the date as of which the requested extension is effective mean such Requested Delayed Draw Term Loan Commitment Termination Date, provided that if such date is not a Business Day, then such Requested Delayed Draw Term Loan Commitment Termination Date shall be the next preceding Business Day and (B) the Delayed Draw Term Loan Commitments of the Terminating Delayed Draw Lenders shall continue until the Existing Delayed Draw Term Loan Commitment Termination Date, and shall then terminate, and as to the Terminating Delayed Draw Lenders, the term "Delayed Draw Term Loan Commitment Termination Date", as used herein, shall continue to mean such Existing Delayed Draw Term Loan Commitment Termination Date.

                  (b) In the event that the Delayed Draw Term Loan Commitment Termination Date shall have been extended for the Continuing Delayed Draw Lenders in accordance with paragraph (a) above and, in connection with such extension, there are Terminating Delayed Draw Lenders, the Borrower may, at its own expense, require any Terminating Delayed Draw Lender to transfer and assign in whole or in part, without recourse (in accordance with Section 9.6) all or part of its interests, rights and obligations under the Delayed Draw Term Loan Facility to an assignee (which assignee may be another Lender, if another Lender accepts such assignment) that shall assume such assigned obligations and that shall agree that its Delayed Draw Term Loan Commitment will expire on the Delayed Draw Term Loan Commitment Termination Date in effect for Continuing Delayed Draw Term Loan Lenders pursuant to such paragraph (a); provided, however, that (i) the Borrower shall have received a written consent of the Administrative Agent in the case of an assignee that is not a Lender (which consent shall not unreasonably be withheld) and (ii) the assigning Lender shall have received from the Borrower or such assignee full payment in immediately available funds of the principal of and interest accrued to the date of such payment on the Loans made by it hereunder to the extent that such Delayed Draw Term Loans are subject to such assignment and all other amounts owed to it hereunder (including any amounts that would be payable to the assigning Lender pursuant to Section 2.22 if such assignment were, instead, a prepayment of the Delayed Draw Term Loans of such Delayed Draw Term Loan Lender). Any such assignee's initial Delayed Draw Term Loan Commitment Termination Date shall be the Delayed Draw Term Loan Commitment Termination Date in effect at the time of such assignment for the Continuing Delayed Draw Term Loan Lenders. The Borrower shall not have any right to require a Lender to assign any part of its interests, rights and obligations under this Agreement pursuant to this paragraph (b) unless it has notified such Lender of its intention to require the assignment thereof at least five days prior to the proposed assignment date.

                  2.6 Conversion Term Loans. (a) Subject to the terms and conditions hereof, the Borrower may, on the Delayed Draw Term Loan Commitment Termination Date with respect to any Lender, convert any outstanding Delayed Draw Term Loans of such Lender, or a portion thereof, to term loans ("Conversion Term Loans"); provided, that if the Borrower elects to convert any portion of the Delayed Draw Term Loans of any Lender on the Delayed Draw Term Loan Commitment Termination Date applicable to such Lender, it must elect to the same percentage portion of the outstanding Delayed Draw Term Loans of each other Lender having the same Delayed Draw Term Loan Commitment Termination Date. Such conversion shall be requested by the Borrower by irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to such Delayed Draw Term Loan Commitment Termination Date, if all or any part of the Conversion Term Loans are to be Eurodollar Loans, or (b) one Business Day prior to such Delayed Draw Term Loan Commitment Termination Date, otherwise), specifying (i) the amount of Delayed Draw Term Loans to be converted to Conversion Term Loans, (ii) the initial Type of the Conversion Term Loans and
(iii) in the case of Conversion Term Loans that are to be initially Eurodollar Loans, the amount thereof and the length of the initial Interest Period therefor. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each affected Delayed Draw Term Loan Lender thereof. On the Delayed Draw Term Loan Commitment Termination Date, outstanding Delayed Draw Term Loans shall be converted to Conversion Term Loans in accordance with such notice.

                  (b) Subject to the terms and conditions hereof, the Borrower may, on the Revolving Credit Termination Date, convert any outstanding Revolving Credit Loans to Conversion Term Loans; provided, that if the Borrower elects to convert any portion of the Revolving Credit Loans of any Lender on the Revolving Credit Termination Date, it must elect to the same percentage portion of the outstanding Revolving Credit Loans of each other Revolving Credit Lender. Such conversion shall be requested by the Borrower by irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the Revolving Credit Termination Date, if all or any part of the Conversion Term Loans are to be Eurodollar Loans, or (b) one Business Day prior to the Revolving Credit Termination Date, otherwise), specifying (i) the amount of Revolving Credit Loans to be converted to Conversion Term Loans, (ii) the initial Type of the Conversion Term Loans and (iii) in the case of Conversion Term Loans that are to be initially Eurodollar Loans, the amount thereof and the length of the initial Interest Period therefor. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender. On the Revolving Credit Termination Date or Delayed Draw Term Loan Commitment Termination Date, outstanding Revolving Credit Loans shall be converted to Conversion Term Loans in accordance with such notice.

                  2.7 Optional Term Loans. (a) Subject to the terms and conditions hereof, the Borrower may, with the consent of the Required Lenders, at any time and from time to time prior to December 31, 2001, establish one or more additional term loan tranches (each, an "Optional Term Loan Tranche") pursuant to which term loans ("Optional Term Loans") may be made. Each Optional Term Loan Tranche shall be in a principal amount of at least

$50,000,000, and all Optional Term Loan Tranches shall not exceed $400,000,000 in the aggregate. The Borrower shall request the establishment of an Optional Term Loan Tranche by delivery to the Administrative Agent of a written request therefor (an "Optional Term Loan Request") which shall be promptly distributed by the Administrative Agent to the Lenders. Each Optional Term Loan Request shall (i) set forth the aggregate principal amount of the requested Optional Term Loan Tranche and the Applicable Margin (or, if applicable, the formula for the calculation thereof) and the commitment fee rate, if any, applicable to the Optional Term Loans to be made under such Optional Term Loan Tranche, the amortization and maturity date of such Optional Term Loans and the borrowing procedures relating to the borrowing by the Borrower of such Optional Term Loans and (ii) be accompanied by such information as the Administrative Agent shall reasonably request for use in syndication of the requested Optional Term Loans. All Optional Term Loans shall (I) have a Weighted Average Life (calculated on the date the related Optional Term Loan Tranche shall become effective) that is at least as long as the then Weighted Average Life (calculated on such date) of the Revolving Credit Commitments and the Term Loans, taken as a whole, (II) have a final scheduled maturity date on or after December 31, 2006, (III) bear interest at rates no higher than those applicable to the Tranche A Term Loans and (IV) otherwise be subject to the same terms and conditions as the other Term Loans outstanding hereunder.

                  (b) The Borrower may offer to any existing Lender, or to one or more additional banks, financial institutions or other entities reasonably acceptable to the Administrative Agent, the opportunity to participate in all or a portion of an Optional Term Loan Tranche.

                  (c) The effectiveness of any Optional Term Loan Tranche shall be contingent upon (i) execution and delivery by the Administrative Agent, the Borrower and each Lender providing Optional Term Loan Commitments under such Optional Term Loan Tranche of an Optional Term Loan Amendment relating to such Optional Term Loan Tranche and (ii) receipt by the Administrative Agent of such corporate resolutions and officer's certificates of the Borrower and legal opinions of counsel to the Borrower as the Administrative Agent shall reasonably request with respect thereto, in each case, in form and substance reasonably satisfactory to the Administrative Agent. In the case of any Optional Term Loan Amendment executed by any Person that was not theretofore a Lender, upon the effectiveness thereof such Person shall be a party hereto and a Lender hereunder. The Borrower and the Administrative Agent agree to negotiate in good faith any Optional Term Loan Amendment relating to any Optional Term Loan Tranche.

                  (d) No Lender shall have any obligation to participate in any Optional Term Loan Tranche unless it agrees to do so in its sole discretion.

                  2.8 Repayment of Loans. (a) The Tranche A Term Loans shall mature in 16 consecutive quarterly installments, commencing on September 30, 2002, each of which shall equal the percentage set forth below opposite such installment of the aggregate principal amount of Tranche A Term Loans of each Lender outstanding on the last day of the Tranche A Term Loan Commitment Period:


                   Installment           Percentage

                   September 30, 2002        1.66%
                   December 31, 2002         1.67%
                   March 31, 2003            1.67%
                   June 30, 2003             4.25%
                   September 30, 2003        4.25%
                   December 31, 2003         4.25%
                   March 31, 2004            4.25%
                   June 30, 2004             4.50%
                   September 30, 2004        4.50%
                   December 31, 2004         4.50%
                   March 31, 2005            4.50%
                   June 30, 2005             4.75%
                   September  30, 2005       4.75%
                   December  31, 2005        4.75%
                   March 31, 2006            4.75%
                   June 30, 2006            41.00%

                  (b) The Conversion Term Loans shall mature in 16 consecutive quarterly installments, commencing on September 30, 2002, each of which shall equal the percentage set forth below opposite such installment of the aggregate principal amount of Conversion Term Loans of such Lender outstanding on the last day of the relevant Revolving Credit Commitment Period:


                   Installment          Percentage

                   September 30, 2002        1.66%
                   December 31, 2002         1.67%
                   March 31, 2003            1.67%
                   June 30, 2003             4.25%
                   September 30, 2003        4.25%
                   December 31, 2003         4.25%
                   March 31, 2004            4.25%
                   June 30, 2004             4.50%
                   September 30, 2004        4.50%
                   December 31, 2004         4.50%
                   March 31, 2005            4.50%
                   June 30, 2005             4.75%
                   September 30, 2005        4.75%
                   December 31, 2005         4.75%
                   March 31, 2006            4.75%
                   June 30, 2006            41.00%


                  (c) The Optional Term Loans made under each Optional Term Loan Tranche shall mature in installments payable on the dates and in the amounts set forth in the Optional

Term Loan  Amendment  executed for such Optional  Term Loan Tranche  pursuant to
Section 2.7.

                  (d) The Delayed Draw Term Loans of each Lender, to the extent not converted to Conversion Term Loans on the applicable Delayed Draw Term Loan Commitment Termination Date, shall mature and be payable in full on such date.

                  (e) The Revolving Credit Loans of each Lender, to the extent not converted to Conversion Term Loans on the Revolving Credit Termination Date, shall mature and be payable in full on such date.

                  2.9 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the applicable Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 7), to the extent such Revolving Credit Loans are not converted to Conversion Term Loans on such date and (ii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.8 (or on such earlier date on which the Loans become due and payable pursuant to Section 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.16.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 9.6(e), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.9(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1 (a "Term Note") or G-2 (a "Revolving Credit Note"), respectively, with appropriate insertions as to date and principal amount.

                  2.10 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to but excluding the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent for the account of each Tranche A Term Loan Lender a commitment fee for the period from and including the Closing Date to but excluding the last day of the Tranche A Term Loan Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Tranche A Term Loan Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September, and December and on the last day of the Tranche A Term Loan Commitment Period, commencing on the first of such dates to occur after the date hereof.

                  (c) The Borrower agrees to pay to the Administrative Agent for the account of each Delayed Draw Term Loan Lender a commitment fee for the period from and including the Closing Date to but excluding the last day of the Delayed Draw Term Loan Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Delayed Draw Term Loan Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September, and December and on the last day of the Delayed Draw Term Loan Commitment Period, commencing on the first of such dates to occur after the date hereof.

                  (d) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

                  2.11 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate any of the Commitments or, from time to time, to reduce the amount of any of the Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate outstanding principal amount of Revolving Credit Loans would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the applicable Commitments then in effect.

Optional reductions of the Commitments under the Tranche A Term Loan Facility, the Delayed Draw Term Loan Facility and the Revolving Credit Facility occurring prior to the first anniversary of the Closing Date shall be accompanied by a reduction fee equal to 3% of the amount of such reduction.

                  2.12 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty except as provided in the last sentence of this Section, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.22. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Optional prepayments of the Term Loans occurring prior to the first anniversary of the Closing Date shall be accompanied by a prepayment fee equal to 3% of the amount of such prepayment.

                  2.13 Mandatory Prepayments and Commitment Reductions; Change of Control. (a) Unless the Required Prepayment Lenders shall otherwise agree, if the Borrower makes any Specified Prepayment, an amount equal to the Credit Agreement Portion thereof shall be applied on the date of such Specified Prepayment toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.13(d).

                  (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event by the Borrower or its Restricted Subsidiaries then, unless a Reinvestment Notice shall be delivered in respect thereof within five Business Days after receipt of such Net Cash Proceeds, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.13(d); provided, that, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.13(d). If at any time the aggregate amount of Net Cash Proceeds in respect of which Reinvestment Notices have been delivered and which have not been reinvested in accordance with such Reinvestment Notices shall exceed $25,000,000 for a period of 90 days, then on or before such 90th day of such period, the Borrower shall deliver such excess over $25,000,000 to the Collateral Agent to be held by it in accordance with the Collateral Agency and Intercreditor Agreement.

                  (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2002, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 50% of such Excess Cash Flow toward the prepayment of the Term Loans as set forth in Section 2.13(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in
Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section and Section 6.6 shall be applied, first, to the prepayment of the Term Loans, second, to reduce permanently the Revolving Credit Commitments and, third, to reduce permanently any Tranche A Term Loan Commitments, Delayed Draw Term Loan Commitments and Optional Term Loan Commitments then unused and in effect, pro rata according to the respective amounts of Tranche A Term Loan Commitments, Delayed Draw Term Loan Commitments and Optional Term Loan Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the aggregate outstanding principal amount of Revolving Credit Loans exceed the amount of the Total Revolving Credit Commitments as so reduced. The application of any prepayment pursuant to this Section shall be made first to ABR Loans and second to Eurodollar Loans. Each prepayment of the Loans under this Section (except in the case of Revolving Credit Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. No prepayment fee shall be payable in connection with any prepayment or Commitment reduction required by paragraphs (a) through (c) above.

                  (e) Any amounts applied to Loans pursuant to Section  2.13(a),
Section 2.13(b) or Section 2.13(c) which are Eurodollar Loans shall, at the option of the Borrower, be applied to prepay the Loans which are Eurodollar Loans immediately and/or shall be deposited in the Prepayment Account (as defined below). The Agent shall apply any cash deposited in the Prepayment Account to prepay the Loans which are Eurodollar Loans on the last day of the Interest Period therefor (or, at the direction of the Borrower, on any earlier date) until all outstanding Loans which are Eurodollar Loans have been prepaid or until all cash on deposit in the Prepayment Account (including, without limitation, interest earned thereon) with respect to such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this
Section 2.13(e). The Administrative Agent shall, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Cash Equivalents that mature on or prior to the last day of the applicable Interest Periods of the Eurodollar Loans to be prepaid, provided that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any Requirement of Law and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments made at the request of the Borrower so that the amount available to prepay Eurodollar Loans on the last day of the applicable Interest Periods therefor is not less than the amount that would have been available had no investments been made. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited and reinvested as described above and shall be for the account of, and so long as no Default or Event of Default shall have occurred and be continuing, shall be paid to, the Borrower. If the maturity of the Loans has been accelerated pursuant to
Section 7, the Administrative Agent shall first apply all amounts on deposit in the Prepayment Account to prepay the outstanding Term Loans and, then, to prepay any outstanding Revolving Credit Loans. The Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a security interest in the Prepayment Account to secure the Obligations.

                  (f) In the event that a Change of Control shall occur, the Borrower shall promptly give notice thereof to the Administrative Agent (which shall promptly notify the Lenders thereof) and the Required Lenders may, in their sole discretion, by notice to the Borrower at any time prior to the date which is 30 days after such notice to the Administrative Agent of the occurrence of such Change of Control, require the Borrower to immediately prepay all Loans and terminate all Commitments, and upon the giving of such notice, all Commitments shall immediately terminate and all Loans, together with accrued and unpaid interest thereon and all other amounts payable hereunder, shall become immediately due and payable. Any such mandatory prepayment and Commitment reduction made as a result of a Change of Control occurring prior to the first anniversary of the Closing Date shall be accompanied by a prepayment fee equal to [redacted] of the amount of such mandatory prepayment and Commitment reduction.

                  2.14 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election (which notice may be by telephone (to be confirmed in writing)), provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor and which notice may be by telephone (to be confirmed in writing)), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice (which notice may be by telephone (to be confirmed in writing)) to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.15 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than 20 Eurodollar Tranches shall be outstanding at any one time.

                  2.16 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of such Loan shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (ii) if all or a portion of any interest payable on any Loan or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount, to the extent permitted by applicable law, shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.17 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.16(a).

                  2.18 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.19 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Percentages, Delayed Draw Term Loan Percentages, Optional Term Loan Percentages for the relevant Optional Term Loan Tranche or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Loans, and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

                  (b) The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans, Delayed Draw Term Loans, Conversion Term Loans and Optional Term Loans, as the case may be, pro rata based upon the then remaining principal amount thereof. Amounts repaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

                  (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

                  (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.20 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.21 and changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                           (iii)    shall   impose  on  such  Lender  any  other
         condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, within 30 days after its demand (accompanied by the certificate contemplated by Section 2.20(c)), any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (accompanied by the certificate contemplated in Section 2.20(c)), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section 2.20 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall set forth in reasonable detail the calculation of such additional amounts and the basis therefor and shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.21 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender ("Excluded Taxes") as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes or Other Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was in compliance with the requirements of this Section 2.21 and entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.21(a).

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Agents the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this
Section 2.21 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (d) Each  Lender  (or  Transferee)  that is not a  citizen  or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of
Exhibit I and a Form W-8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents, and (ii) a certificate (A) in the case of a Form 1001 or 4224, that such Non-U.S. Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) in the case of a Form W-8, that such Non-U.S. Lender is entitled to an exemption from United States withholding tax. Such forms, statements and certifications shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). Each Non-US Lender shall obtain any extensions of time for filing and completing such forms, statements or certifications as may be reasonably requested by the Borrower. In addition, each Non-U.S. Lender shall deliver such forms, statements and certifications promptly upon the expiration, obsolescence or invalidity of any forms, statements and certifications previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously
delivered   form  or   certificate  to  the

Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  2.22  Indemnity.  The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense (but excluding lost profits) which such Lender has sustained or incurred as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Eurodollar Rate for such Eurodollar Loans provided for herein (excluding, however, the Applicable Margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall set forth in reasonable detail the calculation thereof and the basis therefor and shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.23 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give prompt notice thereof to the Borrower and the Administrative Agent and thereafter (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as

Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.22.

                  2.24 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.20, 2.21(a) or 2.23 with respect to such Lender, it will, if requested by the Borrower or if it makes any demand for compensation under any such Section, use reasonable efforts to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.20, 2.21(a) or 2.23.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to each Agent and each Lender that:

                  3.1 Financial Condition. The audited consolidated balance sheet of the Borrower as at December 31, 1997 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, as set forth in the Borrower's annual report on Form 10-K, reported on by and accompanied by an unqualified report from Ernst & Young LLP, presents fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated condensed balance sheet of the Borrower as at March 31, 1998, and the related unaudited consolidated condensed statements of income and cash flows for the three-month period ended on such date, as set forth in the Borrower's quarterly report on Form 10-Q, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants or a Responsible Officer and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1997 to and including the date hereof there has been no Disposition by the Borrower of any material part of its business or Property.

                  3.2 No Change. Since December 31, 1997 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  3.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, in each case described in the foregoing clauses (c) and (d), except to the extent that the failure to be so qualified and in good standing, or to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in
Schedule 3.4, which consents, authorizations, filings and notices have, in all material respects, been obtained or made and are in full force and effect or waived, (ii) the filings referred to in Section 3.19 and (iii) state consents, authorizations, filings, and notices which have, in all material respects, been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party which is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party which is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by or pursuant to the Security Documents and Liens permitted by Section 6.3), except to the extent that any such violations (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

                  3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 3.6 is a description of certain litigation which could not reasonably be expected to have a Material Adverse Effect.

                  3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  3.8 Ownership of Property; Liens. Each of the Borrower and its Restricted Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, except to the extent that the failure to have such title or interest (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect, and none of such Property is subject to any Lien except as permitted by Section 6.3.

                  3.9 Intellectual Property. The Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except for those which the failure to own or license could not reasonably be expected to have a Material Adverse Effect. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property that could reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person, except for infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any such tax returns, taxes, fees or other charges (i) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be or (ii) which if not filed or paid, could not reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (other than with respect to any such tax, fee or other charge the amount or validity of which is then being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and which could not reasonably be expected to have a Material Adverse Effect).

                  3.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  3.12 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except where the failure to so comply could not be reasonably expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred except where such termination could not reasonably be expected to have a Material Adverse Effect, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount, except to the extent that any such excess could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, in each case, except where such liability could not reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvent.

                  3.13 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  3.14 Subsidiaries. The Subsidiaries listed on Schedule 3.14 constitute all the Subsidiaries of the Borrower at the date hereof.

                  3.15 Use of Proceeds. The proceeds of the Tranche A Term Loans, the Revolving Credit Loans, the Delayed Draw Term Loans and the Conversion Term Loans will be used to finance capital expenditures, including, but not limited to, the purchase of equipment under the Nortel Purchase Agreement, and for working capital and other general corporate purposes of the Borrower and its Subsidiaries; provided, that $20,000,000 of the proceeds of such Loans, and 100% of the proceeds of the Optional Term Loans, shall be used solely to finance the acquisition, construction, expansion or development of Telecommunications Assets such that such Loans will constitute Telecommunications Assets Debt within the meaning of Section 101 of the Senior Discount Note Indenture.

                  3.16 Absence of Material Obligations. None of LeasingCo, LicenseCo or AssetCo has any material obligations or liabilities other than in connection with (a) the Guarantee and Collateral Agreement and the other Loan Documents to which it is a party, (b) in the case of LicenseCo, its obligations to comply with the requirements of the FCC Licenses held by it, and (c) in the case of each of LeasingCo and AssetCo, any lease or license in respect of real or personal property which LeasingCo or AssetCo, as the case may be, has entered into or assumed in the ordinary course of business and other obligations and liabilities incurred in the ordinary course of business which are incident to being the owner, lessee or licensee of real or personal property.

                  3.17 Environmental Matters. Except to the extent that the failure of the following statements to be true could not, in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a) The facilities and properties, or portion thereof, owned by the Borrower or any of its Subsidiaries, and to the Borrower's knowledge, those leased by the Borrower and its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation by the Borrower or any of its Subsidiaries, or (ii) could give rise to liability for the Borrower or any of its Subsidiaries under any Environmental Law.

                  (b) The Properties owned by the Borrower and its Subsidiaries, and to the Borrower's knowledge those leased by the Borrower and its Subsidiaries, and all operations of the Borrower or any of its Subsidiaries at the Properties are in material compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties. Neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

                  (c)  Neither  the  Borrower  nor any of its  Subsidiaries  has
received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or could reasonably be expected to be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

                  3.18 Accuracy of Information, etc. No statement or information (other than estimates and projections) contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or written statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf (with the consent, or at the direction, of the Borrower) of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances under which such statements were made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents. To the extent that the foregoing representation and warranty relates to the

Confidential Information Memorandum, it is limited as set forth in the letter, dated May 14, 1998, from the Borrower to the Chase Securities Inc. contained in the Confidential Information Memorandum.

                  3.19 Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral constituting Direct-Lien Assets described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Guarantee and Collateral Agreement shall, subject to Section 3.2 thereof, constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person.

                  3.20 Solvency. Assuming that the provisions of Sections 2.1(b) and 2.2 of the Guarantee and Collateral Agreement are effective and satisfy the requirements of applicable laws, as of the Closing Date, the Borrower and its Subsidiaries after giving effect to the incurrence of the Indebtedness of the Tranche A Term Loans and the Revolving Credit Loans (assuming full utilization of such Loans), will be Solvent.

                  3.21 FCC and State Regulatory Compliance. (a) The Borrower and LicenseCo are in compliance with the Communications Act and all applicable communications laws and regulations of the States identified on Schedule 3.21(c) (collectively, "States"), except to the extent that the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

                  (b) The Borrower and its Subsidiaries hold the FCC Licenses identified in Schedule 4.1(f). Except as described in Schedule 3.21, each of such FCC Licenses is in full force and effect and has not been revoked, suspended, canceled, or modified in any adverse way and, except as may be set forth on Schedule 4.1(f), is not subject to any conditions or requirements that are not generally imposed by the FCC upon the holders of such licenses. The FCC Licenses listed in Schedule 4.1(f) are the only FCC Licenses required for the conduct of the business of the Borrower as presently conducted.

                  (c) The Borrower and its Subsidiaries have all permits, certificates, licenses, tariff approvals and other authorizations (collectively "State Permits") from the States required (i) to conduct its current business; and (ii) except as identified in Schedule 3.21(c), to conduct business as a competitive local exchange carrier, long distance service provider, and Internet access provider as identified in such Schedule.

                  (d) Except as described on Schedule 3.21, (i) the Borrower has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC or the States, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) of or before the FCC or the States, which could reasonably be expected to have a Material Adverse Effect; and (ii) no proceedings are pending or, to the knowledge of the Borrower, threatened, to revoke or limit any FCC License or State Permit, except, in each case, those the absence or violation of which do not and could not reasonably be expected to have a Material Adverse Effect.

                  (e) Except as described on Schedule 3.21, the Borrower has no knowledge of the occurrence of any event which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modifications, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any State Permit or FCC License in any respect that could reasonably be expected to have a Material Adverse Effect, or (ii) affects or could reasonably be expected in the future to affect any of the rights of the Borrower or LicenseCo under any State Permit or FCC License in any respect that could reasonably be expected to have a Material Adverse Effect.

                  (f) Each of the Borrower and LicenseCo has duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act and all applicable State communications laws and regulations, and all such filings were when made true, correct and complete in all material respects, except to the extent that the failure to comply or the failure of any of the statements made in this paragraph to be true and correct could not reasonably be expected to have a Material Adverse Effect.

                  3.22 Collateral. To the extent permitted by law and required by Section 5.10 with respect to after-acquired assets, the Collateral Agent holds pursuant to the Security Documents a legal, valid, enforceable and, subject to the provisions of Section 3.2 of the Guarantee and Collateral Agreement, fully perfected Lien on all right, title and interest of the Borrower and each Restricted Subsidiary in any asset (other than Excluded Assets) and the proceeds thereof, and none of such assets is subject to any other Lien (except for Liens permitted by Section 6.3). None of the assets held by any Special Purpose Subsidiary is subject to any Lien other than Liens permitted under subsections 6.3(a), (b), (d), (e), (h), (i) or (k).

                  3.23 Year 2000.  The  Borrower has no reason to believe that a
Material Adverse Effect will occur as a result of the failure of computer hardware or software used in the business or operations of the Borrower and its Subsidiaries to function in the receipt, processing, storage or other utilization of data in the case of dates or time periods occurring after December 31, 1999 at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of the Borrower's computer hardware and software is reasonably expected to be completed by June 30, 1999, except to the extent that the Borrower has given notice to the Administrative Agent that such reprogramming will not be completed by such date. The cost to the Borrower of such reprogramming could not reasonably be expected to have a Material Adverse Effect.

                         SECTION 4. CONDITIONS PRECEDENT

                  4.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Loan, of the following conditions precedent:

                  (a) Credit Agreement and Notes. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, and (ii) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

                  (b)  Collateral  Agency  and  Intercreditor   Agreement.   The
         Collateral Agency and Intercreditor Agreement shall have been duly executed and delivered by the parties thereto.

                  (c) Security Documents. The Collateral Agent shall have received, with a copy for the Administrative Agent, the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor.

                  (d) Financial Statements. The Administrative Agent shall have received, with a copy for each Lender, (i) audited consolidated financial statements of the Borrower for the fiscal year ended on December 31, 1997 and (ii) unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this subsection as to which such financial statements are available.

                  (e)  Structure.  Any material  change in the capital,  tax and
         legal  structure  of  the  Borrower  and  its  Subsidiaries   shall  be
         reasonably satisfactory to the Administrative Agent.

                  (f) FCC Licenses. The FCC Licenses listed in Schedule 4.1(f) shall be in full force and effect and shall be held by LicenseCo.

                  (g) Approvals. All governmental and third party approvals necessary in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect.

                  (h) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Nortel Purchase Agreement and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of the Senior Discount Note Indenture and any other debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

                  (i) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date. All such amounts may be paid with proceeds of Loans, if any, made on the Closing Date and, in such case, will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (j) Business Plan. The Lenders shall have received the business plan for fiscal years 1998-2007 and written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through the final maturity of the Term Loans (all of which was provided in the Confidential Information Memorandum).

                  (k) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions reasonably requested by the Administrative Agent, and such search shall reveal no liens on any of the assets of the Borrower or its Restricted Subsidiaries except for liens permitted by Section 6.3.

                  (l) Closing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (m) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                         (i) the legal  opinion of Skadden Arps Slate  Meagher &
                    Flom LLP, special New York counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1;

                         (ii) the legal  opinion of Skadden Arps Slate Meagher &
                    Flom LLP, special FCC counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-2;

                         (iii) the legal  opinion of Laurence E.  Harris,  Esq.,
                    general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit F-3; and

                         (iv) the  legal  opinion  of Dow,  Lohnes &  Albertson,
                    special FCC counsel to the Lenders, substantially in the form of Exhibit F-4.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.



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                                                                              60

                  (n) Pledged Stock; Stock Power; Pledged Notes . The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral
         Agreement,   together  with  an  undated  stock  power  for  each  such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note, if any, pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Collateral Agent) by the pledgor thereof.

                  (o) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.3), shall be in proper form for filing, registration or recordation.

                  4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any Commitment remains in effect or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and, except in the case of delivery of financial statements and information, reports and notices, shall cause each of its Restricted Subsidiaries to:

                  5.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

               (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet, and (if there existed Unrestricted Subsidiaries during such period) unaudited consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows, and (if there existed Unrestricted Subsidiaries during such period) unaudited consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on, in the case of such audited statements, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

               (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and (if there existed Unrestricted Subsidiaries during such period) consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and (if there existed Unrestricted Subsidiaries during such period) consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  5.2   Certificates;   Other   Information.   Furnish   to  the
Administrative Agent and each Lender, or, in the case of clause (f), to the relevant Lender:

               (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

               (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate containing all information necessary for determining compliance by the Borrower and its Restricted Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

                  (c) as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its
         Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, revisions (which are deemed to be significant in management's reasonable judgment and have been presented to, and approved by, the board of directors of the Borrower), if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on good faith estimates, information and assumptions believed by management of the Borrower to be reasonable and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                  (e) within six Business Days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or public equity securities and, within six Business Days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Restricted Subsidiaries, as the case may be, or where the failure to so pay, discharge or satisfy such obligation (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

                  5.4 Conduct of Business and Maintenance of Existence, etc. (a)
(i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business (including all FCC Licenses), except, in each case, as otherwise permitted by
Section 6.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.5 Maintenance of Property; Insurance. (a) Keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  5.6  Inspection of Property;  Books and Records;  Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon reasonable prior notice, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Restricted Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower  knows or has reason to know thereof:
         (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event which has had or could, in the reasonable judgment of the Borrower, be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  5.8 Environmental Laws. (a) Comply in all material respects with all applicable Environmental Laws, and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in any such case, to the extent that the failure to so could not reasonably be expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                  5.9 Interest Rate Protection. If at any time more than 50% of the Funded Debt of the Borrower and its Restricted Subsidiary bears interest at a floating rate and is not covered by any Hedge Agreement effectively providing a fixed or capped rate therefor for a period of at least two years thereafter, the Borrower will, within 60 days, enter into Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Funded Debt of the Borrower and its Restricted Subsidiaries is subject to either a fixed interest rate or interest rate protection for a period of not less than two years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

                  5.10 After-Acquired Assets. (a) Promptly (i) transfer to LicenseCo any FCC License held by the Borrower or any Restricted Subsidiary and
(ii) at the option of the Borrower, either (A) transfer (I) to AssetCo any Personal Property Assets (other than Direct-Lien Assets) hereafter acquired by the Borrower or any Restricted Subsidiary and any such Personal Property Assets of any Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any Restricted Subsidiary (in each case other than any such Personal Property Assets constituting Excluded Assets), (II) to LeasingCo any Real Property Assets hereafter acquired by the Borrower or any Restricted Subsidiary and any Real Property Assets of any Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any Restricted Subsidiary (in each case other than any such Real
Property Assets constituting Excluded Assets) and (III) to the Borrower any Direct-Lien Assets hereafter acquired by any Restricted Subsidiary and any

Direct-Lien Assets of any Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any Restricted Subsidiary (in each case other than any Direct-Lien Assets constituting Excluded Assets) or (B) create on terms reasonably acceptable to the Administrative Agent a perfected first priority security interest in favor of the Collateral Agent in such Personal Property Assets, Real Property Assets or Direct-Lien Assets, in each case, other than Excluded Assets (which security interest may be subject to any Liens permitted by Section 6.3 (other than those referred to in the definition of the term "Excluded Assets)).

                  (b) Promptly create in favor of the Collateral Agent in accordance with the terms of the Security Documents a first priority perfected security interest (subject to any Liens permitted by Section 6.3) in any Direct-Lien Assets of the Borrower or any Restricted Subsidiary (other than Excluded Assets) that are not subject to such a security interest, including with respect to Direct-Lien Assets that are acquired by the Borrower or any Restricted Subsidiary after the date hereof and Direct-Lien Assets of any Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any Restricted Subsidiary.

                  (c) Promptly create a mortgage on terms reasonably acceptable to the Administrative Agent in favor of the Collateral Agent on any fee simple title in real property having at the time of acquisition thereof a purchase price or fair market value greater than $5,000,000 of the Borrower or any Restricted Subsidiary (other than Excluded Assets) that are not so mortgaged, including any such properties that are acquired by the Borrower or any Restricted Subsidiary after the date hereof and any such properties of any Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any Restricted Subsidiary.

                  (d) Promptly cause (i) all Capital Stock of any Subsidiary (including, without limitation, any Subsidiary which shall be acquired by the Borrower) held by the Borrower or its Restricted Subsidiaries to be pledged to the Collateral Agent as Collateral; provided, that (x) only 65% of the Capital Stock of any Excluded Foreign Subsidiary which is a Subsidiary of the Borrower or any Domestic Subsidiary, and none of the Capital Stock of any Subsidiary of an Excluded Foreign Subsidiary, shall be required be pledged and (ii) each Restricted Subsidiary to become a party to the Guarantee and Collateral Agreement and (y) the Capital Stock of Associated Communications Deutschland GmbH shall not be required to be pledged.

                  (e) Promptly execute, acknowledge and deliver any and all further documents, financing statements, agreements and instruments, and thereafter register, file or record or take further actions (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust), in each case at the Borrower's sole expense, that may be required under applicable law, or that the Required Lenders or the Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents and to grant, preserve, protect and perfect the validity and first priority of the Liens created or intended to be created by the Security Documents.

                  5.11 Limitations on Transfer of LeasingCo. Use commercially reasonable efforts to cause all Teligent Leases to contain no term or provision which would limit the right or ability of the Collateral Agent to foreclose upon, or to transfer after foreclosure, the stock of LeasingCo pledged pursuant to the Guarantee and Collateral Agreement.

                          SECTION 6. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any Commitment remains in effect or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  6.1  Financial Condition Covenants.
                       -----------------------------

         (a) Consolidated Total Debt to Consolidated Adjusted Capitalization. Permit the ratio of Consolidated Total Debt to Consolidated Adjusted Capitalization during any test period set forth below to be greater than the ratio set forth below opposite such test period:


                  Test Period                                          Ratio
                  -----------                                          -----
                  Closing Date - 12/31/98                              60%
                  1/1/99 - 12/31/99                                    65%
                  1/1/00 - thereafter                                  75%

         (b) Consolidated Secured Debt to Consolidated Adjusted Capitalization. Permit the ratio of Consolidated Secured Debt to Consolidated Adjusted Capitalization during any test period set forth below to be greater than the ratio set forth below opposite such test period:

                  Test Period                                          Ratio
                  -----------                                          -----

                  Closing Date - 12/31/98                              30%
                  1/1/99 - 12/31/99                                    40%
                  1/1/00 - thereafter                                  45%


         (c) Minimum Consolidated Total Revenue. Permit Consolidated Total Revenue for any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:


                  Fiscal Quarter Ending                              Amount
                  ---------------------                              ------
                   9/30/99                                         [redacted]
                  12/31/99                                         [redacted]
                   3/31/00                                         [redacted]
                   6/30/00                                         [redacted]
                   9/30/00                                         [redacted]
                  12/31/00                                         [redacted]


         (d) Business Lines Installed and Billed. Permit the number of Business Lines Installed and Billed on the last day of any fiscal quarter set forth below to be less than the number set forth opposite such fiscal quarter below:


                  Fiscal Quarter Ending                              Number
                  ---------------------                              ------
                   9/30/99                                          [redacted]
                  12/31/99                                          [redacted]
                   3/31/00                                          [redacted]
                   6/30/00                                          [redacted]
                   9/30/00                                          [redacted]
                  12/31/00                                          [redacted]
                   3/31/01                                          [redacted]
                   6/30/01                                          [redacted]
                   9/30/01                                          [redacted]
                  12/31/01                                          [redacted]
                   3/31/02                                          [redacted]
                   6/30/02                                          [redacted]
                   9/30/02                                          [redacted]
                  12/31/02                                          [redacted]

         (e) Consolidated Total Debt to Consolidated Adjusted Total Revenue Ratio. Permit the ratio of (i) the amount of Consolidated Total Debt on any date during any test period set forth below to (ii) Consolidated Adjusted Total Revenue for the period ending on the last day of the fiscal quarter most recently ended prior to such date, to be greater than the ratio set forth opposite such test period below:


                  Test Period                                   Ratio
                  -----------                                   -----
                   12/31/99-3/30/00                           [redacted]
                   3/31/00-6/29/00                            [redacted]
                   6/30/00-9/29/00                            [redacted]
                   9/30/00-12/30/00                           [redacted]
                   12/31/00-3/30/01                           [redacted]

                   3/31/01-6/29/01                            [redacted]
                   6/30/01-9/29/01                            [redacted]
                   9/30/01-12/30/01                           [redacted]
                   12/31/01-3/30/02                           [redacted]
                   3/31/02-6/29/02                            [redacted]
                   6/30/02-9/29/02                            [redacted]
                   9/30/02-12/30/02                           [redacted]
                   12/31/02-3/30/03                           [redacted]

         (f) Capital Expenditures. Permit the amount of Capital Expenditures during any fiscal year set forth below to be greater than the amount set forth opposite such fiscal year below:


                  Fiscal Year Ending                               Amount
                  ------------------                               ------
                   12/31/98                                        [redacted]
                   12/31/99                                        [redacted]
                   12/31/00                                        [redacted]
                   12/31/01                                        [redacted]
                   Per annum thereafter                            [redacted]


         Amounts not expended in any fiscal year may be carried over to subsequent fiscal years. In addition to the amounts set forth above, Capital Expenditures may be funded from the Unused Proceeds Basket.

         (g) Consolidated Secured Debt to Consolidated Adjusted EBITDA Ratio. Permit the ratio of (i) the amount of Consolidated Secured Debt on any date during any test period set forth below to (ii) Consolidated Adjusted EBITDA for the period ending on the last day of the fiscal quarter most recently ended prior to such date, to be greater than the ratio set forth opposite such test period below:


                  Test Period                                Ratio
                  -----------                                -----
                   12/31/02-3/30/03                           9.0
                   3/31/03-6/29/03                            8.5
                   6/30/03-9/29/03                            7.5
                   9/30/03-12/30/03                           6.5
                   12/31/03-3/30/04                           5.0
                   3/31/04-6/29/04                            4.8
                   6/30/04-9/29/04                            4.3
                   9/30/04-12/30/04                           3.6
                   12/31/04-thereafter                        3.0

         (h) Consolidated Total Debt to Consolidated Adjusted EBITDA Ratio. Permit the ratio of (i) the amount of Consolidated Total Debt on any date during any test period set forth below to (ii) Consolidated Adjusted EBITDA for the period ending on the last day of the fiscal quarter most recently ended prior to such date, to be greater than the ratio set forth opposite such test period below:


                   Test Period                                Ratio
                   -----------                                -----
                   12/31/03-3/30/04                           8.00
                   3/31/04-6/29/04                            7.75
                   6/30/04-9/29/04                            7.50
                   9/30/04-12/30/04                           7.00
                   12/31/04-3/30/05                           6.00
                   3/31/05-6/29/05                            6.00
                   6/30/05-9/29/05                            5.50

                                                                              69

                   9/30/05-12/30/05                           5.00
                   12/31/05 - thereafter                      4.00

         (i) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters ending during any Test Period set forth below to be less than the ratio set forth opposite such test period below:

                   Test Period                                Ratio
                   -----------                                -----
                   12/31/03-3/30/04                           1.5
                   3/31/04-6/29/04                            1.6
                   6/30/04-9/29/04                            1.8
                   9/30/04-12/30/04                           1.9
                   12/31/04-thereafter                        2.0

         (j) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters ending during any Test Period set forth below to be less than the ratio set forth opposite such test period below:

                  Test Period                                          Ratio
                  -----------                                          -----
                  12/31/00 - 9/30/04                                   1.10
                  12/31/04 - thereafter                                1.25

                  6.2 Limitation on Indebtedness and Preferred Stock. Create, incur, issue, assume or suffer to exist any Indebtedness or preferred stock, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary Guarantor (other than, except as permitted by Section 6.7(c), any Special Purpose Subsidiary) to the Borrower or any other Subsidiary;

                  (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.3(g); provided, that not more than $25,000,000 of such Indebtedness may be incurred to finance the acquisition of Network Assets;

                  (d) Indebtedness  outstanding on the date hereof and listed on
         Schedule 6.2(d);

                  (e) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries of obligations of the Borrower or any Restricted Subsidiary, including, without limitation, reimbursement obligations in respect of Permitted Letters of Credit;

                  (f) Indebtedness of the Borrower under Vendor Credit Facilities, provided, that (x) the aggregate amount of such Indebtedness, together with the aggregate outstanding principal amount of Optional Term Loans, shall not exceed $550,000,000 prior to December 31, 2001 or $900,000,000 thereafter, (y) after giving effect to the incurrence thereof, the Borrower shall be in Pro Forma Compliance and
         (z) if such Indebtedness is to be secured, such Indebtedness may be secured pursuant to the Security Documents if such Indebtedness is designated as "Additional Secured Obligations" under the Collateral Agency and Intercreditor Agreement in the manner described in Section 4 thereof;

                  (g) Unsecured Indebtedness or preferred stock of the Borrower; provided, that (x) such Indebtedness or preferred stock issued or incurred after the date hereof generating the first $500,000,000 in Net Cash Proceeds shall provide for interest or dividends thereon to be paid in kind (or to be paid out of amounts deposited in escrow or pledged as collateral from the proceeds of thereof) for at least three years after the date of incurrence or issuance thereof (it being understood that if a portion of the cash proceeds of any such issuance or incurrence is deposited in escrow or as collateral to pay interest or dividends, such portion shall not be considered to constitute "Net Cash Proceeds") and (y) after giving effect to the incurrence thereof, the Borrower shall be in Pro Forma Compliance;

                  (h) Indebtedness assumed by the Borrower or any Restricted Subsidiary in connection with any Investment permitted by Section 6.7, provided that such indebtedness shall be treated as a portion of the consideration for such Investment for purposes of the Investment limitations set forth under Section 6.7;

                  (i) Indebtedness of the Borrower to any Permitted Holder, provided, that (x) such indebtedness is unsecured, (y) such
         Indebtedness matures after the final maturity of the Loans and is subordinated to the Loans on the terms set forth in Annex B or on terms approved by the Majority Lenders and (z) after giving effect to the incurrence thereof, the Borrower shall be in Pro Forma Compliance;

                  (j)  Permitted Refinancing Indebtedness; and

                  (k)  Indebtedness  under  Hedge  Agreements  (i)  required  by
         Section 5.9, or (ii) entered into in the ordinary course of business of the Borrower and not for purposes of speculation.

                  6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b)   landlords',   carriers',   warehousemen's,   mechanics',
         materialmen's, repairmen's, statutory or other like Liens which are being contested in good faith by appropriate proceedings;

                  (c)   pledges  or  deposits  in   connection   with   workers'
         compensation,   unemployment   insurance  and  other  social   security
         legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), utilities, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 6.3(f), securing existing Indebtedness permitted by Section 6.2(d) or Permitted Refinancing Indebtedness which refinances such existing Indebtedness, provided that no such Lien is spread to cover any additional Property after the Closing Date;

                  (g) Liens securing Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to Section 6.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created within 90 days from the acquisition of such fixed or capital assets and (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness;

                  (h) Liens created pursuant to the Security Documents securing the Obligations and Indebtedness incurred pursuant to Section 6.2(f);

                  (i) any interest or title of a lessor under any lease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased and any statutory or common law Liens of any such lessors;

                  (j) liens on cash and cash equivalents deposited to pay interest or dividends in respect of Indebtedness or preferred stock incurred or issued pursuant to Section 6.2(g);

                  (k) Liens on any assets acquired in connection with an Investment permitted by Section 6.7, provided, that such Liens existed at the time of consummation of such Investment, were not created in contemplation thereof and are not spread to cover other assets; and

                  (l) Liens not otherwise permitted by this Section 6.3 so long as (i) the aggregate outstanding principal amount of the obligations secured thereby (determined, in the case of each such Lien, as of the date such Lien is incurred) does not exceed (as to the Borrower and all Restricted Subsidiaries) $10,000,000 at any one time and (ii) the fair market value of the assets encumbered thereby, as determined in the reasonable judgment of the Borrower, does not exceed 133-1/3% of the amount of the obligations secured thereby.

                  6.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, liquidate, dissolve or wind up and terminate itself (or suffer any liquidation, dissolution, winding up or termination), or Dispose of all or substantially all of its property, business or assets, except that, so long as, after giving effect thereto, the Borrower would be in Pro Forma Compliance:

                  (a) any Restricted Subsidiary (other than any Special Purpose Subsidiary) may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or with or into any one or more other Restricted Subsidiaries (other than, if such Restricted Subsidiary has any Indebtedness or other liabilities, any Special Purpose Subsidiary) (provided that if such Restricted Subsidiary is merged or consolidated with or into one or more Wholly Owned Restricted Subsidiaries, the Wholly Owned Restricted Subsidiary or Wholly Owned Restricted Subsidiaries shall be the continuing or surviving entity or entities);

                  (b) any Restricted Subsidiary may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any one or more other Restricted Subsidiaries; provided that (i) the liabilities of such selling, leasing, transferring or disposing Restricted Subsidiary (other than a Special Purpose Subsidiary) are not transferred to or assumed by, and do not otherwise become liabilities of, any Special Purpose Subsidiary, (ii) if the Restricted Subsidiary effecting such Disposition is a Special Purpose Subsidiary, such disposition shall be to another Special Purpose Subsidiary, (iii) the FCC Licenses must at all times be owned by LicenseCo, and (iv) liabilities in respect of leases or licenses of real property may not be transferred by LeasingCo to any other Special Purpose Subsidiary, nor may non-real property assets be transferred to LeasingCo;

                  (c) the Borrower or any Restricted  Subsidiary (other than any
         Special Purpose Subsidiary) may effect pursuant to a merger or consolidation any Investment permitted by Section 6.7 so long as (i) in the case of any merger or consolidation involving a Person engaged in a business other than the telecommunications business and/or any businesses related thereto, an Unrestricted Subsidiary is the surviving entity (treating all assets of the Borrower or any Restricted Subsidiary which would become assets of such Unrestricted Subsidiary in connection with such merger or consolidation as consideration paid in connection with such Investment), and (ii) in the case of any Person not engaged in a business other than the telecommunications business and/or any businesses related thereto, the Borrower or such Restricted Subsidiary is the surviving entity.

                  6.5 Limitation on Disposition of Property. Dispose of any Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary's Capital Stock to any Person other than the Borrower or any Wholly Owned Restricted Subsidiary, except:

                  (a) the Disposition of inventory or obsolete or worn out property or assets in the ordinary course of business;

                  (b)  as permitted by subsection 6.4(b);

                  (c) so long as after giving effect thereto the Borrower is in Pro Forma Compliance, any Asset Sale (other than any sale of receivables permitted by subsection 6.5(d)) for fair market value; provided that the Net Cash Proceeds are applied in accordance with
         Section 2.13;

                  (d)  the Disposition of receivables for collection;

                  (e) Disposition of Property yielding Net Cash Proceeds in any fiscal year not exceeding $5,000,000 in the aggregate;

                  (f) the Disposition of any shares of the Capital Stock of any Unrestricted Subsidiary; and

                  (g)  Disposition of Cash Equivalents.

provided that in each case described in clauses (c) and (e) above, at least 75% of the consideration received by the Borrower or its Restricted Subsidiaries for such Disposition shall consist of cash, Cash Equivalents and the assumption of Indebtedness (without recourse to the Borrower or Restricted Subsidiary, as the case may be, effecting such Disposition).

                  6.6 Limitation on Restricted Payments. Pay any dividends on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Restricted Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Restricted Subsidiary (such dividend payments, prepayments, distributions, setting apart, purchases, redemptions, defeasances, retirements and acquisitions and distributions being herein called "Restricted Payments"), except that (a) any Restricted Subsidiary of the Borrower may make Restricted Payments to the Borrower and/or any Restricted Subsidiary, (b) if (i) no Default or Event of Default shall have occurred and be continuing or would result, after giving effect thereto and (ii) the ratio of Consolidated Total Debt to Consolidated Adjusted EBITDA is less than 8.00 to 1.00, the Borrower may make Restricted Payments in an amount equal to 50% of Excess Cash Flow for any fiscal year ended after the date on which such ratio was achieved, provided that the remaining 50% of such Excess Cash Flow is applied toward prepayment of the Loans in the order specified in Section 2.13(d) and (c) the Borrower may make Restricted Payments to the extent made solely with Capital Stock of the Borrower.

                  6.7 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person, or purchase any telecommunications license (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)  investments in Cash Equivalents;

                  (c) Investments among the Borrower and its Restricted Subsidiaries, provided that none of the Special Purpose Subsidiaries may make any Investments in any Person other than the Borrower or another Special Purpose Subsidiary;

                  (d)   Investments   by  the   Borrower   and  its   Restricted
         Subsidiaries (other than the Special Purpose Subsidiaries) in Unrestricted Subsidiaries and joint ventures, provided, that (x) such Investments in excess of [redacted] in the aggregate must be funded from the Unused Proceeds Basket and (y) after giving effect to such Investment the Borrower shall be in Pro Forma Compliance;

                  (e) Investments in wireless telecommunications licenses issued by a governmental authority, including FCC Licenses, and in Persons engaged in the telecommunications business and substantially all of whose assets consist of wireless telecommunications licenses which become Restricted Subsidiaries as a result of such Investment, provided, that (x) such Investments in an aggregate amount in excess of [redacted] may be made to the extent such Investments are funded from the Unused Proceeds Basket, (y) after giving effect to such Investment the Borrower shall be in Pro Forma Compliance and (z) Investments made in telecommunications licenses issued by any Governmental Authority outside the United States in an aggregate amount in excess of [redacted] may be made only to the extent such Investments are funded from the Unused Proceeds Basket;

                  (f) Investments in additional Telecommunications Assets, excluding wireless telecommunications licenses, and in Persons engaged in the telecommunications business which become Restricted Subsidiaries as a result of such Investment, provided, that (x) such Investments in an aggregate amount in excess of [redacted] may be made only to the extent such Investments are funded from the Unused Proceeds Basket and
         (y) after giving effect to each such Investment the Borrower shall be in Pro Forma Compliance;

                  (g) Investments of the types permitted by the foregoing clauses (d), (e) and (f), to the extent the consideration therefor consists of the common stock of the Borrower;

                  (h)  loans and advances described on Schedule 6.7(h);

                  (i) loans and advances (excluding those described on Schedule 6.7(h)) (i) to employees of the Borrower or any of its Subsidiaries in an aggregate amount not to exceed $6,000,000 and (ii) to employees of the Borrower or any of its Subsidiaries in connection with travel, entertainment, relocation and other similar expenses incurred in the ordinary course of business; and

                  (j) Investments received in connection with the collection of receivables in the ordinary course of business.

                  6.8 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Funded Debt (except (i) with the proceeds of Permitted Refinancing Indebtedness or (ii) Indebtedness permitted in Section 6.2(b)), (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Funded Debt (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries or (ii) do not adversely affect the rights, interests or powers of the Lenders under the Loan Documents in any material respect, or their priorities therein, or the ability of the Borrower or any Restricted Subsidiary to comply with its obligations under the Loan Documents), or (c) amend its certificate of incorporation (or, in the case of any Restricted Subsidiary which is a limited liability company, its Limited Liability Company Agreement, operating agreement or other constituent document) or the financial terms of the Nortel Purchase Agreement in any manner reasonably determined by the Administrative Agent to be adverse to the Lenders.

                  6.9 Limitation on Transactions with Affiliates. Enter into any material transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Restricted Subsidiary) unless such



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transaction  is (a) otherwise  permitted  under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate. Notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries may consummate (A) the Existing Affiliate Transactions, (B) transactions among Restricted Subsidiaries (other than Special Purpose Subsidiaries) that are Loan Parties and (C) the sale of equipment or the provision of services for not less than cost.

                  6.10 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  6.11 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Restricted Subsidiary, (b) make Investments in the Borrower or any other Restricted Subsidiary or (c) transfer any of its assets to the Borrower or any other Restricted Subsidiary, in each case, more restrictive than any encumbrance or restriction, if any, set forth in
Section 6, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

                  6.12 Limitation on Lines of Business; Liabilities of Subsidiaries. (a) Enter into any business, either directly or through any Restricted Subsidiary, except for (i) the telecommunications business and businesses which are related thereto and (ii) the holding of ownership interests in Unrestricted Subsidiaries.

                  (b) Permit LicenseCo to incur any material liabilities (other than pursuant to the Loan Documents) or to engage in any business or activities other than the holding of Licenses and activities directly incident or directly related thereto.

                  (c) Permit LeasingCo or AssetCo to incur any material liabilities (other than pursuant to the Loan Documents and other liabilities incurred in the ordinary course of business which are incident to being the owner, licensee or lessee of real property) or to engage in any business or activities other than (i) in the case of AssetCo, the owning of Personal Property Assets and the leasing thereof to the Borrower, (ii) in the case of LeasingCo, the owning or leasing, as lessee, or licensing as licensee, of Real Property Assets and the leasing, as lessor, or, as the case may be, subleasing, as sublessor, thereof to the Borrower, and (iii) and activities directly incident or directly related to the businesses and



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activities  described in clauses (i) and (ii),  including,  without  limitation, disposition of surplus interests or assets.

                          SECTION 7. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) Any Loan Party shall default in the observance or performance of any agreement contained in Section 6; or

                  (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) The Borrower or any of its Restricted  Subsidiaries  shall
         (i)  default in making any payment of any  principal  of or interest on any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or is evidenced; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required and after the expiration of all grace and cure periods applicable thereto, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i) or (ii) of this paragraph (e) shall not at any time constitute a Default or Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses
         (i) or (ii) of this paragraph (e) shall have occurred and be continuing with



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                                                                              78

         respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

                  (f) (i) The Borrower or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, the Borrower or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the
         Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi)  above,  such  event or  condition,  together  with all other such



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         events or conditions,  if any,  could  reasonably be expected to have a
         Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries involving in the aggregate a liability (not paid or covered by insurance) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby or the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect, and any such default shall continue unremedied for a period of 30 days; provided that, no default, event or condition described in this paragraph (i) existing solely as a result of any action or failure (if any action is required by applicable laws) to act on the part of the Administrative Agent or the Collateral Agent shall constitute a Default or an Event of Default; or

                  (j) Any Loan Party shall assert in writing that any of the Security Documents or the guarantee contained in Section 2 of the Guarantee and Collateral Agreement is not in full force and effect or that the Lien created by any of the Security Documents is not enforceable and of the same effect and priority purported to be created thereby;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the relevant Majority Facility Lenders, the Administrative Agent may, or upon the request of the relevant Majority Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the undrawn Commitments under any Facility to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.



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                                                                              80

                              SECTION 8. THE AGENTS

                  8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  8.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  8.3 Exculpatory Provisions. Neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  8.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  8.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact, partners, trustees or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be



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                                                                              82


furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  8.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  8.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  8.9 Successor  Administrative  Agent. The Administrative Agent
may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative

Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent's resignation as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  8.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to direct the Collateral Agent to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 9.1.

                  8.11 Collateral Agency and Intercreditor Agreement. The Administrative Agent is hereby irrevocably authorized to execute and deliver the Collateral Agency and Intercreditor Agreement, and each of the Lenders, by becoming a party to this Agreement, hereby confirms its obligations under the Collateral Agency and Intercreditor Agreement, including, without limitation, its indemnification obligations under Section 7.6 thereof.

                  8.12 The Arrangers, the Syndication Agent and the Documentation Agent. The Arrangers, the Syndication Agent and the Documentation Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                            SECTION 9. MISCELLANEOUS

                  9.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding, deleting or revising any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i)
forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 9.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, direct the Administrative Agent to give its consent to release all or substantially all of the Collateral or to release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under any Facility set forth in Section 4.2 (including, without limitation, in connection with any waiver of an existing Default or Event of Default) without the consent of the Majority Facility
Lenders under such Facility; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 8 without the consent of the Agents; or (vi) amend, modify or waive any provision of Section 2.19 without the consent of each Lender directly affected thereby; and provided, further that the Collateral Agency and Intercreditor Agreement may be amended only in accordance with Section 8.3 thereof. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                  9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Administrative Agent, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

         The Borrower:                           Teligent, Inc.
                                                 8065 Leesburg Pike
                                                 Vienna, VA  22182
                                                 Attention:  General Counsel
                                                 Tel:  703-762-5225
                                                 Fax:  703-762-5227
                                                 cc:  Chief Financial Officer
                                                 Tel:  703-762-5233
                                                 Fax:  703-762-5235


         The Administrative Agent                The Chase Manhattan Bank
                                                 270 Park Avenue
                                                 New York, NY 10017
                                                 Attention:
                                                 Telephone:
                                                 Fax:

provided that any notice, request or demand to or upon any Agent or any Lender under Section 2 hereof shall not be effective until received.

                  9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  9.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one counsel for all of the Agents, (b) to pay or reimburse each Lender and the Agents for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender (solely during the occurrence and continuation of an Event of Default) and of counsel to the Agents, (c) to pay, indemnify, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agents and their respective officers, directors, trustees, employees, affiliates, agents, partners and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, in each case solely under or related to Environmental Laws, that any of them might have by statute or otherwise against any indemnitee. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  9.6 Successors and Assigns; Participations and Assignments; Replacement. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

                  (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve or consent to any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.20, 2.21 and 2.22 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.21, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or any Approved Fund or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Borrower or the Administrative Agent is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof or any Approved Fund) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment which occurs at any time when any Event of Default under Section 7(a) or 7(f) with respect to the Borrower shall have occurred and be continuing.

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled". The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 9.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (provided that only one such fee shall be payable in connection with simultaneous assignments to more than one Approved Fund), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term

Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  (g) The Borrower shall be permitted to replace with one or more replacement Lenders any Lender which (i) requests reimbursement for amounts owing pursuant to Section 2.20 or 2.21, (ii) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts under Section 2.20 or 2.21, unless such Lender designates a different lending office before such change in law becomes effective and such alternate lending office obviates the need for the Borrower to make payments of additional amounts under Section 2.20 or 2.21, (iii) is affected in the manner described in Section 2.18 or 2.23 and as a result thereof any of the actions described in Section 2.18 or 2.23, as the case may be, are required to be taken, (iv) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provisions of this Agreement or any other Loan Document as contemplated by Section 9.1, or (v) defaults in its obligation to make Loans; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default shall have occurred and be continuing at the time of such replacement, (C) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (D) the Borrower shall be liable to such replaced Lender under
Section 2.22 if any Eurodollar Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (E) the replacement bank or institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (F) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of this Section 9.6 (provided that the Borrower or replacement Lender shall be obligated to pay the registration and processing fee), (G) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.20 or 2.21, as the case may be, (H) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender, and (I) any replacement contemplated by clause
(iv) above shall be permitted only if the consent of Lenders holding at least 90% of the aggregate unpaid principal amount of the Loans then outstanding plus the aggregate amount of undrawn Commitments then in effect is obtained, but the consent of one or more of the other Lenders is not obtained (other than the withholding of any required consent pursuant to clauses (i) or (ii) of the first proviso of Section 9.1), and each replacement Lender consents to the proposed amendment, supplement, modification, consent or waiver.

                  9.7 Adjustments;  Set-off.  (a) Except to the extent that this
Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  9.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  9.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  9.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Administrative Agent or any other Lender, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee which receives such information having been made aware of the confidential nature thereof and which agrees to comply with the provisions of this Section 9.14, (c) any of its employees, directors and officers who need to know such information in accordance with customary banking practices and affiliates of Lenders, employees, directors and officers of such affiliates, and agents, accountants, attorneys and other professional advisors of Lenders who receive such information having been made aware of the confidential nature thereof and agree to comply with the provisions of this Section 9.14, (d) upon the request or demand of any Governmental Authority having jurisdiction over it,
(e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 9.14, (h) to the National Association of Insurance Commissioners or any securities exchange or any similar organization, or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. In the event that any Lender discloses any information pursuant to clauses (d), (e) or (f) of the preceding sentence, such Lender will give notice thereof to the Borrower if such Lender is lawfully permitted to do so and if the giving of such notice will not, in the judgment of such Lender, be materially disadvantageous to it.

                  9.15 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the

Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in (i) accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions) or (ii) the application by the Borrower of accounting principles.

                  9.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  TELIGENT, INC.


                                  By:/s/ Abraham L. Morris
                                     --------------------------------------
                                     Name: Abraham L. Morris
                                     Title: Senior Vice President
                                          Chief Financial Officer


                                  THE CHASE MANHATTAN BANK, as
                                  Administrative Agent and as a Lender


                                  By:/s/ B. Joseph Lillis
                                     ---------------------------------------
                                     Title: Managing Director



                                  CHASE SECURITIES INC., as an Arranger


                                  By:/s/ B. Joseph Lillis
                                     ---------------------------------------
                                     Title: Managing Director



                                  GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                  as an Arranger, as Syndication Agent and as a Lender


                                  By:/s/ John Urban
                                     ---------------------------------------
                                     Title: Authorized Signatory

                                  TD SECURITIES (USA) INC., as an Arranger


                                  By:/s/ Jorge A. Garcia
                                     ---------------------------------------
                                     Title: Vice PResident



                                  TORONTO DOMINION (TEXAS), INC., as
                                  Documentation Agent and as a Lender


                                  By:/s/ Jorge A. Garcia
                                     ---------------------------------------
                                     Title: Vice President



                                  BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION


                                  By:/s/ Fred L. Thorne
                                     ---------------------------------------
                                     Title: Vice President



                                  DEUTSCHE BANK SECURITIES INC.


                                  By:/s/ Jon D. Storck
                                     ---------------------------------------
                                     Title: Vice President



                                 EXPORT DEVELOPMENT CORPORATION


                                  By:/s/ Bruce Dunlop
                                     ---------------------------------------
                                     Title: Financial Services Manager

                                  By:/s/ Abraham Fox
                                     ---------------------------------------
                                     Title:

                                 ING CAPITAL SENIOR SECURED HIGH
                                 INCOME FUND, L.P.


                                  By:/s/ Jane Musser Nelson
                                     ---------------------------------------
                                     Title: Senior Vice President

                                  By:/s/ John R. Lilly, Jr.
                                     ---------------------------------------
                                     Title: Director



                                 VAN KAMPEN AMERICAN CAPITAL PRIME
                                  RATE INCOME TRUST


                                  By:/s/Jeffrey W. Maillet
                                     ---------------------------------------
                                     Title: Senior Vice President & Director

                                                                         ANNEX A
                                                                         -------

                                  PRICING GRID



                                                                            Applicable Margin
                                                                      ----------------------------

                                                                       ABR              Eurodollar
Test                                                                   Margin           Rate Margin
----------------------------------------------------------------------------------------------------

From Closing Date until first Adjustment Date after fiscal             2.00%               3.00%
quarter in which Consolidated Adjusted Total Revenue
exceeds [redacted]

From first Adjustment Date after fiscal quarter which                  1.75%               2.75%
Consolidated  Adjusted Total Revenue is greater than [redacted]
but less than or equal to [redacted],  until first  Adjustment
Date after fiscal quarter in which Consolidated Adjustment Total
Revenue exceeds [redacted]

From first Adjustment Date after fiscal quarter in which               1.625%              2.625%
Consolidated Adjusted Total Revenue exceeds [redacted] until
Consolidated Total Debt Ratio is [redacted]

Consolidated Total Debt Ratio <= [redacted] but > [redacted]           1.50%               2.50%

Consolidated Total Debt Ratio <= [redacted] but > [redacted]           1.25%               2.25%

Consolidated Total Debt Ratio <= [redacted]                            1.00%               2.00%



Changes in the Applicable Margin resulting from changes in the Consolidated Total Debt Ratio as at the end of any fiscal period or from meeting Consolidated Adjusted Total Revenue or Consolidated Total Debt Ratio tests as the end of any fiscal period shall become effective on the date (the "Adjustment Date") on which financial statements for such fiscal period required pursuant to Section
5.1 are delivered to the Lenders and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Applicable Margins shall be the highest margins set forth above.

                                                                         ANNEX B


         The Subordinated Obligations shall be, to the extent set forth herein, subordinate and junior in right of payment to the Senior Obligations.

         I. For purposes hereof, "subordinate and junior in right of payment" shall mean:

                           (i) In the event that any or all amounts owing under the Senior Obligations have become, or have been declared to be, due and payable and have not been paid in accordance with their terms (except in circumstances when the succeeding paragraph (ii) shall be applicable), then and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities, which, but for the subordination provisions contained herein, would otherwise be payable or deliverable to the Subordinated Creditor upon or in respect of the Subordinated Obligations shall instead be paid over or delivered to the Senior Creditor Representative for the benefit of the Senior Creditors, and the Subordinated Creditor shall not in any such event receive any such payment or distribution or any benefit therefrom unless and until the Senior Obligations shall have been fully paid and satisfied.

                           (ii) In the event of any liquidation or other winding-up of the Borrower or in the event of any receivership, insolvency, reorganization or bankruptcy proceedings, assignment for the benefit of creditors or any proceeding by or against the Borrower for any relief under any bankruptcy, reorganization or insolvency law or laws, Federal or state, or any law, Federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension of indebtedness, then, and in any such event, all Senior Obligations shall first be paid in full before any payment or distribution is made in respect of the Subordinated Obligations, and any payment or distribution of any kind or character, whether in cash, property or securities, which, but for the subordination provisions contained herein, would otherwise be payable or deliverable to the Subordinated Creditor upon or in respect of the Subordinated Obligations, shall instead be paid over or delivered to the Senior Creditor Representative for the benefit of the Senior Creditors, and the Subordinated Creditor shall not receive any such payment or distribution or any benefit therefrom unless and until the Senior Obligations shall have been fully paid and satisfied.

                           (iii) If any payment, distribution or security, or the proceeds of any thereof, is collected or received by the
         Subordinated Creditor in respect of the Subordinated Obligations, and such collection or receipt is prohibited by paragraph (i) or (ii) above, the Subordinated Creditor will forthwith turn over the same to the Senior Creditor Representative for the benefit of the Senior Creditors, in each case in the form received (except for endorsement or the assignment of the Subordinated Creditor when necessary) and, until so turned over, the same shall be held in trust by the Subordinated Creditor as the property of the Senior Creditors. Notwithstanding the above or anything else contained herein, so long as no event described in paragraph (i) or (ii) above has occurred, the Borrower may make, and the Subordinated Creditor shall be entitled to receive and keep, without regard to these subordination provisions, all interest payments when due under the Subordinated Obligations in accordance with the terms thereof.

                  II. Subject to the payment in full of all Senior Obligations, the Subordinated Creditor shall be subrogated to the rights of the holder(s) of the Senior Obligations (to the extent of payments or distributions previously made to such holders pursuant to the provisions of Section I above) to receive any and all payments or distributions made in respect of the Senior Obligations until all amounts owing on the Subordinated Obligations shall be paid in full. No payments or distributions applicable to Senior Obligations which the Subordinated Creditor receives by reason of being subrogated to the rights of the holders of Senior Obligations pursuant to the provisions of this Section II shall, as among the Borrower, its creditors other than the holder(s) of Senior Obligations and the Subordinated Creditor, be deemed to be a payment by the Borrower, to or for the account of the Subordinated Obligations; and for the purposes of such subrogation, no payments or distributions to the holders of the Senior Obligations of any cash, property or securities to which the Subordinated Creditor would be entitled to except for these subordination provisions, and no payment over pursuant to these subordination provisions to the holders of Senior Obligations by the Subordinated Creditor shall, as between the Borrower and its creditors other than the holders of Senior Obligations and the Subordinated Obligations, be deemed to be a payment by the Borrower to or for the account of the Senior Obligations, it being understood that these subordination provisions are intended solely for the purpose of defining the relative rights of the Subordinated Creditor, on the one hand, and the Senior Creditors, on the other hand, and nothing contained in this Section or elsewhere in these subordination provisions is intended to or shall impair, as between the Borrower and its creditors other then the Senior Creditors and the Subordinated Creditor, the obligation of the Borrower, which is absolute and unconditional, to pay to the Subordinated Creditor, subject to the rights of the Senior Creditors, the amounts due and owing under the Subordinated Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Subordinated Creditor and creditors of the Borrower, other than the Senior Creditor.

                  III. The Subordinated Creditor consents that, without the necessity of any reservation of rights against the Subordinated Creditor, and without notice to or further assent by the Subordinated Creditor, (a) any demand for payment of any Senior Obligation may be rescinded in whole or in part, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Borrower or any other party upon or for any part thereof, or any collateral security or guaranty therefor, or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released and (b) the Credit Agreement, the other Loan Documents referred to therein, and any other document or instrument evidencing or governing the term of any other Senior
Obligations or any other collateral security documents or guaranties or documents in connection with the Credit Agreement or the Senior Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Senior

Creditors may deem advisable from time to time, and any collateral security at any time held by the Senior Creditors for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case, all without notice to or further assent by the Subordinated Creditor, which will remain bound under these subordination provisions, and all without impairing, abridging, releasing or affecting the subordination provided for herein, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Subordinated Creditor waives any and all notice of the creation, modification, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Creditors upon these subordination provisions, and the Senior Obligations and any of them shall conclusively be deemed to have been created, contracted or incurred in reliance upon these subordination provisions, and all dealings between the Borrower, on the one hand, and the Senior Creditors, on the other, shall be deemed to have been consummated in reliance upon these subordination provisions. The Subordinated Creditor acknowledges and agrees that in entering into the Credit Agreement and in making funds available thereunder the Senior Creditors have relied upon these subordination provisions.

         IV. As used herein, (i) the expressions "prior payment in full," "payment in full," "paid in full", "fully paid and satisfied" and any other similar terms or phrases when used with respect to the Senior Obligations shall mean the indefeasible payment in full in cash, in immediately available funds, of all of the Senior Obligations and (ii) the following terms have the following meanings:

         "Credit Agreement": the Credit Agreement, dated as of July 2, 1998, among Teligent, Inc., the Lenders, Syndication Agent, Documentation Agent and Arrangers parties thereto and The Chase Manhattan Bank, as Administrative Agent, as from time to time amended, supplemented, amended and restated or otherwise modified.

         "Senior Creditors": the holders from time to time of the Senior Obligations.

         "Senior  Creditor  Representative":   The  Chase  Manhattan  Bank,   as
         Administrative Agent under the Credit Agreement, and any successor in such capacity.

         "Senior Obligations": all Obligations (as defined in the Credit Agreement).

         "Subordinated Creditor": _________________ and any other holder from time to time of the Subordinated Obligations.

         "Subordinated Obligations": all indebtedness, obligations and liabilities of the Borrower under or in connection with _____________________, now existing or hereafter incurred, as the same may be amended, extended, supplemented, restated, refinanced or otherwise modified from time to time.

                          SCHEDULES TO CREDIT AGREEMENT

                                                                  SCHEDULES 1.1A



                   COMMITMENTS: LENDING OFFICES AND ADDRESSES




                                                              Commitments
                                                              -----------

                                                                 Tranche A              Delayed Draw
Name of Lender and                        Revolving                 Term                  Term Loan
Information for Notices                Credit Commitment       Loan Commitment            Commitment
-----------------------                -----------------       ---------------          ------------
Goldman Sachs & Co.                         $8,333,333             $74,166,667          $15,000,000
85 Broad Street
New York, NY 10004
Tel:  212-902-4390
Fax:  212-902-3757

Barclays Bank PLC                                                  $61,875,000
388 Market Street, Suite 1700
San Francisco, CA 94111-5317
Tel:  415-765-4701
Fax:  415-765-4760

JP Morgan Guaranty Trust                                           $61,875,000
 Company of New York
60 Wall Street
New York, NY 10680-0060
Tel:  212-648-8009
Fax:

PNC National Bank                                                  $30,000,000
Broad & Chestnut Streets
 (100 South Broad)
Philadelphia, PA 19101
Tel:  215-585-6466
Fax:  212-585-6680

Bank of Tokyo-Mitsubishi                                           $15,000,000
 Trust Company
1251 Avenue of the Americas
12th Floor
New York, NY 10020
Tel:  212-782-4795
Fax:  212-782-4935




                                                                               2
                                                              Commitments
                                                              -----------
                                                                Tranche A              Delayed Draw
Name of Lender and                        Revolving                 Term                  Term Loan
Information for Notices                Credit Commitment       Loan Commitment            Commitment
-----------------------                -----------------       ---------------          ------------

Paribas                                                           $20,000,000
787 Seventh Avenue
New York, NY 10019
Tel:     212-841-2595
Fax:     212-841-2369

Protective Asset Management                                                             $10,000,000
  Company
13455 Noel Road
Two Galleria Tower
Suite 1150
Dallas, TX  75240
Tel:     972-233-4300
Fax:     972-233-4343

Merrill Lynch Asset                                                                     $25,000,000
  Management
800 Scudders Mill Road
Plainsboro, NJ  08536
Tel:  609-282-2059
Fax:  609-282-2756

The Chase Manhattan Bank               $8,333,333                $74,166,667            $70,000,000
270 Park Avenue
New york, NY 10017-2070
Tel:  212-552-7488

Toronto Dominion                       $8,333,333                $74,166,667            $15,000,000
909 Fannin Street
Houstin, TX 77010
Tel:  713-653-8208
Fax:  713-951-9921

Bank of America                                                  $61,875,000
595 Xalifornia Street
San Francisco, CA 94104
Tel:  415-953-9181
Fax:  415-953-1515





                                                                               3

                                                              Commitments
                                                              -----------
                                                                 Tranche A              Delayed Draw
Name of Lender and                        Revolving                 Term                  Term Loan
Information for Notices                Credit Commitment       Loan Commitment            Commitment
-----------------------                -----------------       ---------------          ------------

Export Development                                                $61,875,000
Corporation
151 O'Connor Street
Ottawa K1A 1K3
Tel:  613-598-2844
Fax:  613-598-6858

Deutsche Bank                            $20,000,000
31 West 52nd Street
New York, NY 10019
Tel:  212-469-8258
Fax:  613-469-3713

Canadian Imperial                        $20,000,000
Bank of Commerce
425 Lexington Avenue
New York, NY  10017
Tel:     212-856-3706
Fax:     212-856-3558

Van Kampen American                                                                     $50,000,000
Capital Prime Rate Income
  Trust
One Parkview Plaza, 5th Fl
Oakbrook Terrace, IL  60181
Tel:     630-684-6438
Fax:     630-684-6740

Dean Witter/Morgan Stanley                                                              $10,000,000
Prime Income Trust
2 World Trade Center
New York, NY  10048
Tel:     212-392-5686
Fax:     212-392-0094

ING Capital                                                                             $ 5,000,000
333 South Walker
Suite 5200
Chicago, IL  60606



                                                                    SCHEDULE 3.4


                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

                                      None

                                                                    SCHEDULE 3.6

                              MATERIAL LITIGATION

       [See Schedule 3.21 for a description of the Teledesic proceedings]

                                                                   SCHEDULE 3.14


                                  SUBSIDIARIES


                                                 Jurisdiction of     Percentage
         Company                                  Organization        Ownership
         -------                                  ------------        ---------
Associated Communications
   Deutschland GmbH                                 Germany               100%

Auctel, Inc.                                        Delaware              100%

FirstMark Communications, Inc.                      Delaware              100%

Teligent Communications, Inc.                       Delaware              100%

Teligent Telecommunications, Inc.                   Delaware              100%

Teligent of Virginia, Inc.                          Virginia              100%

Teligent License Company I, L.L.C.                  Delaware              100%

Teligent License Company II, L.L.C.                 Delaware              100%*



* Includes a 1% interest owned indirectly through Teligent License Company I, L.L.C.

                                                                SCHEDULE 3.19(a)

                            UCC FILING JURISDICTIONS


Company                                     Jurisdictions
-------                                     -------------
Teligent, Inc.                              California - Secretary of State
                                            Delaware - Secretary of State
                                            New York-Secretary of State
                                            New York-New York County
                                            Virginia - Secretary of the Commonwealth
                                            Virginia - Fairfax County

Auctel, Inc.                                Delaware - Secretary of State
                                            Virginia - Secretary of the Commonwealth
                                            Virginia - Fairfax County

Teligent Communications, Inc.               Delaware - Secretary of State
                                            Virginia - Secretary of the Commonwealth
                                            Virginia - Fairfax County

Teligent Telecommunications, Inc.           Delaware - Secretary of State
                                            Virginia - Secretary of the Commonwealth
                                            Virginia - Fairfax County



Teligent License Company I, L.L.C.          Delaware - Secretary of State
                                            Virginia - Secretary of the Commonwealth
                                            Virginia - Fairfax County

Teligent License Company II, L.L.C.         Delaware - Secretary of State
                                            Virginia - Secretary of the Commonwealth
                                            Virginia - Fairfax County

                                                                   SCHEDULE 3.21
                               Pending Proceedings
                               -------------------

     By means of a Relocation Order, released March 14, 1997 by the Federal Communications Commission ("FCC"), and a Modification Order, released June 24, 1997 by the Public Safety and Private Wireless Division, Wireless Telecom munications Bureau of the FCC, the FCC relocated certain Digital Electronic Mes sage Service ("DEMS") licenses, including those held by the Company and its respec tive subsidiaries, in the 18 GHz band to the 24 GHz band. Both the Relocation Order and the Modification Order were subject to an administrative appeal period. During this period, five parties filed petitions with the FCC seeking either partial or full reconsideration or review of one or both of the orders. The parties -- BellSouth Corporation, WinStar Communications, Inc. ("WinStar"), Millimeter Wave Carrier Association, Inc., DirecTV Enterprises, Inc. and WebCel Communications, Inc. -- challenged, inter alia, the FCC's issuance of the Relocation Order without conducting a notice and comment rulemaking proceeding. WinStar withdrew its Petition for Clarification regarding the Relocation Order on October 7, 1997.

     In addition, DIRECTV Enterprises, Inc. has filed a petition for rulemaking with the FCC, requesting that the FCC grant permission for DIRECTV, and others, to construct and operate broadcast satellite uplink facilities on a portion of the 24 GHz frequencies allocated and granted to DEMS licensees.

     On September 6, 1996, Teledesic Corporation filed a petition seeking the dismissal of 174 applications for additional transmission (nodal) stations in seven li censed MSI DEMS markets, and the rescission of existing licenses, then held by or belonging to MSI or DSC. In its petition, Teledesic claimed that its then-proposed satellite system was incompatible with existing licensed terrestrial networks in the 18 GHz band, that the FCC's initial grants of the DEMS licenses to MSI and DSC was inappropriate, and that MSI and DSC had failed to construct and operate their licensed facilities in compliance with the FCC's rules.

     In their above-described petitions for reconsideration of the Relocation Order, a number of parties raised substantially similar arguments to those initially raised by Teledesic against the validity of the licenses now held by, and the con structed DEMS facilities now owned by, the Company and its respective subsidiaries.

     In November and December 1996, the FCC inspected each of the MSI and DSC DEMS facilities and determined that the companies had complied with all applicable construction and operational requirements. In letters dated April 2, 1997, and April 8, 1997, the FCC notified MSI and DSC, respectively, that the FCC "concluded its inquiry" and "determined not to take any further action" in connection with the investigation. Moreover, on February 24, 1997, the Company, MSI and DSC entered into an agreement pursuant to which Teledesic agreed to withdraw its petition and bear some of the cost of relocating MSI's, DSC's and the Company's 18 GHz DEMS systems to the 24 GHz band, conditioned upon the FCC's relocation of 18 GHz DEMS licensees to the 24 GHz band. On March 21, 1997, Teledesic filed a motion to withdraw its petition against MSI's pending applications and MSI's and DSC's licenses, which such motion is pending.

                                                                SCHEDULE 3.21(c)


Except as indicated below, Borrower is authorized to provide Internet access services, local exchange services and intrastate long distance services in the following states:


         Alabama
*        Arizona
**       Arkansas
         California
         Colorado
         Connecticut
         Delaware
         Florida
         Georgia
         Hawaii
         Illinois
         Indiana
         Iowa
         Kansas
**       Kentucky
         Louisiana
         Maryland
         Massachusetts
         Michigan
         Minnesota
**       Missouri
         Nebraska
         Nevada
         New Jersey
*        New Mexico
         New York
*        North Carolina
***      Ohio
*        Oklahoma
**       Oregon
         Pennsylvania
         South Carolina
*        Tennessee
         Texas
         Utah
         Virginia
         Washington
***      Washington  D.C.
         Wisconsin




*        Borrower is authorized to provide Internet access services only.
**       Borrower  is  authorized  to  provide   Internet  access  services  and
         intrastate long distance services only.
*** Borrower is authorized to provide Internet access services and local ex change services only.

                                                                 SCHEDULE 4.1(f)

                          Teligent, Inc. Authorizations
                          -----------------------------

          ITC 97-783: Global Facilities-Based/Global Resale Services, effective January 23, 1998. (International Section 214 Authority)

 * KS2XAT: Experimental Special Temporary Authority to operate non-type accepted 24 GHz DEMS equipment, effective June 9, 1998 for a term of
          (6) six months.






 *        This  authorization  (KS2XAT) is  held in the  name of Teligent,  Inc.
          and its wholly owned subsid iaries FirstMark Communications, Inc., Teligent License Company I, L.L.C., and Teligent License Company II, L.L.C.


                Teligent License Company I, L.L.C. DEMS Licenses
                ------------------------------------------------

Market                            24 GHz Channels(s)             Call Sign             Expiration Date
------                            ------------------             ---------             ---------------
New York, NY                              37                      WMT315                   2/1/2001
                                     35, 38 & 39                  WMT307
Los Angeles, CA                           39                      WMT337                   2/1/2001
                                          36                      WMT314
Chicago, IL                        35, 37, 38, & 39               WMT332                   2/1/2001
                                          36                      WMT318
Philadelphia, PA                     35, 38, & 39                 WMT339                   2/1/2001
                                          37                      WMT313
Detroit, MI                        35, 37, 38, & 39               WPJD304                  2/1/2001
                                          36                      WPJD309
Dallas, TX                         35, 37, 38, & 39               WMT331                   2/1/2001
                                          36                      WMT340
Houston, TX                        35, 37, 38, & 39               WMT330                   2/1/2001
                                          36                      WMT322
Washington, DC                     35, 37, 38, & 39               WMT338                   2/1/2001
                                          36                      WMT312
San Francisco, CA                         35                      WMT336                   2/1/2001
Boston, MA                                36                      WMT328                   2/1/2001
                                   35, 37, 38, & 39               WMT333
Atlanta, GA                        35, 37, 38, & 39               WMT335                   2/1/2001
                                          36                      WMT317
San Diego, CA                      35, 37, 38, & 39               WMF844                   2/1/2001
Minneapolis, MN                    35, 37, 38, & 39               WMF845                   2/1/2001
                                          36                      WMT310
St. Louis, MO                      35, 37, 38, & 39               WMF846                   2/1/2001
                                          36                      WMT324
Baltimore, MD                      35, 37, 38, & 39               WMF850                   2/1/2001
Phoenix, AZ                        35, 37, 38, & 39               WMF851                   2/1/2001
                                          36                      WMT309
Seattle, WA                        35, 37, 38, & 39               WMF854                   2/1/2001
                                          36                      WMT323
Pittsburgh, PA                     35, 37, 38, & 39               WMF852                   2/1/2001
                                          36                      WMT319


                Teligent License Company I, L.L.C. DEMS Licenses
                ------------------------------------------------

Market                            24 GHz Channels(s)             Call Sign             Expiration Date
------                            ------------------             ---------             ---------------
Denver, CO                                36                      WMT329                   2/1/2001
Miami, FL                          35, 37, 38, & 39               WMT334                   2/1/2001
                                          36                      WMT327
Tampa, FL                          35, 37, 38, & 39               WMF849                   2/1/2001
                                          36                      WMT308
Cleveland, OH                        37, 38, & 39                 WPJD853                  2/1/2001
                                          36                      WMT341
Portland, OR                         37, 38, & 39                 WMF842                   2/1/2001
                                          36                      WMT321
San Jose, CA                         37, 38, & 39                 WPJC396                  2/1/2001
Cincinnati, OH                       37, 38, & 39                 WMF847                   2/1/2001
Kansas City, MO                      37, 38, & 39                 WMF848                   2/1/2001
                                          36                      WMT325
Sacramento, CA                       37, 38, & 39                 WMF843                   2/1/2001
                                          36                      WMT320
Milwaukee, WI                        37, 38, & 39                 WMF840                   2/1/2001
                                          36                      WMT311
San Antonio, TX                      37, 38, & 39                 WPJC397                  2/1/2001
                                          36                      WMT326
Indianapolis, IN                     37, 38, & 39                 WMF841                   2/1/2001
                                          36                      WMT316
Columbus, OH                              36                      WMT342                   2/1/2001


Corresponding 18 GHz Channels for all markets still au thorized to operate in 18 GHz Band:

                           Channels
                           --------

            24 GHz                           18 GHz
            ------                           ------
              35                               30
              36                               31
              37                               32
              38                               33
              39                               34


The following Teligent License Company I, L.L.C. Licenses are subject to the conditions set forth in Schedule A:


                  Call Sign         Location
                  ---------         --------
                  WMF846            St. Louis, MO
                  WMF845            Minneapolis, MO
                  WMF850            Baltimore, MD
                  WMF844            San Diego, CA
                  WMF849            Tampa, CA
                  WMF852            Pittsburgh, PA
                  WMF854            Seattle, WA
                  WMF851            Phoenix, AZ
                  WPJD853           Cleveland, OH
                  WMF842            Portland, OR
                  WPJC396           San Jose, CA
                  WMF847            Cincinnati, OH
                  WMF848            Kansas City, MO
                  WMF843            Sacramento, CA
                  WMF840            Milwaukee, WI
                  WPJC397           San Antonio, TX
                  WMF841            Indianapolis, IN
                  WPJD304           Detroit, MI

                Teligent License Company II, L.L.C. DEMS Licenses
                -------------------------------------------------

           Market                 24 GHz Channel(s)             Call Sign           Expiration Date
           ------                 -----------------             ---------           ---------------

San Francisco, CA                  35, 36, 37, 38                WMT348                 2/1/2001
Los Angeles, CA                    35, 36, 37, 38                WMT306                 2/1/2001
New York, NY                             36                      WMT304                 2/1/2001
Columbus, OH                             37                      WPNH318                2/1/2001
Salt Lake City, UT                       37                      WPNH283                2/1/2001
Orlando, FL                              37                      WPNH299                2/1/2001
New Orleans, LA                          37                      WPNH288                2/1/2001
Hartford, CT                             38                      WPNH295                2/1/2001
Nashville, TN                            37                      WPNH325                2/1/2001
Norfolk, VA                              39                      WPNH284                2/1/2001
Memphis, TN                              37                      WPNH323                2/1/2001
Jacksonville, FL                         37                      WPNH298                2/1/2001
Oklahoma City, OK                        39                      WPNH319                2/1/2001
Greensboro, NC                           37                      WPNH306                2/1/2001
Louisville, KY                           37                      WPNH302                2/1/2001
West Palm Beach, FL                      37                      WPNH300                2/1/2001
Las Vegas, NV                            39                      WPNH313                2/1/2001
Birmingham, AL                           38                      WPNH289                2/1/2001
Austin, TX                               37                      WPNH324                2/1/2001
Honolulu, HI                             37                      WPNH301                2/1/2001
Dayton, OH                               35                      WPNH314                2/1/2001
Albany, NY                               37                      WPNH311                2/1/2001
Charlotte, NC                            37                      WPNH305                2/1/2001
Richmond, VA                             37                      WPNH286                2/1/2001
Tulsa, OK                                37                      WPNH320                2/1/2001
Raleigh, NC                              37                      WPNH307                2/1/2001
Fresno, CA                               37                      WPNH291                2/1/2001




                Teligent License Company II, L.L.C. DEMS Licenses
                -------------------------------------------------
           Market                 24 GHz Channel(s)             Call Sign           Expiration Date
           ------                 -----------------             ---------           ---------------

San Francisco, CA                  35, 36, 37, 38                WMT348                 2/1/2001
Los Angeles, CA                    35, 36, 37, 38                WMT306                 2/1/2001
Tucson, AZ                               38                      WPNH290                2/1/2001
Allentown, PA                            37                      WPNH287                2/1/2001
Ventura, CA                              38                      WPNH293                2/1/2001
Syracuse, NY                             37                      WPNH317                2/1/2001
Akron, OH                                35                      WPNH312                2/1/2001
Greenville, SC                           39                      WPNH321                2/1/2001
El Paso, TX                              38                      WPNH297                2/1/2001
Omaha, NE                                37                      WPNH308                2/1/2001
Wilmington, DE                           37                      WPNH309                2/1/2001
Albuquerque, NM                          38                      WPNH310                2/1/2001
Springfield, MA                          38                      WPNH304                2/1/2001
Baton Rouge, LA                          38                      WPNH303                2/1/2001
Charleston, SC                           38                      WPNH322                2/1/2001
New Haven, CT                            37                      WPNH296                2/1/2001
Stockton, CA                             35                      WPNH294                2/1/2001
Newport News, VA                         38                      WPNG641                2/1/2001
Santa Barbara, CA                        38                      WPNH292                2/1/2001
Trenton, NJ                              37                      WPNH285                2/1/2001
Buffalo, NY*                             37                      WPNH315                2/1/2001
Rochester, NY*                           37                      WPNH316                2/1/2001

--------


          Includes a condition that operations "may not cause interference to any authorized Canadian communication system and authority to operate is on a secondary, non-interference basis to any authorized Canadian communication system until Canadian coordination can be completed for primary operations."

Corresponding 18 GHz Channels for all markets still authorized to operate in 18 GHz Band:

                             Channels
                              --------
              24 GHz                             18 GHz
              ------                             ------

                35                                 30
                36                                 31
                37                                 32
                38                                 33
                39                                 34



               Teligent License Company II, L.L.C. Point-to-Point Microwave Licenses
               ---------------------------------------------------------------------

            Call Sign                           Station Name                    Expiration Date
            ---------                           ------------                    ---------------
             WHB513                              Ontario, CA                       2/1/2001
             WLC649                           3600 Wilshire, CA                    2/1/2001
             WLC650                            Pepperdine, CA                      2/1/2001
             WLC651                             Herbalife, CA                      2/1/2001
             WLC652                            Harborgate, CA                      2/1/2001
             WLM499                              Anaheim, CA                       2/1/2001
             WLM500                             La Habra, CA                       2/1/2001
             WLM501                          Broadway Plaza, CA                    2/1/2001
             WLN462                             Paramount, CA                      2/1/2001
             WLU933                           Kellogg Hill, CA                     2/1/2001
             WLU916                           Kellogg Hill, CA                     2/1/2001
             WMJ350                             Irwindale, CA                      2/1/2001
             WMT250                             San Dimas, CA                      2/1/2001
             WMW590                           Santa Monica, CA                     2/1/2001
             WMW591                          Plaza La Reina, CA                    2/1/2001


                                                                      Schedule A
                                                                      ----------

Conditional licensee automatically forfeits this authorization if:

     (a) Conditional licensee fails to construct and operate, i.e., carry customer traffic, the following nine (9) DEMS stations within the authorized 18 month construction period, and to certify to the FCC Microwave Branch in Gettysburg, PA when construction of each of the following stations is completed.



File No.              Callsign              City                       Construction Completion Date
--------              --------              ----                       ----------------------------

9401775               WMT334                Miami                      November 12, 1996
9401787               WMT335                Atlanta                    November 12, 1996
9401849               WMT338                D.C.                       November 12, 1996
9401869               WMT339                Philadelphia               November 12, 1996
9401894               WMT331                Dallas                     November 12, 1996
9401898               WMT332                Chicago                    November 12, 1996
9401962               WMT330                Houston                    November 12, 1996
9405385               WMT336                San Francisco              July 10, 1996
9405386               WMT337                Los Angeles                July 10, 1996

     (b) Conditional licensee fails to file a copy of its dated, contractually valid equipment order for the facilities specified herein with the Microwave Branch within thirty days of placing such order; and

     (c)   Conditional   licensee   fails  to  file  a  copy  of  the  equipment
manufacturers application for type acceptance or type approval for the transmitting equipment specified herein with the Microwave Branch within thirty days of placed equipment order.

This authorization is also granted on the condition that the Commission will not grant any additional time to construct the facilities authorized herein, or to extend the time limits set forth in Conditions B and C above.

RULES 21.3(B), 21.106(A)(4) AND 21.108 WAIVED BY COMMISSION ACTION DATED JANUARY 18, 1996 TO PERMIT POINT-RADIUS LICENSE, RELAXED DIGITAL EMISSION MASK AND REDUCED ANTENNAS FOR OPERATIONS WITHIN THE AUTHORIZED 25 MILE RADIUS.

                                                                 SCHEDULE 6.2(d)

                              EXISTING INDEBTEDNESS


Debtor: Teligent, Inc.

$300,000,000 11 1/2% Senior Notes due 2007
         Issued November 21, 1997
         Interest payable June 1 & December 1 commencing June 1, 1998

$440,000,000 11 1/2% Senior Discount Notes due 2008
         Issued February 20, 1998
         $258,453,825 unamortized principal balance as of May 31, 1998 Interest payable March 1 & September 1 commencing March 1, 2003



LETTERS OF CREDIT

Total Commitments under L/C facilities are
                           $670,000         (PNC)
                           $2,778,000       (First Union)

The following letters of credit are outstanding as of the date of the Agreement:


Bank                    Date                  Amount             Beneficiary                  Expiration
----                   Issued                 ------             -----------                  ----------
                       ------

PNC                   12/19/97               $200,000.00  PHH Vehicle Mgt Services Corp         12/19/98
                       2/27/98               $340,000.00  PHH Vehicle Mgt Services Corp
                                                          (increase of existing L/C)
PNC                   12/12/97               $100,000.00  Reliance Insurance Co.                12/12/98
PNC                   11/20/97               $370,000.00  Fairfax Square Associates II          12/31/98
First Union            3/31/98               $500,000.00  111 Eight Avenue LLC                  3/31/99
First Union            4/24/98                $60,000.00  83 Maiden Lane LLC                    3/31/99


Debtor:  Auctel, Inc.

         None.


Debtor:  Teligent Communications, Inc.

         None.


Debtor:  Teligent Telecommunications, Inc.

         None.


Debtor:  Teligent License Company I, L.L.C.

         None.


Debtor:  Teligent License Company II, L.L.C.

         None.

                                                                 SCHEDULE 6.3(f)

                                 EXISTING LIENS

                                          Jurisdiction of                      File Date     File Number     Description
   Debtor            Secured Party           Filing         Type of Filing     ---------     -----------     of Collateral
   ------            -------------           ------         --------------                                   -------------

Teligent, Inc.         EMC                 Virginia           UCC-1             4/22/98      9804227263        Office
                       Corporation                                                                             Equipment
Teligent, Inc.         EMC                 Virginia--         UCC-1             4/29/98      98003923          Office
                       Corporation         Fairfax County                                                      Equipment
Associated Com         ICON Office  So-    Virginia           UCC-1             6/5/97       970605 7080       Copier
munications, LLC       lutions


                                                                 SCHEDULE 6.3(f)
LIENS ON CASH ACCOUNTS:

Debtor:  Teligent, Inc.

       Senior Indebtedness:

          Pursuant to a certain Pledge Agreement between Teligent, Inc. and First Union National Bank, as Escrow Agent, relating to the Senior Notes described on Schedule 6.2(d), Teligent, Inc. maintains cash and securities (consisting of US Government Securities) in escrow to fund the first six payments on the Senior Notes. Funds are maintained in account #5076655897 in the name of "First Union National Bank as Trustee for Teligent Inc. 11 1/2% Senior Notes due 2007" at First Union National Bank.

          The first interest payment was made on June 1, 1998. The balance of restricted cash and investments in the escrow account as of June 1, 1998 (after the interest payment was made) was $79,493,694.

       Letters of Credit:

          Total Commitments under First Union National Bank L/C facilities listed on Schedule 6.2(d) are also secured by cash segregated in the escrow account referenced above (account #5076655897 in the name of "First Union National Bank as Trustee for Teligent Inc. 11 1/2% Senior Notes due 2007" at First Union National Bank).

                                                                 SCHEDULE 6.7(h)

                           EXISTING LOANS AND ADVANCES

Teligent, Inc.:
--------------

LOANS

Borrower           Principal Amount     Interest Rate   Date of Note   Maturity
--------           ----------------     -------------   ------------   ---------
Alex J. Mandl         $6,600,000            6.53%           9/3/96        9/3/01
Loan from MSI, carried on Teligent's books.
     1/5 principal plus accrued interest forgiven each of first two anniversaries, remaining principal plus interest forgiven at maturity

Alex J. Mandl         $5,400,000             6.53%           9/3/96       9/3/01
Loan from DSC, carried on Teligent's books.
     1/5   principal   plus  accrued   interest   forgiven  each  of  first  two
     anniversaries, remaining principal plus interest forgiven at maturity

Kirby G. Pickle, Jr.  $1,000,000             5.73%           2/1/97       2/1/00
Loan plus all accrued interest is forgivable in full at maturity date

Laurence E. Harris      $600,000              6.54%          8/5/97       6/8/00
     Loan plus all accrued interest is due at maturity

Laurence E. Harris      $250,000               N/A             1/97         N/A
     Advance payment made to Mr. Harris, to be repaid in full.

Abraham L. Morris       $250,000              5.76%          10/29/97    4/10/99
Loan plus all accrued interest is forgivable in full at maturity date

Abraham L. Morris       $250,000              5.76%          10/29/97    4/10/00
Loan plus all accrued interest is forgivable in full at maturity date

Steven F. Bell          $666,667              5.83%            4/7/97    4/10/00
1/3 principal plus accrued interest is forgivable each anniversary date of the loan

Keith Kaczmarek         $150,000               6.14%           5/5/97     5/5/00
Loan plus all accrued interest is forgivable in full at maturity date


ADVANCES

The Company has an aggregate balance of approximately $75,000 in advances due from various employees

                                                                SCHEDULE 6.7 (h)
                           EXISTING LOANS AND ADVANCES


Auctel, Inc.
------------
Teligent Communications, Inc.
-----------------------------
Teligent Telecommunications, Inc.
---------------------------------
Teligent License Company I, L.L.C.
----------------------------------
Teligent License Company II, L.L.C.
-----------------------------------

        None.

                                                                       EXHIBIT A








================================================================================





                       GUARANTEE AND COLLATERAL AGREEMENT


                                     made by



                                 TELIGENT, INC.


                         and certain of its Subsidiaries


                                   in favor of


                            THE CHASE MANHATTAN BANK,
                               as Collateral Agent



                            Dated as of July 2, 1998


================================================================================


                                TABLE OF CONTENTS

                                                                          Page
         SECTION 1. DEFINED TERMS ...................................       2

    1.1  Definitions ................................................       2
    1.2  Other Definitional Provisions ..............................       8

         SECTION 2. GUARANTEE .......................................       8

    2.1  Guarantee ..................................................       8
    2.2  Right of Contribution ......................................       9
    2.3  No Subrogation .............................................       9
    2.4  Amendments, etc. with respect to the Secured Obligations ...      10
    2.5  Guarantee Absolute and Unconditional .......................      10
    2.6  Reinstatement ..............................................      11
    2.7  Payments ...................................................      11

         SECTION 3. GRANT OF SECURITY INTEREST ......................      11

    3.1  Grant of Security Interest .................................      11
    3.2  Limitation on Obligation to Perfect ........................      12

         SECTION 4. REPRESENTATIONS AND WARRANTIES ..................      13

    4.1  Credit Agreement Representations and Warranties ............      13
    4.2  No Other Liens .............................................      13
    4.3  Perfected Liens; Priority ..................................      13
    4.4  Chief Executive Office .....................................      14
    4.5  Inventory and Equipment ....................................      14
    4.6  Farm Products ..............................................      14
    4.7  Pledged Securities .........................................      14
    4.8  Receivables ................................................      14
    4.9  Intellectual Property ......................................      14

         SECTION 5. COVENANTS .......................................      15

    5.1  Covenants in Secured Instruments ...........................      15
    5.2  Delivery of Instruments and Chattel Paper ..................      15
    5.3  Maintenance of Perfected Security Interest; Further
         Documentation ..............................................      15
    5.4  Changes in Locations, Name, etc ............................      16
    5.5  Notices ....................................................      16
    5.6  Pledged Securities .........................................      16
    5.7  Receivables ................................................      17

                                                                              >
    5.8  Intellectual Property ......................................      18

         SECTION 6. REMEDIAL PROVISIONS .............................      19

    6.1  Certain Matters Relating to Receivables ....................      19
    6.2  Communications with Obligors; Grantors Remain Liable .......      20
    6.3  Certain Matters Relating to Pledged Stock ..................      20
    6.4  Proceeds to be Turned Over To Collateral Agent .............      21
    6.5  Application of Proceeds ....................................      21
    6.6  Code and Other Remedies ....................................      21
    6.7  Registration Rights ........................................      22
    6.8  Approvals ..................................................      23
    6.9  Waiver; Deficiency .........................................      24
    6.10 Issuers ....................................................      24

         SECTION 7. THE COLLATERAL AGENT ............................      25

    7.1  Collateral Agent's Appointment as Attorney-in-Fact, etc ....      25
    7.2  Duty of Collateral Agent ...................................      26
    7.3  Execution of Financing Statements ..........................      27
    7.4  Authority of Collateral Agent ..............................      27

         SECTION 8. MISCELLANEOUS ...................................      27

    8.1  Amendments in Writing ......................................      27
    8.2  Notices ....................................................      27
    8.3  No Waiver by Course of Conduct; Cumulative
         Remedies; Limitation by Law  ...............................      27
    8.4  Enforcement Expenses; Indemnification ......................      28
    8.5  Successors and Assigns .....................................      28
    8.6  Set-Off ....................................................      29
    8.7  Counterparts ...............................................      29
    8.8  Severability ...............................................      29
    8.9  Section Headings ...........................................      29
    8.10 Integration ................................................      29
    8.11 GOVERNING LAW ..............................................      30
    8.12 Submission To Jurisdiction; Waivers ........................      30
    8.13 Acknowledgements ...........................................      30
    8.14 Additional Grantors ........................................      31
    8.15 Releases ...................................................      31
    8.16 WAIVER OF JURY TRIAL .......................................      31


                  GUARANTEE AND COLLATERAL AGREEMENT, dated as of July 2, 1998, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of The Chase Manhattan Bank, as Collateral Agent (in such capacity, the "Collateral Agent") under the Collateral Agency and Intercreditor Agreement, dated as of July 2, 1998 (the "Collateral Agency and Intercreditor Agreement"), among Teligent, Inc. (the "Borrower"), the Collateral Agent and the Secured Parties described therein (the "Secured Parties").


                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Borrower is a party to the Credit Agreement, dated as of July 2, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the banks and other financial institutions from time to time parties thereto (the "Lenders"), Chase Securities Inc., Goldman Sachs Credit Partners L.P. and TD Securities (USA) Inc., as Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent;

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, it is a condition precedent to the obligations of the Lenders to extend credit to the Borrower under the Credit Agreement that the Borrower's obligations thereunder and under the other Loan Documents referred to therein be secured and guaranteed as provided herein;

                  WHEREAS, the Borrower may from time to time incur other obligations that are permitted by the Credit Agreement to be secured and guaranteed pursuant hereto;

                  WHEREAS, pursuant to the Collateral Agency and Intercreditor Agreement, the Collateral Agent is holding the guarantee and security interests created hereby and by the other Security Documents;

                  WHEREAS, the Borrower is a member of an affiliated group of companies thatincludes each other Grantor;

                  WHEREAS, the proceeds of the Secured Obligations will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses; and

                  WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the Secured Obligations;

                  NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to make their respective extensions of credit to the Borrower thereunder and in consideration of other Secured Obligations hereinafter incurred, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

                                             SECTION 1.  DEFINED TERMS

                  1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Collateral Agency and Intercreditor Agreement and used herein shall have the meanings given to them in the Collateral Agency and Intercreditor Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments, Inventory and Investment Property.

                  (b) The following terms shall have the following meanings:

               "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

               "AssetCo": the collective reference to (a) Teligent Telecommunications, Inc., a Delaware corporation and (b) any other wholly owned Restricted Subsidiary (i) which is designated by the Borrower from time to time as an "AssetCo", (ii) which is a grantor and guarantor party to this Agreement and (iii) all of the Capital Stock of which is pledged pursuant to this Agreement.

               "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing. "Collateral": as defined in Section 3.

               "Collateral Account": as defined in the Collateral Agency and Intercreditor Agreement.

               "Communications Act": the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as the same may be in effect from time to time.

               "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

               "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those material agreements listed in Schedule 6), granting to any Grantor any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such agreement is not prohibited by such agreement without the consent of any other party thereto, would not give any other party to such agreement the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under such agreement.

               "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those copyright applications and registrations listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

               "Credit Agreement": the Credit Agreement, dated as of July 2, 1998, among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, Chase Securities Inc., Goldman Sachs Credit Partners L.P. and TD Securities
          (USA) Inc., as advisors and arrangers, Goldman Sachs Credit Partners L.P., as syndication agent, Toronto Dominion (Texas), Inc., as documentation agent and The Chase Manhattan Bank, as administrative agent.

               "Default": as defined in the Credit Agreement.

               "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

               "Event of Default": as defined in the Credit Agreement.

               "Excluded Assets": as defined in the Credit Agreement.

               "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, or both, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

               "FCC": the Federal Communications Commission, or any other successor agency of the United States Government administering the Communications Act.

               "FCC License": any license issued by the FCC, or any successor agency of the United States Government, to any Grantor permitting any transmission of telecommunications services through fixed wireless networks.

               "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

               "General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all Contractual Obligations, contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

               "General Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

               "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guarantor Obligations": with respect to any Guarantor, without duplication, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Security Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Security Document).

               "Guarantors": the collective reference to each Grantor other than the Borrower.

               "Intellectual Property": the collective reference to all rights, priorities and privileges relating to the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, whether arising under United States, multinational or foreign laws or otherwise.

               "Intercompany Note": any promissory note evidencing loans made by any other Grantor to the Borrower or any Guarantor.

               "Issuers": the collective reference to each issuer of a Pledged Security.

               "LeasingCo": Teligent Communications, Inc., a Delaware corporation, and (b) any other wholly owned Restricted Subsidiary (i) which is designated by the Borrower from time to time as a "LeasingCo", (ii) which is a grantor and guarantor party to this Agreement and (iii) all of the Capital Stock of which is pledged pursuant to this Agreement.

               "LicenseCo": the collective reference to (a) Teligent License Company I, LLC, a Delaware limited liability company, (b) Teligent License Company II, LLC, a Delaware limited liability company, and (c) any other wholly owned Restricted Subsidiary (i) which is designated by the Borrower from time to time as a "LicenseCo", (ii) which is a grantor and guarantor party to this Agreement and (iii) all of the Capital Stock of which is pledged pursuant to this Agreement.

               "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

               "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

               "Non-Excluded Personal Property: any personal property other than Excluded Assets.

               "Notice of Enforcement": as defined in the Collateral Agency and Intercreditor Agreement.

               "Obligations": (i) in the case of the Borrower, the Secured Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

               "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing material agreements referred to in Schedule 6, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such agreement is not prohibited by such agreement without the consent of any other party thereto, would not give any other party to such agreement the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under such agreement.

               "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

               "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

               "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

               "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

               "Possessory Collateral": as defined in the Collateral Agency and Intercreditor Agreement.

               "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

               "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

               "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

               "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

               "Restricted Subsidiary": each Special Purpose Subsidiary and each
          other  direct  and  indirect   Domestic   Subsidiary   other  than  an
          Unrestricted Subsidiary.

               "Secured Instrument": as defined in the Collateral Agency and Intercreditor Agreement.

               "Secured Obligation Commitments": as defined in the Collateral Agency and Intercreditor Agreement.

               "Secured Obligations": as defined in the Collateral Agency and Intercreditor Agreement.

               "Securities Act": the Securities Act of 1933, as amended.

               "Security Documents": as defined in the Collateral Agency and Intercreditor Agreement.

               "Special Purpose Subsidiary": each of LeasingCo, AssetCo and LicenseCo.

               "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.


               "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing material agreements referred to in Schedule 6, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such agreement is not prohibited by such agreement without the consent of any other party thereto, would not give any other party to such agreement the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under such agreement.

               "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing registrations and applications referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

               "Unrestricted Subsidiary": any Subsidiary of the Borrower (whether existing at the Closing Date or thereafter created or acquired) designated by the Borrower as an Unrestricted Subsidiary; the Borrower may designate a Subsidiary as an Unrestricted Subsidiary only if (a) the entire investment by the Borrower and its Restricted Subsidiaries in such Subsidiary was permitted by Section 6.7(d) of the Credit Agreement and (b) creditors of such Subsidiary have no recourse to the Borrower or any Restricted Subsidiary in respect of any obligations of such Subsidiary.

                  1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c)  Where  the  context  requires,   terms  relating  to  the
Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.


                              SECTION 2. GUARANTEE

                  2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

                  (b) Anything herein or in any other Security Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Security Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

                  (c) Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.

                  (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Secured Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full and all Secured Obligation Commitments shall be terminated, notwithstanding that from time to time the Borrower may be free from any Secured Obligations.

                  (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Secured Obligations are paid in full and all Secured Obligation Commitments are terminated.

                  2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment and each other Guarantor agrees that it will contribute its proportionate share of such payment to the applicable Guarantor. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

                  2.3 No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Secured Parties by the Borrower on account of the Secured Obligations are paid in full and all Secured Obligation Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied as provided in Section 6.5.

                  2.4 Amendments, etc. with respect to the Secured Obligations. To the extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by the Collateral Agent or any Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and the other Security Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent or the Secured Parties may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

                  2.5 Guarantee Absolute and Unconditional. To the extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this
Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Secured Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of any Secured Instrument, Security Document or related agreement, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Secured Obligations, or of such Guarantor under the guarantee contained in this
Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at the office of the Collateral Agent specified in the Collateral Agency and Intercreditor Agreement.


                      SECTION 3. GRANT OF SECURITY INTEREST

                  3.1 Grant of Security Interest. Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due in accordance with the terms thereof (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations,:

                  (a)  all Accounts;

                  (b)  all Chattel Paper;

                  (c)  all Documents;

                  (d)  all Equipment;

                  (e)  all General Intangibles;

                  (f) all FCC Licenses, including all rights to receive payment or other consideration upon the assignment or transfer of any FCC Licenses, to the extent permitted by the FCC and the Communications Act and subject to Section 6.8;

                  (g)  all Instruments;

                  (h) all General Intellectual Property, including, but not limited to, all Intellectual Property;

                  (i)  all Inventory;

                  (j)  all Pledged Securities;

                  (k)  all Investment Property;

                  (l)  all deposit accounts and other bank accounts;

                  (m)  all books and records pertaining to the Collateral; and

                  (n) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that Collateral shall not include any assets encumbered by Liens described in clause (a) of the definition of Excluded Assets as defined in the Credit Agreement to the extent that the inclusion of such assets in Collateral would be prohibited by any Requirement of Law or Contractual Obligation relating to such Liens.

                  3.2 Limitation on Obligation to Perfect. Notwithstanding the foregoing, it is understood and agreed that (i) no Special Purpose Subsidiary will be required to take any action to perfect any security interest created hereby other than (A) the filing of financing statements under the Uniform Commercial Code in the state of such Special Purpose Subsidiary's incorporation and in the state in which such Special Purpose Subsidiary maintains its chief executive office, (B) if such Special Purpose Subsidiary owns or holds any material United States Patents or United States Trademarks, the filings required in the United States Patent and Trademark Office to perfect the security interest created hereby in such Patents or Trademarks, (C) if such Special Purpose Subsidiary owns or holds any material United States Copyrights, the filings required in the United States Copyright Office and the registration of such Copyrights therein to perfect the security interest created hereby in such Copyrights and (D) delivery to the Collateral Agent of any Possessory Collateral owned by such Special Purpose Subsidiary and (ii) no Grantor other than a Special Purpose Subsidiary will be required to take any action to perfect any security interest created hereby other than (A) the filing of financing statements under the Uniform Commercial Code in the state in which such Grantor maintains its chief executive office, (B) the filings required in the United States Patent and Trademark Office to perfect the security interest created hereby in any material United States Patents or U.S. Trademarks owned or held by such Grantor, (C) the filings and registrations required in the United States Copyright Office to perfect the security interest created hereby in any material United States Copyrights owned or held by such Grantor, (D) delivery to the Collateral Agent of any Possessory Collateral owned by such Grantor and (E) any actions required to perfect the security interest created hereby in any Non-Excluded Personal Property which such Grantor has elected not to transfer to a Special Purpose Subsidiary; provided, that if after the date hereof there is any change in law which requires actions in addition to those described above to cause the security interests created hereby to be perfected to the same extent as the perfection effected by the foregoing actions under laws in effect on the date hereof, the Grantors will take such additional actions.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Secured Parties to extend credit to the Borrower, each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

                  4.1 Credit Agreement Representations and Warranties. Each of the representations and warranties made in respect of such Grantor in Section 3 of the Credit Agreement is true and correct as of the date hereof.

                  4.2 No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Secured Instruments, such Grantor owns, holds, or has an interest in each item of the Collateral free and clear of any and all Liens or claims of others. Except as disclosed on Schedule 7 no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Secured Instruments.

                  4.3 Perfected Liens; Priority. Subject to the limitations set forth in Section 3.2, the security interests granted pursuant to this Agreement
(a) constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and provided that, with respect to United States Patents and United States registered Trademarks and applications, such perfection will not be effective under United States federal law until the recordation of appropriate filings in the United States Patent and Trademark Office, and with respect to United States Copyrights, such perfection will not be effective under United States federal law until the recordation of appropriate filings in the United States Copyright Office and the registration of such Copyrights therein and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens expressly permitted by the Secured Instruments to be prior to the security interests created hereby.

                  4.4 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

                  4.5 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) in which a security interest is required to be perfected by Section 3.2 are kept at the locations listed on
Schedule 5.

                  4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  4.7 Pledged Securities. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor; provided, that the security interest granted hereby in any Capital Stock of any Excluded Foreign Subsidiary is limited to 65% of the Capital Stock of such Excluded Foreign Subsidiary.

                  (b) All the shares of the Pledged Stock representing ownership interests of any Subsidiary of the Borrower have been duly and validly issued and are fully paid and nonassessable.

                  (c) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

                  (d) None of the Pledged Stock issued by an Issuer which is a limited liability company or a partnership constitutes a "security" within the meaning of Section 8-102 of the New York UCC .

                  4.8 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

                  (b) Except as set forth on Schedule 8 none of the obligors on any Receivables is a Governmental Authority.

                  (c) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will as of such time be accurate in all material respects.

                  4.9 Intellectual Property. (a) Schedule 6 lists all (i) registered Trademarks and Trademark applications, (ii) Patents, (iii) registered Copyrights and Copyright applications and (iv) all material Trademark Licenses, material Patent Licenses and material Copyright Licenses owned or held by such Grantor in its own name on the date hereof.

                  (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

                  (c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

                  (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

                  (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof against any Grantor (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.


                              SECTION 5. COVENANTS

                  Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full and all Secured Obligation Commitments shall have terminated:

                  5.1 Covenants in Secured Instruments. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no violation of any Secured Instrument is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

                  5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

                  5.3 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.5 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  (b) Such Grantor will furnish to the Collateral Agent and the Secured Parties statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all as the Collateral Agent may reasonably request, all in reasonable detail.

                  (c) Subject to the limitations set forth in Section 3.2, at any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

                  5.4 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

                  (i) permit any of the Inventory or Equipment in which a security interest is required to be perfected by Section 3.2 to be kept at a location other than those listed on Schedule 5;

                  (ii) change the location of its chief executive office or sole place of business from that referred to in Section 4.6; or

                  (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

                  5.5 Notices. Such Grantor will advise the Collateral Agent and the Secured Parties promptly, in reasonable detail, of any Lien (other than security interests created hereby or Liens permitted under the Secured Instruments) on any of the material Collateral which would materially adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder.

                  5.6 Pledged Securities. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations and the same shall constitute "Pledged Stock" for purpose of this Agreement. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

                  (b) Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,
(ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Secured Instruments), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

                  (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

                  5.7 Receivables. Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any material Receivable, (ii) compromise or settle any material Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any material Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any material Receivable in any manner that could adversely affect the value thereof.

                  5.8 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark adequately and sufficiently so as to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way, except, in each case, where the failure to do so is not reasonably expected to have a Material Adverse Effect.

                  (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public, except those not reasonably expected to have a Material Adverse Effect.

                  (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright, except where the failure to do is not reasonably expected to have a Material Adverse Effect and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired, except those not reasonably expected to have a Material Adverse Effect. Such Grantor will not (either itself or through licensees) knowingly do any act whereby any material portion of the Copyrights may fall into the public domain, except those not reasonably expected to have a Material Adverse Effect.


                  (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person, except those not reasonably expected to have a Material Adverse Effect.

                  (e) Such Grantor will notify the Collateral Agent and the Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) (except for routine "office actions", excluding objections based on 15 USC ss.1052(d)) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

                  (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within 30 days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Secured Parties' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                  (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except where the failure to do so could not reasonably be expected to have a material adverse effect.

                  (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, except where the failure to do so could not reasonably be expected to have a material adverse effect and
(ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.


                         SECTION 6. REMEDIAL PROVISIONS

                  6.1 Certain Matters Relating to Receivables. (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time and from time to time (in any event, not more than once during any 365 day period), upon the Collateral Agent's reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

                  (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor's Receivables and the Collateral Agent may curtail or terminate said authority at any time when a Notice of Enforcement is in effect. If required by the Collateral Agent at any time when a Notice of Enforcement is in effect, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in
Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                  (c) If an Event of Default shall have occurred and be continuing, at the Collateral Agent's request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

                  6.2 Communications with Obligors; Grantors Remain Liable. (a) At any time when a Notice of Enforcement is in effect, the Collateral Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Receivables.

                  (b) Upon the request of the Collateral Agent at any time when a Notice of Enforcement is in effect, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

                  (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  6.3 Certain Matters Relating to Pledged Stock. (a) Unless a Notice of Enforcement is in effect and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer to the extent not prohibited by any Secured Instrument, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which impairs the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement, any Security Document or any other Secured Instrument.

                  (b) If a Notice of Enforcement is in effect and the Collateral Agent shall have given notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that a Notice of Enforcement is in effect and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

                  6.4 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if a Notice of Enforcement is in effect and the Collateral Agent shall have given notice of its intent to exercise such rights to the relevant Grantor or Grantors, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

                  6.5 Application of Proceeds. The Collateral Agent shall apply all Proceeds constituting Collateral and all proceeds of the guarantee set forth in Section 2 in the manner required by subsection 3.4 of the Collateral Agency and Intercreditor Agreement.

                  6.6 Code and Other Remedies. If a Notice of Enforcement is in effect, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person to the extent permitted by applicable law (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in the manner specified in subsection 3.4 of the Collateral Agency and Intercreditor Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  6.7 Registration Rights. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

                  6.8 Approvals. Any provision contained herein to the contrary notwithstanding, no action shall be taken hereunder by the Collateral Agent or any Secured Party with respect to any Collateral in the form of FCC Licenses or the Pledged Stock of any Issuer that holds any FCC License unless and until all applicable requirements of the FCC, if any, under the Communications Act, applicable state laws and the respective rules and regulations thereunder and thereof, as well as any other laws, rules and regulations of any other Governmental Authority applicable to or having jurisdiction over the Borrower or the relevant Grantor or Issuer, have in the reasonable judgment of the Collateral Agent been fully satisfied to the extent necessary to take such action and there have been obtained such consents, approvals and authorizations, as may be required to be obtained from the FCC, applicable state and local regulatory authorities and municipalities and any other Governmental Authority under the terms of any franchise, license or similar operating right held by the Borrower or the relevant Grantor or Issuer in order to take such action. It is the intention of the parties hereto that the pledge in favor of the Collateral Agent of the Pledged Stock of any Issuer that holds any FCC License, and the creation of a security interest (to the extent permitted by law) in favor of the Collateral Agent in FCC Licenses, and all rights and remedies by the Collateral Agent with respect to such Pledged Stock and FCC Licenses, shall in all relevant aspects be subject to and governed by said statutes, rules and regulations and that nothing in this Agreement shall be construed to diminish the control exercised by the Borrower or the relevant Grantor or Issuer, except in accordance with the provisions of such statutory requirements and rules and regulations. By its acceptance of this Agreement, the Collateral Agent agrees that the Collateral Agent will not take any action pursuant to this Agreement which constitutes or results in any assignment of a license or franchise or any change of control over the communications properties owned and operated by any Grantor, if such assignment of license or franchise or change of control would, under then existing law or under any franchise, require the prior approval of a Governmental Authority, without first obtaining such approval. Upon the exercise by the Collateral Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower or the relevant Grantor or Issuer will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Collateral Agent may reasonably require in order for such governmental consent, approval, recording, qualification or authorization to be obtained. The Borrower agrees to use its best efforts to cause such governmental consents, approvals, recordings, qualifications and authorizations to be forthcoming.

                  6.9 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges against the Collateral Agent or any other secured party which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations subject to Section 2.1(b) and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

                  6.10 Issuers. Each Grantor which is an Issuer agrees, in its capacity as an Issuer of Pledged Stock, to comply with the provisions of this Agreement to the extent relating to such Pledged Stock. Each Grantor which is an Issuer and a limited liability company or a partnership agrees, in its capacity as Issuer of Pledged Stock, that if such Pledged Stock shall at any time become a "security" within the meaning of Section 8-102 of the New York UCC such Issuer will (i) if such securities are "certificated securities" within the meaning of
Section 8-102 of the New York UCC, deliver such certificates, or cause such certificates to be delivered only to the Collateral Agent on behalf of the Grantor and not to any Grantor and (ii) if such securities are "uncertificated securities" within the meaning of Section 8-102 of the New York UCC, comply with instructions originated by the Collateral Agent in respect of such securities without further consent by the Grantor in respect thereof; and each Grantor instructs each such Issuer to comply with the foregoing agreements.


                         SECTION 7. THE COLLATERAL AGENT

                  7.1 Collateral Agent's Appointment as  Attorney-in-Fact,  etc.
(a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

                  (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iv)  execute,  in  connection  with any sale  provided for in
         Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate;
         (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless a Notice of Enforcement is in effect.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are ABR Loans under (and as defined in) the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  7.2 Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement, to the extent such security interests are required to be perfected pursuant to Section 3.2. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

                  7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Collateral Agency and Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 8. MISCELLANEOUS

                  8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 8.3 of the Collateral Agency and Intercreditor Agreement.

                  8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 8.1 of the Collateral Agency and Intercreditor Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

                  8.3 No Waiver by Course of Conduct; Cumulative Remedies; Limitation by Law. (a) Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default by the Borrower under any Secured Instrument. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  (b) All rights, remedies, and powers provided under this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions under this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and (subject to Section 8.8) to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                  8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Secured Party and the Collateral Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Security Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Collateral Agent.

                  (b) The agreements in this Section shall survive repayment of the Secured Obligations and all other amounts payable under the Secured Instruments.

                  8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

                  8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Collateral Agent and each Secured Party at any time and from time to time while a Notice of Enforcement is in effect, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Collateral Agent or such Secured Party hereunder and claims of every nature and description of the Collateral Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, the Security Documents, any Secured Instruments or otherwise, as the Collateral Agent or such Secured Party may elect, whether or not the Collateral Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent and each Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Collateral Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Secured Party may have.

                  8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  8.10 Integration. This Agreement and the other Security Documents represent the agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Security Documents.

                  8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW
OF THE STATE OF NEW YORK.

                  8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  8.13 Acknowledgements. Each Grantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Security Documents to which it is a party;

                  (b) neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this

         Agreement or any of the other Security Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby, by this Agreement or by the other Security Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

                  8.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to a Secured Instrument shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

                  8.15 Releases. (a) At such time as the Loans and the other Obligations (including Obligations in respect of Permitted Letters of Credit, but excluding other unaccrued contingent obligations) shall have been paid in full and all Secured Obligation Commitments have been terminated, the Collateral shall automatically and immediately be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall automatically and immediately terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Upon such termination, the Collateral Agent will promptly, at the Borrower's written request and expense, (i) execute and deliver to the Borrower such documents and instruments and take such other actions as the Borrower shall reasonably request to evidence or effect the release of such Collateral and (ii) in the case of a release of all Collateral, deliver or cause to be delivered to the Borrower all Possessory Collateral and all other property of the Borrower (including, without limitation, all amounts deposited or held in the Collateral Account, and all Cash Equivalents or other investments, together with all interest, dividends or profits thereon) then held by the Collateral Agent or any agent thereof.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Secured Instruments, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower or if it is no longer required to be a Guarantor pursuant to the Secured Instruments, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Secured Instruments; provided that the Borrower shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and, if applicable, the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Secured Instruments.

                  8.16 WAIVER OF JURY TRIAL. EACH GRANTOR, THE COLLATERAL AGENT, AND EACH SECURED PARTY (BY ITS ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.


                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.


                                             TELIGENT, INC.



                                             By:
                                                -----------------------------
                                                Title:


                                             [OTHER GRANTORS]



                                             By:
                                                ------------------------------
                                                 Title:

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement
                                              ----------------------------------


                  ASSUMPTION AGREEMENT, dated as of ________________, 199_, made by ______________________________, a ______________ corporation (the "Additional
Grantor"), in favor of The Chase Manhattan Bank, as collateral agent (in such capacity, the "Collateral Agent") under the Collateral Agency and Intercreditor Agreement, dated July 2, 1998 (the "Collateral Agency and Intercreditor Agreement"), among Teligent, Inc. (the "Borrower"), the Collateral Agent and the Secured Parties described therein (the "Secured Parties"). All capitalized terms not defined herein shall have the meaning ascribed to them in the Collateral Agency and Intercreditor Agreement.


                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, the Borrower, banks and other financial institutions parties to the Credit Agreement (the "Lenders"), and The Chase Manhattan Bank, as Administrative Agent, have entered into a Credit Agreement, dated as of July 2, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of July 2, 1998 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Collateral Agent for the benefit of the Secured Parties;

                  WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

                  WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________* to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties as applicable to it contained in
Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

                  2.  GOVERNING  LAW.  THIS  ASSUMPTION   AGREEMENT   SHALL   BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                                     [ADDITIONAL GRANTOR]



                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title:


--------
*  Refer to each Schedule which needs to be supplemented.

                                                                      SCHEDULE 1

                          NOTICE ADDRESSES OF GRANTORS


Teligent, Inc.                               Auctel, Inc.
8065 Leesburg Pike                           8065 Leesburg Pike
Vienna, VA 22182                             Vienna, VA 22182
Att:  General Counsel                        Att:  General Counsel
Tel:  703-762-5225                           Tel:  703-762-5225
Fax: 703-762-5227                            Fax: 703-762-5227
cc:  Chief Financial Officer                 cc:  Chief Financial Officer
Tel:  703-762-5233                           Tel:  703-762-5233
Fax: 703-762-5235                            Fax: 703-762-5235

Teligent Communications, Inc.                Teligent License Company I, L.L.C.
8065 Leesburg Pike                           8065 Leesburg Pike
Vienna, VA 22182                             Vienna, VA 22182
Att:  General Counsel                        Att:  General Counsel
Tel:  703-762-5225                           Tel:  703-762-5225
Fax: 703-762-5227                            Fax: 703-762-5227
cc:  Chief Financial Officer                 cc:  Chief Financial Officer
Tel:  703-762-5233                           Tel:  703-762-5233
Fax: 703-762-5235                            Fax: 703-762-5235

Teligent Telecommunications, Inc.            Teligent License Company II, L.L.C.
8065 Leesburg Pike                           8065 Leesburg Pike
Vienna, VA 22182                             Vienna, VA 22182
Att:  General Counsel                        Att:  General Counsel
Tel:  703-762-5225                           Tel:  703-762-5225
Fax: 703-762-5227                            Fax: 703-762-5227
cc:  Chief Financial Officer                 cc:  Chief Financial Officer
Tel:  703-762-5233                           Tel:  703-762-5233
Fax: 703-762-5235                            Fax: 703-762-5235

                                                                      SCHEDULE 2

                                  DESCRIPTION OF PLEDGED SECURITIES

Pledged Stock:

                                                                                    Stock
                                                                                 Certificate           No. of
                     Issuer                            Type of Stock                 No.               Shares

Pledgor: Teligent, Inc.
-----------------------
Auctel, Inc.                                               Common                     2                 1,000
FirstMark Communications, Inc.                             Common                     3                  100
Teligent Communications, Inc.                              Common                     2                 1,000
Teligent Telecommunications, Inc.                          Common                     2                 1,000
Teligent of Virginia, Inc.                                 Common                     2                 1,000


Pledged Membership Interests:

                                                                    Percentage of
                          Company                               Membership Interests
                                                                        Held

Pledgor: Teligent, Inc.
----------------------
Teligent License Company I, L.L.C.                                      100%
Teligent License Company II, L.L.C.                                      99%

Pledgor: Teligent License Company I, L.L.C.
-------------------------------------------
Teligent License Company II, L.L.C.                                      1%



Pledged Promissory Notes:

                  None.

                                                                      SCHEDULE 3

                          FILINGS AND OTHER ACTIONS TO
                           PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings

    Grantor                                          Jurisdictions
    -------                                          -------------


Teligent, Inc.                                   California - Secretary of State
--------------                                   Delaware - Secretary of State
                                                 New York-Secretary of State
                                                 New York-New York County
                                                 Virginia - Secretary of the Commonwealth
                                                 Virginia - Fairfax County

Teligent Communications, Inc.                    Delaware - Secretary of State
-----------------------------                    Virginia - Secretary of the Commonwealth
                                                 Virginia - Fairfax County

Teligent Telecommunications, Inc.                Delaware - Secretary of State
---------------------------------                Virginia - Secretary of the Commonwealth
                                                 Virginia - Fairfax County

Teligent License Company I, L.L.C.               Delaware - Secretary of State
----------------------------------               Virginia - Secretary of the Commonwealth
                                                 Virginia - Fairfax County

Teligent License Company II, L.L.C.              Delaware - Secretary of State
----------------------------------               Virginia - Secretary of the Commonwealth
                                                 Virginia - Fairfax County


                          Patent and Trademark Filings

          Filing of this Guarantee and Collateral Agreement with the United States Patent and Trademark Office against the Trademarks listed on
          Schedule 6 to this Agreement.


                      Actions with Respect to Pledged Stock

          Delivery of the Share Certificates Represented on Schedule 2 to the Collateral Agent in the State of New York


                                  Other Actions

o         None

                                                                      SCHEDULE 4

                  LOCATION OF JURISDICTION OF ORGANIZATION AND
                             CHIEF EXECUTIVE OFFICE

                                              Jurisdiction of     Location of Chief
      Grantor                                 Organization        Executive Office
      -------                                 ------------        ----------------

Teligent, Inc.                                 Delaware           8065 Leesburg Pike
                                                                  Suite 400
                                                                  Vienna, Virginia 22182
                                                                 (Fairfax County)
Auctel, Inc.                                   Delaware          (same as above)
Teligent Communications, Inc.                  Delaware          (same as above)
Teligent Telecommunications,                   Delaware          (same as above)
Teligent License Company I, L.L.C.             Delaware          (same as above)
Teligent License Company II, L.L.C.            Delaware          (same as above)


                                                                      SCHEDULE 5

                       LOCATION OF INVENTORY AND EQUIPMENT



  Grantor                                            Locations
  -------                                            ---------
Teligent, Inc.                                       8065 Leesburg Pike
                                                     Suite 400
                                                     Vienna, VA 22182
                                                     3600 Wilshire Boulevard
                                                     Suite 1700
                                                     Los Angeles, CA 90010

Auctel, Inc.                                         8065 Leesburg Pike
                                                     Suite 400
                                                     Vienna, VA 22182

Teligent Communications, Inc.                        8065 Leesburg Pike
                                                     Suite 400
                                                     Vienna, VA 22182

Teligent Telecommunications, Inc.                    8065 Leesburg Pike
                                                     Suite 400
                                                     Vienna, VA 22182

Teligent License Company I, L.L.C.                   8065 Leesburg Pike
                                                     Suite 400
                                                     Vienna, VA 22182

Teligent License Company II, L.L.C.                  8065 Leesburg Pike
                                                     Suite 400
                                                     Vienna, VA 22182

                                                                      SCHEDULE 6

                              INTELLECTUAL PROPERTY





                 U.S. Copyright and Material Copyright Licenses

                                      None.





                    U.S. Patents and Material Patent Licenses

                                      None.

                                                                      SCHEDULE 6

  U.S. Trademark Registrations and Applications and Material Trademark Licenses
  -----------------------------------------------------------------------------

I.       Registrations
         -------------


Mark                              Registration No.          Date Registered          Record Owner
----                              ----------------          ---------------          ------------
TELIGENT                          1,893,005                 05/09/95                 Teligent, Inc.(1)

II.      Applications

Mark                              Serial No.                Date Filed               Record Owner
----                              ----------                ----------               ------------
TELIGENT                          75-977,088 (ITU)          04/07/97                 Teligent, L.L.C.
TELIGENT and Design               75-977,087 (ITU)          04/07/97                 Teligent, L.L.C.
TELIGENT and Design               75-270,550 (ITU)          04/07/97                 Teligent, Inc.*
TELIGENT                          75-270,551 (ITU)          04/07/97                 Teligent, Inc.*
THE SMART WAY TO                  75-348,561                06/12/97                 Teligent, Inc.*
COMMUNICATE
T-DSL                             75-451,695 (ITU)          03/17/98                 Teligent, Inc.
TDSL                              75-451,696 (ITU)          03/17/98                 Teligent, Inc.
T*DSL                             75-451,697 (ITU)          03/17/98                 Teligent, Inc.
TELIGENT DSL                      75-451,725 (ITU)          03/17/98                 Teligent, Inc.
T.D.S.L.                          75-463,439 (ITU)          03/31/98                 Teligent, Inc.
TELIGENTCARD                      (not yet assigned)        6/24/98                  Teligent, Inc.
TELIGENTHOST                      (not yet assigned)        6/24/98                  Teligent, Inc.

III.     Licenses
         --------


          Mark                   Licensee                        Date of License
          ----                   --------                        ---------------
--------

 (1) The ownership of this m ark is split between "Teligent, Inc." and "Teligent, L.L.C." pursuant to an Assignment of a Part of Assignor Interest, recorded in the U.S. Patent and Trademark Office on January 27, 1998, at Reel 1690/Frame 0705.

TELIGENT          Creative Integrative Systems,                  April 28, 1997
                  Inc.
                                                                      SCHEDULE 7
                                      LIENS



                                          Jurisdiction of Filing                    File Date    File Number     Description of
    Debtor                Secured Party   ----------------------    Type of Filing  ---------    -----------     Collateral
    ------                -------------                             --------------                               ----------

Teligent, Inc.            EMC                Virginia               UCC-1            4/22/9      9804227263       Office Equipment
                          Corporation
Teligent, Inc.            EMC                Virginia--             UCC-1            4/29/       98003923         Office
                          Corporation        Fairfax County                                                       Equipment
Associated Commu          ICON Office Solu   Virginia               UCC-1            6/5/        970605 7080      Copier
nications, LLC            tions


                                                                      SCHEDULE 8

                    RECEIVABLES FROM GOVERNMENTAL AUTHORITIES




                                      None.

                           ACKNOWLEDGEMENT AND CONSENT


         The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of July 2, 1998 (the "Agreement"), made by the Grantors parties thereto for the benefit of The Chase Manhattan Bank, as Collateral Agent. The undersigned agrees for the benefit of the Secured Parties as follows:

         1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

         3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(a) or 6.7 of the Agreement.

                                             [NAME OF ISSUER]


                                             By:
                                                ---------------------------
                                                Title

Address for Notices:





Fax:

                                                                       EXHIBIT A
                                         to the Guarantee & Collateral Agreement


                                     FORM OF
                        ADDITIONAL COLLATERAL DESIGNATION


                                                     [Date]


To:     The Chase Manhattan Bank, as Collateral Agent

Re: Collateral Agency and Intercreditor Agreement, dated as of July 2, 1998, among Teligent,Inc., The Chase Manhattan Bank, as Collateral Agent and the Secured Parties described therein (the "Collateral Agency and the Intercreditor Agreement")


                  Reference is hereby made to the Collateral Agency and the Intercreditor Agreement. Capitalized terms which are defined in the Collateral Agency and Intercreditor Agreement are used herein as therein defined.

                  In accordance with subsection 4.3 of the Collateral Agency and Intercreditor Agreement, the following Additional Collateral is hereby added as Collateral under the Collateral Agency and Intercreditor Agreement:

                           [DESCRIBE ADDITIONAL COLLATERAL]



                                               TELIGENT, INC.


                                               By:__________________________
                                                 Title:


                  Attached hereto is an executed copy of the Security document creating the Collateral Agent's security interet in such Additional Collateral.

                                                                       EXHIBIT B


                         FORM OF COMPLIANCE CERTIFICATE


                  This  Compliance  Certificate  is delivered to you pursuant to
Section 5.2 of the Credit Agreement, dated as of July 2, 1998, as amended, supplemented or modified from time to time (the "Credit Agreement"), among Teligent, Inc. (the "Borrower"), the financial institutions from time to time party thereto as lenders (the "Lenders"), Chase Securities Inc., Goldman Sachs Credit Partners L.P. and TD Securities (USA) Inc., as Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as the Administrative Agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

                  1. I am the duly elected, qualified and acting [Chief Financial Officer] [Vice President - Finance] of the Borrower.

                  2. I have reviewed and are familiar with the contents of this Certificate.

                  3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

                  4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 6.1, 6.2, 6.5, 6.6 (solely to the extent that a Restricted Payment pursuant to Section 6.6(b) is, or is to be, made) and 6.7 of the Credit Agreement.

     IN WITNESS WHEREOF, I execute this Certificate this       day of          ,
                                                        -------       ---------
[199__][200__].


                                             TELIGENT, INC.


                                             By:
                                                     ----------------------
                                             Title:
                                                     ----------------------

                                                                    Attachment 2
                                                                    to Exhibit B



         The information described herein is as of , [199__] [200__], and pertains to the period from , [199__] [200__] to ____________ __, [199__]
[200__].


                                         [Set forth Covenant Calculations]

                                                                       EXHIBIT C


                           FORM OF CLOSING CERTIFICATE


                  Pursuant to Section 5.1(i) of the Credit Agreement dated as of July 2, 1998 (the "Credit Agreement"; terms defined therein being used herein as therein defined), among Teligent, Inc. (the "Borrower"), the financial institutions from time to time party thereto as lenders (the "Lenders"), Chase Securities Inc., Goldman Sachs Credit Partners L.P. and TD Securities (USA) Inc., as Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as the Administrative Agent (in such capacity, the "Administrative Agent"), the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF COMPANY] (the "Company") hereby certifies as follows:


                  1. The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

                  2. ___________________ is the duly elected and qualified Corporate Secretary of the Company and the signature set forth for such officer below is such officer's true and genuine signature.

                  3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof. [Borrower only]

                  4. The conditions precedent set forth in Section 4.1 of the Credit Agreement were satisfied as of the Closing Date. [Borrower only]

                  The undersigned Corporate Secretary of the Company certifies as follows:

                  5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.

                  6. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

                  7. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on _________________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

                  8. Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Company as in effect on the date hereof.

                  9. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.

                  10. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

      Name                 Office                    Date              Signature
      ----                 ------                    ----              ---------




                  IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.


-------------------------------             ------------------------------------
Name:                                       Name:
Title:                                      Title:


Date:  July 2, 1998

                                                                         ANNEX 1


                               [Board Resolutions]

                                                                         ANNEX 2


                                    [By-Laws]

                                                                         ANNEX 3



                         [Certificate of Incorporation]

                                                                       EXHIBIT E

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Credit Agreement, dated as of July 2, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Teligent, Inc. (the "Borrower"), the Lenders parties thereto, Chase Securities Inc., Goldman Sachs Credit Partners L.P. and TD Securities (USA) Inc., as Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as the Administrative Agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:


                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

                  2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                  3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.21(d) of the Credit Agreement.

                  4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"); provided, that any required consents in respect hereof have been obtained. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                  5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]

                  6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  7. The Assignee expressly acknowledges that it has received a copy of the Collateral Agency and Intercreditor Agreement and that on the Effective Date it will become a party to, and will be bound by the provisions of, the Collateral Agency and Intercreditor Agreement including, without limitation, the indemnification provisions set forth in Section 7.6 thereof.

                  8.       THIS   ASSIGNMENT   AND   ACCEPTANCE   SHALL   BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance


Name of Assignor:
                 ----------------------------------
Name of Assignee:
                 ----------------------------------
Effective Date of Assignment:
                              ---------------------


    Credit                 Principal           Commitment
    Facility Assigned      Amount Assigned     Percentage Assigned
    ------------------     ---------------     -------------------

                           $                        .          %
                            --------------     ----- ----------

   [Name of Assignee]                     [Name of Assignor]



By:                                           By:
   ------------------------------                ----------------------------
Title:                                        Title:


Accepted:                                     [Consented To:

THE CHASE MANHATTAN BANK,                      TELIGENT, INC.
as Administrative Agent


By:                                           By:
   ------------------------------                ----------------------------
Title:                                        Title:





--------------------------

1. Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

                                                                     EXHIBIT F-1

                                  [LETTERHEAD]



                                                                    July 2, 1998

The Lenders set forth on
  Schedule I hereto

The Chase Manhattan Bank,
 as Administrative Agent
270 Park Avenue
New York, New York 10017

                  Re:      Teligent, Inc. $800 Million Credit
                           ----------------------------------
                           Agreement
                           ---------

Ladies and Gentlemen:

                  We have acted as  special  counsel to (i)  Teligent,  Inc.,  a
Delaware corporation (the "Borrower"), in connection with the preparation, execution and deliv ery of the Credit Agreement, dated as of July 2, 1998 (the "Credit Agreement"), among the Company, the Lenders set forth on Schedule I hereto (the "Lenders"), Chase Securities Inc., Goldman Sachs Credit Partners L.P. and TD Securities (USA) Inc., as Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent (the "Ad ministrative Agent"); and (ii) each of Teligent License Company I, L.L.C., a Delaware limited liability company ("TLC I"), Teligent License Company II, L.L.C., a Dela ware limited liability company ("TLC II," and together with TLC I, "LicenseCo"), Teligent Communications, Inc., a Delaware corporation
("LeaseCo"),   Teligent  Telecommuni  cations,   Inc.,  a  Delaware  corporation
("AssetCo"), and Auctel, Inc., a Delaware corporation ("AUCTEL")(each a "Restricted Subsidiary" and together, the "Restricted Subsidiaries") in connection with the preparation, execu tion and delivery of the Guarantee and Collateral Agree ment, dated as of the date hereof (the "Guarantee and Collateral Agreement"), made by the Borrower and the Restricted Subsidiaries in favor of The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agent"). The

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 2

Borrower and the Restricted Subsidiaries are collectively referred to herein as the "Companies" and individually as a "Company").

                  This opinion is being furnished pursuant to Section 4.1(m)(i) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement.

                  In our examination, we have assumed the genu ineness of all signatures (other than as to the Compa nies), including endorsements, the legal capacity of natural persons, the authenticity of all documents sub mitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the origi nals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representa tions of the Companies and their respective officers and other representatives, including, without limitation, the respective representations and warranties of the Compa nies set forth in the Loan Documents (as hereinafter defined) and the Borrower's Certificate (as hereinafter defined), and of public officials.

                  In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         a.       the Credit Agreement;

         b. each of the Term Notes, dated as of the date hereof (collectively, the "Term Notes"), exe
                                             ----------
                  cuted and delivered by the Borrower in favor of each of the Lenders indicated on Schedule I as a recipient of a Term Note and the Revolving Credit Notes, dated as of the date hereof (col lectively, the "Revolving Credit Notes" and
                                  ----------------------
                  together with the Term Notes, the "Notes"),
                                                     -----

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 3

                  executed and delivered by the Borrower in favor of each of the Lenders indicated on Schedule I hereto as recipient of the Revolving Credit Notes;

         c.       the Guarantee and Collateral Agreement;

         d. the Collateral Agency and Intercreditor Agree ment, dated as of the date hereof, among the Borrower, The Chase Manhattan Bank, as Collat eral Agent, and the Secured Parties named therein;

         e. unfiled, but signed copies of financing state ments naming each of Teligent, Inc., Auctel, Inc., Teligent Telecommunications, Inc., Teligent Communications, Inc., Teligent License Company I, L.L.C. or Teligent License Company II, L.L.C., as debtor and The Chase Manhattan Bank, as Collateral Agent, as secured party, which we understand will be filed within ten
                  (10) days of the transfer of the security in
                  terest in the offices of the State Corporation Commission of the Commonwealth of Virginia and the office of the Recorder of Deeds of Fairfax County, Virginia (such filing offices, the "Filing Offices" and such financing statements,
                   --------------
                  the "Financing Statements");
                       -------------------

         f. a certificate of the Borrower executed by an officer thereof, dated as of the date hereof, a copy of which is attached as Exhibit A hereto (the "Borrower's Certificate");

         g. certified copies of the Certificates of Incor poration and By-laws of each of the Borrower and the Restricted Subsidiaries (other than LicenseCo);

         h. certified copies of the Certificates of Forma tion and the Limited Liability Company Agree ments (collectively, the "LLC Documents") of each of TLC I and TLC II;

         i.       a  certified  copy of  certain  resolutions  of the  Board  of
                  Directors  of  each  of  the   Borrower  and  the   Restricted
                  Subsidiaries (other than
                  LicenseCo);

         j. a certified copy of certain resolutions of the Members of each of TLC I and TLC II;

         k. such other documents as we have deemed neces sary or appropriate as a basis for the opinions set forth below.

                  Unless otherwise indicated, (i) "Loan Docu ments" shall mean the documents referred to in clauses (a) through (d) above; (ii) "Security Documents" shall mean the agreements referred to in clauses (c) and (d) above; and (iii) references to the term "UCC" shall mean (A) with respect to the validity of the security inter ests granted under the Guarantee and Collateral Agree ment, the Uniform Commercial Code as in effect on the date hereof in the State of New York; (B) with respect the perfection and the effect of perfection or non-per fection of the security interests in the UCC Filing Collateral (as such term is hereinafter defined), the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Virginia; and (C) with respect to the perfection and the effect of perfection or non-per fection of the security interests in the Pledged Stock (as such term is hereinafter defined), the Uniform Com mercial Code as in effect on the date hereof in the State of New York.

                  We express no opinion as to the laws of any other jurisdiction other than (i) the laws of the State of New York; (ii) solely with respect to the opinions set forth in paragraphs 1 through 4 hereof, the General Corporation Law and the Limited Liability Company Act of the State of Delaware; (iii) solely with respect to the

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 4

security interest opinions set forth in paragraphs 9 through 12 hereof, the UCC; and (iv) the federal laws of the United States to the extent specifically referred to herein. We are not admitted to the bar of the Common wealth of Virginia and our opinion as to the UCC relating to the Uniform Commercial Code in the Commonwealth of Virginia is based on our familiarity with the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Virginia.

                  We call to your attention that provisions of the Security Documents purport to grant to, and create in favor of, the Collateral Agent, a direct and indirect security interest in authorizations and licenses (the "Licenses") issued by the Federal Communications Commis sion (the "FCC") and remedial rights, powers and remedies with respect thereto, which (including any rights or interests therein) may be subject to Communications Laws (as hereinafter defined) and Communications Approvals (as hereinafter defined). We express no opinion as to the effect on the opinions expressed herein of the applica tions or effect of Communications Laws or Communications Approvals. Our opinion with respect to the security interest of the Collateral Agent for the benefit of the Lenders in the Licenses and in the equity interests (including membership interests) of each of the Companies holding the Licenses is limited to the UCC, and Communi cations Laws (including requirements of Communications Approvals) may limit or affect, among other things, the validity of the security interests, the exercise of remedies with respect to the Licenses or such equity interests (including membership interests) and the abil ity of the Collateral Agent to realize the benefits of any security interests, rights, powers or remedies in respect thereof. As used herein, (i) the term "Communi cations Law" shall mean laws, rules and regulations pertaining to the Licenses, including, without limita tion, the Communications Act of 1934, as amended, includ ing the Telecommunications Act of 1996, and, where appli cable, the published rules, regulations, decisions and orders of the FCC; and (ii) the term "Communications

193881.07-New YorkS5A

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 5

Approval" shall mean any consent, approval, license or authorization of, or filing, registration or application with, the FCC or any other federal, state or other regu latory authority pursuant to Communications Laws required to transfer, whether directly or indirectly, the Licenses or any right or interest therein.

                  Our opinions set forth below are also subject to the following qualifications:

                           i. enforcement of the Loan Documents may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally and by general principles of equity (re gardless of whether enforcement is sought in equity or at law);

                           ii.  certain of the  remedial  provisions,  including
         waivers, with respect to the exercise of remedies against the collateral contained in the Security Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of each such Security Docu ment, taken as a whole, and each such Security Docu ment, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security provided thereby;

                           iii. we have assumed that each of the Loan Documents constitutes the legal, valid and binding obligation of each party to such Loan Documents (other than the Companies) enforceable against such party (other than the Companies) in accordance with its terms;

                           iv. we express no opinion as to the effect on the opinions expressed herein of (A) the compli ance or non-compliance of the Administrative Agent, the Lenders or any party (other than each Company)

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 6

         to the Loan Documents with any state, federal or other laws or regulations applicable to any of them, or (B) the legal or regulatory status or the nature of the business of the Administrative Agent, the Lenders or any party to the Loan Documents (other than each Company);

                           v. enforcement of the Security Documents with respect to collateral consisting of the inter est of the Companies in instruments, leases, con tracts or other agreements (collectively, "Con tracts") between the Companies and the other parties to such Contracts, may be subject to the terms of such Contracts, the rights of such other parties to such Contracts and any claims or defenses of such other parties against the Companies arising under or outside such Contracts;

                           vi. we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in any Loan Document which are violative of the public policy underlying any law, rule or regulation (including, without limitation, any federal or state securities law, rule or regulation);

                           vii. we express no opinion as to any provision of any Loan Document to the extent it authorizes or permits any Person (including any purchaser of a participation interest), other than the party to any Loan Document to whom an obligation is owed, to set-off or apply any deposit, property or indebtedness in respect of such obligation;

                           viii. we have assumed that the execution, delivery and performance by the Companies of the Loan Documents do not and will not conflict with, contravene, violate or constitute a default under
         (a) any lease, indenture, instrument or other agree ment to which any such Person is subject (other than Applicable Contracts as to which we express our

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 7

         opinion in paragraph 5 herein), (b) any rule, law or regulation to which any such Person is subject (other than Applicable Laws as to which we express our opinion in paragraph 6 herein); (c) any judicial or administrative order or decree of any governmen tal authority (other than Applicable Orders as to which we express our opinion in paragraph 8 herein); or (d) any consent, approval, license, authorization or validation of, or filing, recording or regis tration with, any governmental authority (other than Governmental Approvals as to which we express our opinion in paragraph 7 herein);

                           ix. we have assumed that no authoriza tion, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 7 herein) is required to authorize or is required in connection with the execution, delivery or perfor mance by the Companies of the Loan Documents; and

                           x.       we express no opinion as to the
         applicability or effect of any fraudulent transfer or similar law on the Loan Documents or the transac tions contemplated thereby.

                  We understand further that you are separately receiving opinions from other counsel (the "Other Counsel Opinions") with respect to certain aspects of the forego ing, and we are advised that such opinions contain quali fications. Our opinions herein stated are based on the assumptions specified above, and we do not express any opinion as to the effect on the opinions herein stated of the qualifications contained in the Other Counsel Opin ions.

                  Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 8

                  1. Each of the Companies is validly existing and in good standing under the laws of the State of Delaware.

                  2. Each of the Companies has the corporate or company power and authority to execute, deliver and perform all of its obligations under each of the Loan Documents to which it is a party. The execution and delivery by each of the Companies of each of the Loan Documents to which it is a party and the consummation by each of the Companies of the transactions contemplated thereby have been duly authorized by all requisite corpo rate or company action on the part of each such Company.

                  3. Each of the Loan Documents to which each Company is a party constitutes the valid and binding obligation of each such Company, enforceable against each such Company in accordance with its terms.

                  4. Neither the execution and delivery by any of the Companies of the Loan Documents to which it is a party nor the performance by such Company of its obliga tions thereunder, in accordance with the provisions of the terms thereof, will (A) in the case of each of the Companies other than TLC I and TLC II, conflict with its respective Certificate of Incorporation or By-laws, and
(B) in the case of each of TLC I and TLC II, conflict with its respective LLC Documents.

                  5. Neither the execution and delivery by any of the Companies of the Loan Documents to which it is a party nor the performance by such Company of its obliga tions thereunder, in accordance with the provisions of the terms thereof, will conflict with, contravene, vio late or constitute a default under any Applicable Con tract. "Applicable Contract" shall mean each of those agreements set forth on Schedule II attached hereto.

                  6. Neither the execution and delivery by any of the Companies of the Loan Documents to which it is a party nor the performance by such Company of its obliga tions thereunder, in accordance with the provisions of the terms thereof, will contravene any provision of any Applicable Law. "Applicable Laws" shall mean the General Corporation Law and the Limited Liability Company Act of the State of Delaware and those laws, rules and regula tions of the State of New York and of the United States of America (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System) which, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents and which, in any event, do not include Commu nications Laws.

                  7. No Governmental Approval (as hereinafter defined), which has not been obtained and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of any of the Loan Documents by any of the Companies which is a party thereto except the filing of financing statements in accordance with the Credit Agreement and filings, recordings or registrations with respect to the security interest of the Collateral Agent for the benefit of the Lenders in intellectual property rights. "Govern mental Approval" shall mean any consent, approval, li cense, authorization or validation of, or filing, record ing or registration with, any federal, Delaware or New York executive, legislative, judicial, administrative or regulatory body pursuant to Applicable Laws, but shall exclude all Communications Approvals.

                  8. Neither the execution, delivery or perfor mance by any of the Companies of its obligations under the Loan Documents to which it is a party nor compliance by such Person with the terms thereof will contravene any Applicable Order against such Company. The term "Appli cable Orders" means those orders or decrees of courts or other governmental instrumentalities ("Governmental Authorities") set forth on Schedule I to the Officer's Certificate which have been identified to us as all of the orders or decrees of Governmental Authorities which are applicable to the Companies.

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 9


                  9. The provisions of the Guarantee and Col lateral Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Lenders to secure the Secured Obligations (as such term is defined in the Guarantee and Collateral Agreement), a valid security interest in the Borrower's rights in the certif icates identified on Schedule 2 to the Guarantee and Collateral Agreement (the "Pledged Stock").

                  10. Upon delivery of the Pledged Stock in the State of New York to the Collateral Agent for the benefit of the Lenders, the security interest of the Collateral Agent for the benefit of the Lenders will be perfected. No interest of any other creditor of the Borrower is equal or prior to the security interest of the Collateral Agent for the benefit of the Lenders in the Pledged Stock.

                  Our opinions in paragraphs 9 and 10 are subject to the following qualifications:

                           i. we have assumed that the Borrower owns the Pledged Stock, and we express no opinion as to the nature or extent of the Borrower's rights in, or title to, any of the Pledged Stock;

                           ii. our opinions with respect to the interest of the Collateral Agent for the benefit of the Lenders are limited to Article 8 and Article 9 of the UCC, and such opinions do not address (i) laws of jurisdictions other than New York, and of New York except for
         Article 8 and Article 9 of the UCC, (ii) collateral of a type not subject to Arti cle 8 and Article 9 of the UCC, and (iii) under Sections 9-103 and 8-110, what law governs perfec tion of the security interests granted in the col lateral covered by this opinion;

                           iii. we call to your attention that under the UCC, events occurring subsequent to the date

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 10

         hereof may affect any security interest subject to the UCC including, but not limited to, factors of the type identified in Section 9-306 with respect to proceeds; Section 9-402 with respect to changes in name, structure and corporate identity; Section 9-103 with respect to changes in the location of the collateral and the location of a debtor;
         Section 9-316 with respect to subordination agreements; Section 9-403 with respect to continuation state ments; and Sections 9-307, 9-308 and 9-309 with respect to subsequent purchasers of the collateral. In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, deliv ering possession of the collateral to a debtor or another person and voluntarily subordinating a security interest) may affect any security interest subject to the UCC;

                           iv. we express no opinion with respect to the priority of the security interest of the Collat eral Agent for the benefit of the Lenders in the Pledged Stock against a lien creditor to the extent that Section 9-301(4) of the UCC limits the priority afforded future advances;

                           v. we have assumed that the Collateral Agent has acquired its interest for the benefit of the Lenders for value and that neither the Collat eral Agent nor the Lenders has notice on or prior to the date hereof or the date of delivery of the Pledged Stock of an adverse claim with respect to the Pledged Stock; and

                           vi. we call to your attention that Section 324 of the Delaware General Corporation Law provides that the shares of stock of any person in a Delaware corporation may be attached and sold for a debt or in response to other demands and, therefore, it is possible for there to be an attachment of securities under Section 324 that takes precedence over the pledge of securities if the securities are not

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 11

          registered on the books of the issuer in the name of the Collateral Agent for the benefit of the Lenders.

                  11. The provisions of the Guarantee and Col lateral Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Lenders to secure each respective Company's Obligations (as such term is defined in the Guarantee and Collateral Agree ment), a valid security interest in each Company's rights in that portion of the collateral described therein which is subject to Article 9 of the UCC (the "UCC Collateral").

                  12. The Financing Statements are in appropri ate form for filing in each of the Filing Offices. With respect to that portion of the UCC Collateral as to which the filing of a financing statement in the Commonwealth of Virginia is a permissible method of perfection under the UCC (the "UCC Filing Collateral"), the security interest of the Collateral Agent for the benefit of the Lenders in that portion of the UCC Filing Collateral which is described in the Financing Statements will be perfected upon filing of the Financing Statements in the respective Filing Offices.

                  Our opinions in Paragraphs 11 and 12 are sub ject to the following qualifications:

                           i. we have assumed that each Company owns, or with respect to after-acquired property will own, the collateral pledged by such Company, and we express no opinion as to the nature or extent of any Company's rights in, or title to, any of the collateral and we note that with respect to any after-acquired property, the security interest will not attach until the Company pledging such property acquires ownership thereof;

                           ii. our opinions with respect to the interest of the Collateral Agent for the benefit of the Lenders are limited to Article 9 of the UCC, and

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 12

         therefore such opinions do not address (A) laws of jurisdictions other than the Commonwealth of Vir ginia, and of the Commonwealth of Virginia except for Article 9 of the UCC, (B) collateral of a type not subject to Article 9 of the UCC, and (C) under Section 9-103 of the UCC, what law governs perfec tion of the security interests granted in the col lateral covered by this opinion;

                           iii. we call to your attention that under the UCC, events occurring subsequent to the date hereof may affect any security interest subject to the UCC including, but not limited to, factors of the type identified in Section 9-306 with respect to proceeds; Section 9-402 with respect to changes in name, structure and corporate identity of the debt or; Section 9-103 with respect to changes in the location of the collateral and the location of the debtor; Section 9-316 with respect to subordination agreements; Section 9-403 with respect to continua tion statements; and Sections 9-307, 9-308 and 9-309 with respect to subsequent purchasers of the col lateral. In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to the debtor or another person and voluntarily subor dinating a security interest) may affect any securi ty interest subject to the UCC;

                           iv. we have assumed that the only place of business of the Companies in the Commonwealth of Virginia is located in Vienna, Fairfax County;

                           v. except to the extent set forth in our opinion in paragraph 10, we express no opinion with respect to the priority of the security interest of the Collateral Agent for the benefit of the Lenders in any of the Collateral;

                           vi. in the case of chattel paper, ac counts or general intangibles, we call to your

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 13

         attention that the security interest of the Collat eral Agent for the benefit of the Lenders may be subject to the rights of account debtors, claims and defenses of account debtors and the terms of agree ments with account debtors;

                           vii. we express no opinion regarding the security interest of the Collateral Agent for the benefit of the Lenders in any copyrights, patents, trademarks, service marks or other intellectual property, the proceeds thereof or any rights (in cluding accounts or general intangibles) with re spect to the lease, license or use thereof except to the extent Article 9 of the UCC may be applicable to the foregoing and except to the extent of our opin ion in paragraph 13;

                           viii. we call to your attention that, under U.S. trademark law, it is generally held that transfers of trademark rights are invalid unless accompanied by the related goodwill and the trade marks are used on substantially the same goods as those previously represented by the trademarks and we express no opinions as to the assets or goodwill that would have to accompany the Trademarks to en sure continuing validity of such Trademarks in the event of a foreclosure and the ultimate disposition of such trademarks as a result of a default.

                           ix. in the case of goods, we express no opinion regarding the security interest of the Collateral Agent for the benefit of the Lenders in any goods which are (A) an accession to, or commin gled or processed with other goods to the extent that the security interest of the Collateral Agent for the benefit of the Lenders is limited by Section 9-314 or 9-315 of the UCC or (B) subject to a cer tificate of title or a document of title;

                           x. except to the extent of the opinions expressed in paragraph 13 of this opinion, we ex press no opinion regarding the security interest of the Collateral Agent for the benefit of the Lenders in any items which are subject to a statute, regula tion or treaty of the United States of America which provides for a national or international registra tion or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing differ ent from the place specified in the UCC for filing to perfect such security interest;

                           xi. we express no opinion regarding the security interest of the Collateral Agent for the benefit of the Lenders in any of the collateral con sisting of claims against any government or govern mental agency (including without limitation the United States of America or any state thereof or any agency or department of the United States of America or any state thereof);

                           xii. in the case of any instrument, chat tel paper, account or general intangible which is itself secured by other property, we express no opinion with respect to the Collateral Agent's rights for the benefit of the Lenders in and to such underlying property;

                           xiii. we express no opinion with respect to the security interest in any of the collateral consisting of goods which are or are to become fixtures, equipment used in farming operations, or farm products, or accounts or general intangibles arising from or relating to the sale of farm prod ucts by a farmer, consumer goods, crops growing or to be grown, timber to be cut or minerals or the like (including oil and gas) or accounts subject to subsection 5 of Section 9-103 of the UCC;

                           xiv. we call to your attention that changes in the nature of the collateral (including but not limited to collateral consisting of the

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 14

         membership interests referred to in the preceding sentence) may affect the security interest of the Collateral Agent for the benefit of the Lenders and we express no opinion as to the security interest of the Collateral Agent for the benefit of the Lenders in the event that any such changes take place (in cluding any such changes that make the assumptions in the preceding sentence untrue);

                           xv. we call to your attention that the right of the Collateral Agent for the benefit of the Lenders to become a member of a limited liability company whose interests have been pledged may be limited by applicable law and by the terms of the documents pursuant to which it has been formed, as amended from time to time (we note, however, that the LLC Documents, as in effect on the date hereof, do not contain any such limitation) and that the only remedy may be the right to receive distribu tions to which any Company is otherwise entitled pursuant to such documents; and

                           xvi. we call to your attention that in the case of licenses or permits issued by governmen tal authorities, the applicable Company may not have sufficient rights therein for the security interest of the Collateral Agent for the benefit of the Lend ers to attach and even if such Company has suffi cient rights for the security interest to attach, exercise of remedies may be limited by the terms of the license or permit or require the consent of the governmental authority issuing such license or per mit. We have assumed that to the extent the terms of licenses or permits (or any laws or regulations applicable thereto) prohibit or condition the trans fer of any licenses or permits, consent to the transfer under the Guarantee and Collateral Agree ment has been obtained.

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 15

                  13. To the extent that the federal trademark laws of the United States are applicable, the provisions of the Guarantee and Collateral Agreement, together with the recordation of the Guarantee and Collateral Agreement in the United States Patent and Trademark office within three months of the date hereof, will be effective to create in favor of the Collateral Agent for the benefit of the Lenders, a valid security interest in the U.S. registered trademarks and U.S. trademark applications set forth on Schedule 6 to the Guarantee and Collateral Agreement (the "Trademarks"), which is effective against subsequent purchasers of such Trademarks.

                  The opinions expressed in this paragraph 13 are subject to the following qualifications:

                           i. we have assumed that the representa tions in the Guarantee and Collateral Agreement, including the information on
         Schedule 6 to the Guar antee and Collateral Agreement, will be accurate and complete as of the date of the filing of the Guaran tee and Collateral Agreement;

                           ii. we have assumed the Trademarks exist and that Borrower has sufficient rights in the Trademarks for the security interest of the Collat eral Agent to attach, and we express no opinion as to the nature or extent of the Borrower's rights in, or title to, any of the Trademarks;

                           iii. we have assumed that there has been no transfer or other event affecting the Borrower's right, title and interest in the Trademarks which has occurred either within three months prior to the date hereof or earlier than three months prior to the date hereof but which is not recorded prior to the date hereof;

                           iv. we express no opinion with respect to the security interest of the Collateral Agent in any trademarks which are either acquired by any

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 16

         Company subsequent to the date hereof or otherwise not identified in Schedule 6 to the Guarantee and Collateral Agreement;

                           v. we call your  attention  to the fact  that,  under
         Section 10 of the United States Trade mark Act (the "Lanham Act") (15 U.S.C. 1060), no application to register a mark based on intent to use shall be assignable prior to the filing of a verified statement of use with the United States Patent and Trademark Office pursuant to Section 1(d) of the Lanham Act, except to a successor to the business of the applicant, or portion thereof, to which the mark pertains, if that business is ongoing and existing;

                           vi. we call your attention to the fact that the exercise of remedies with respect to the Trademarks may require additional filings with the United States Patent and Trademark Office;

                           vii.   we express no opinion as to the
         priority of the security interest of the Collateral
         Agent in the Trademarks;

                           viii. we have assumed that there are no agreements between the Borrower and any account debtor prohibiting, restricting or conditioning the Borrower's right to assign or grant a security in terest in any portion of the Trademarks;

                           ix.   we express no opinion as to the
         validity or enforceability of any Trademark; and

                           x. we call to your attention that, under U.S. trademark law, it is generally held that trans fers of trademark rights are invalid unless accompa nied by the related goodwill and the trademarks are used on substantially the same goods as those previ ously represented by the trademarks and we express no opinions as to the assets or goodwill that would

The Lenders set forth
 on Schedule I hereto
The Chase Manhattan Bank
July 2, 1998
Page 17

         have to accompany the Trademarks to ensure continu ing validity of such Trademarks in the event of a foreclosure and the ultimate disposition of such trademarks as a result of a default.

                  14. No registration of any Company is required under the Investment Company Act of 1940.

                  15. No Company is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  This opinion is being furnished only to you in connection with the Credit Agreement and the transactions contemplated thereby and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other Person or used for any other purpose without our prior written consent.


                                    Very truly yours,

                                    Skadden, Arps, Slate, Meagher & Flom, L.L.P.

                                   SCHEDULE I
                                   ----------

                                     LENDERS

The Chase Manhattan Bank
Goldman Sachs Credit Partners L.P.
Toronto Dominion Bank
Barclays Bank Plc
Bank of America National Trust and Savings Association
Bank of Tokyo-Mitsubishi Trust Company
CIBC Inc.
Debt Strategies Fund, Inc.
Deutsche Morgan Grenfell
Export Development Corporation
Merrill Lynch Senior Floating Rate Fund, Inc.
Morgan Guaranty Trust Company of New York
Paribas
PNC Bank National Association
Prime Income Trust
Senior Debt Portfolio
Senior High Income Portfolio, Inc.
Van Kampen American Capital Prime Rate Income Trust












**       indicates Lender has received a Term Note
+        indicates Lender has received a Revolving Credit
         Note

                                   SCHEDULE II

                              APPLICABLE CONTRACTS


Indenture, dated as of November 26, 1997, between Teligent, Inc. and First Union National Bank, as Trustee, relating to $300,000,000 Senior Notes due 2007.

                    Indenture, dated as of February 20, 1998, between Teligent, Inc. and First Union National Bank, as Trustee, relating to $440,000,000 Senior Discount Notes due 2008.

Network Products Purchase Agreement No. TLG970IN, dated as of December 11, 1997, between Teligent, Inc. ("Teligent") and Northern Telecom, Inc. ("Nortel"), as modified by (i) the letter agreement dated January 16, 1998 between Nortel and Teligent, (ii) the letter agree ment dated March 30, 1998 between Nortel and Teligent, and (iii) the letter agreement dated May 22, 1998 among Nortel, Teligent, The Chase Manhattan Bank, Chase Securi ties Inc., Goldman Sachs Credit Partners L.P., Toronto Dominion (Texas), Inc. and TD Securities (USA) Inc.

                                                                       EXHIBIT A

                             BORROWER'S CERTIFICATE

                  The undersigned, a duly elected and authorized officer of each of Teligent, Inc., a Delaware corporation (the "Borrower"), Teligent License Company I, L.L.C., a Delaware limited liability company, Teligent License Company II, L.L.C., a Delaware limited liability company, Teligent Telecommunications, Inc., a Delaware corporation, Teligent Communications, Inc., a Delaware corporation, and Auctel, Inc., a Delaware corporation , (the aforementioned companies collectively referred to as the "Companies") understands that pursuant to the Credit Agreement, dated as of July 2, 1998 (the "Credit Agreement"), among the Company, the Lenders set forth on Schedule I hereto (the "Lenders"), Chase Securities Inc., Goldman Sachs Credit Partners L.P. and TD Securities (USA) Inc., as Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"), Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F") is rendering an opinion dated the date hereof (the "Opinion") to the Lenders and the Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Opinion. The undersigned further understands that SASM&F is relying on this officer's certificate and the statements made herein in rendering such Opinion.

                  With regard to the foregoing, the undersigned certifies as follows:

         1. Due inquiry has been made of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

         2. SASM&F may rely upon the representations and warranties that the Companies have made in the Loan Documents. The undersigned have made a careful review of the representations and warranties of the Companies contained in the Loan Documents and hereby confirm, to the best of their knowledge and belief, that such representations and warranties are true, correct and complete on and as of the date of this certificate.

                  3. The chief executive office of each of the Companies is located at 8065 Leesburg Pike, Vienna, Fairfax County, Virginia. The Companies do not maintain offices in any other counties in Virginia.

                  4. Set forth on Schedule I hereto are all the orders, judgments and decrees of any Governmental Authority which are specifically applicable to the Companies.

                  5. Less than 25 percent of the assets of each of the Companies on a consolidated basis and on an unconsolidated basis consist of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

                  6. Each of the Companies (a) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding or trading in securities, (b) is not engaged and does not propose to engage in the business of issuing face-amount certificates of the installment type, and has not been engaged in such business and does not have any such certificate outstanding, and
(c) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, other than the shares of its wholly-owned subsidiary, and does not own or propose to acquire investment securities (as defined in Section 3(a) of the Investment Company Act of 1940, as amended) having a value exceeding 40 percent of the value of such party's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

                  7. None of the Companies owns or operates facilities used for the generation, transmission or distribution of electric energy for sale ("electric utility facilities").

                  8. None of the Companies owns or operates facilities used for the distribution at retail of natural or manufactured gas for heat, light or power ("gas utility facilities").

                  9. None of the Companies directly or indirectly, or through one or more intermediary companies, owns, controls or holds with power to vote
(a) 10% or more of the outstanding securities, such as notes, drafts, stock, treasury stock, bonds, debentures, certificates of interest or participation in any profit-sharing agreements or in oil, gas, other mineral royalties or leases, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, certificates of deposit for a security, receiver's or trustee's certificates or instruments commonly known as a security (including certificates of interest or participation in, temporary or interim certificates for, receipt for, guaranty of, assumption of liability on or warrants or rights to subscribe to or purchase any of the foregoing) presently entitling it to vote in the direction or management of, or any such instrument issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such instrument is presently entitled to vote in the direction or management of, any corporation, partnership, association, joint-stock company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities or (b) any other interest, directly or indirectly, or through one or more intermediary entities, in (i) any corporation, partnership association, joint-stock company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities (other than Permitted Sales) or (ii) any of the foregoing types of entities which have received notice of the type described in Paragraph 10 below.

                  10. None of the Companies has received notice that the Securities and Exchange Commission has determined, or may determine, that any of the Companies exercises a controlling influence over the management or direction of the policies of a gas utility company or any electric utility company as to make it subject to the obligations, duties and liabilities imposed upon holding companies by the Public Utility Holding Company Act of 1935, as amended.

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
certificate as of July 1, 1998.







                                    By: /s/ Laurence E. Harris
                                        ----------------------
                                       Name:    Laurence E. Harris
                                       Title: Senior Vice President
                                                and General Counsel

                                   Schedule I
                                   ----------

                         Governmental Orders and Decrees
                         -------------------------------



                                      None.

                                                                     EXHIBIT F-2



                                  [LETTERHEAD]



The Lenders set forth on Schedule III hereto
The Chase Manhattan Bank,
    as Administrative Agent
270 Park Avenue
New York, New York  10017
July 2, 1998
Page 1







                                                     July 2, 1998

The Lenders set forth on
  Schedule III hereto

The Chase Manhattan Bank
         as Administrative Agent
270 Park Avenue
New York, New York  10017

                  Re:      Teligent, Inc.
                           --------------
Ladies and Gentlemen:

                  We have acted as special counsel to (i) Teligent, Inc., a Delaware corporation (the "Borrower"), in connection with the preparation, execution and delivery of the Credit Agreement, dated as of July 2, 1998 (the "Credit Agreement"), among the Borrower, the Lenders set forth on Schedule III hereto (the "Lenders"), Chase Securities Inc., Goldman Sachs Credit Partners L.P. and TD Securities (USA) Inc., as Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"); and (ii) each of Teligent License Company I, L.L.C., a Delaware limited liability company ("TLC I"), Teligent License Company II, L.L.C., a Delaware limited liability company ("TLC II," and together with TLC I, "LicenseCo"), Teligent Telecommunications, Inc., a Delaware corporation ("AssetCo"), Teligent Communications, Inc., a Delaware corporation ("LeaseCo"), and AUCTEL, Inc., a Delaware corporation ("AUCTEL") (each a "Restricted Subsidiary" and together, the "Restricted Subsidiaries") in connection with the preparation, execution and delivery of the Guarantee and Collateral Agreement, dated July 2, 1998 (the "Guarantee and Collateral Agreement"), made by the Borrower and the Restricted Subsidiaries in favor of The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agent"). The Borrower and the Restricted Subsidiaries are collectively referred to herein as the "Companies." The Credit Agreement and the Guarantee and Collateral Agreement are collectively referred to herein as the "Transaction Documents."

The Lenders set forth on Schedule III hereto
The Chase Manhattan Bank,
    as Administrative Agent
270 Park Avenue
New York, New York  10017
July 2, 1998
Page 2

                  This opinion is being furnished pursuant to Section 4.1(m)(i) of the Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Credit Agreement, dated July 2, 1998; (ii) an executed copy of the Guarantee and Collateral Agreement; and (iii) the authorizations and licenses issued by the Federal Communication Commission ("FCC") to the Companies listed on Schedule I hereto (the "Licenses"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Companies and such agreements, certificates of public officials, certificates of officers or other representatives of the Companies and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In addition, we have examined files available to the public at the FCC and FCC databases maintained by Interactive Systems, Inc. (which has a contract with the FCC to provide public access to the FCC's databases) relating to the Licenses as of June 29, 1998. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such records of the Companies, such agreements, the attached Officer's Certificate of the Borrower ("Officer's Certificate"), and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by par ties other than the Companies, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execu tion and delivery by such parties of such documents and the validity and binding effect thereof. In addition, we have assumed that the FCC's public files and databases are correct, complete and accurate. As to any facts material to this opinion that we did not independently establish or verify, we have relied, without indepen dent verification, upon oral or written statements and representations of officers and other representatives of the Companies and others.

                  We have not conducted an on-site investigation of any of the Companies' facilities associated with the Licenses (collectively the "Systems"), nor have we examined the operations of the Systems. Thus, we express no opinion as to the operation of the Systems or their compliance with applicable laws or the effect of such operation or lack thereof or non-compliance, if any, on the validity of the Licenses.

                  As used herein, (i) the term "Communications Act" means the Communications Act of 1934, as amended, including the Telecommunications Act of 1996, and, where applicable, the published rules, regulations, decisions and orders of the FCC in each case as in effect on the date hereof; and (ii) the term "Governmental Approval" means any consent, approval, license, or authorization of, or filing with, the FCC pursuant to the Communications Act.

                  Members of this firm are admitted to the Bar of the District of Columbia and this opinion is limited to the Communications Act. We express no opinion as to any laws of the United States other than the Communications Act or of any foreign country or of any federal, state or local authority, or any rules, regula tions or decisions of any other federal, state, or local agency or administrative body other than the FCC or agency or ministry or regulatory body of any foreign country.

                  Based  upon  and  subject  to  the   foregoing,   and  to  the
limitations, qualifications, exceptions, facts and assumptions set forth herein, we are of the opin ion that:

                  1. The Companies are duly authorized by the FCC to hold the Authorizations and Licenses identified in Schedule I. Based on the attached Officer's Certificate as to matters of fact, the Licenses are in full force and effect and have not been revoked, suspended, cancelled or modified in any adverse way and, except as set forth on Schedules I and I-A hereto, are not subject to any conditions or require ments that are not generally imposed by the FCC upon the holders of such licenses.

The Lenders set forth on Schedule III hereto
The Chase Manhattan Bank,
    as Administrative Agent
270 Park Avenue
New York, New York  10017
July 2, 1998
Page 3

                  2. Based solely on (i) inquiry to the appropriate officers of the Companies without independent verification and (ii) our examination of the publicly available files at the FCC and FCC databases as described above, and except as set forth in Schedule II hereto, (A) the Companies have paid all fees and have made all reports and filings, including tariffs where applicable, required by the FCC for the conduct of their businesses in the manner as set forth in the Teligent, Inc. Confidential Information Memorandum (May 1998) ("Information Memo"), (B) no further FCC authorizations are required by the Companies to conduct their business as set forth in the Information Memo, and
(C) there are no complaints, investigations, protests, proceedings or petitions outstanding or to our knowledge threatened at or by the FCC, formal or informal, against the Companies or the Licenses or any adverse judgments, decrees, injunctions, or published orders of any court or the FCC naming the Companies that are likely to result in the revocation, suspension, termination, non-renewal or material adverse modification of the Licenses or prevent the Companies from conducting their current business as set forth in the Information Memo.

                  3. Based on the attached Officer's Certificate as to matters of fact, neither the execution or delivery of, or the performance by the Companies of their obligations under the Transaction Documents, nor the consummation by the Companies of the transactions contemplated therein, will violate the Communi cations Act.

                  4. Based on the attached Officer's Certificate as to matters of fact, no Governmental Approvals are necessary for the execution or delivery of, or the performance by the Companies of their obligations under the Transaction Documents or consummation by the Companies of the transactions contemplated therein in accordance with the terms thereof and such consummation will not cause any cancellation, termination, revocation, forfeiture or material impairment of any of the Licenses or prevent the Companies from conducting their current business as set forth in the Information Memo.

                  5. Based on the attached Officer's Certificate as to matters of fact, and subject to the assumptions and qualifications set forth below, the Borrower is in compliance with the statutory foreign ownership limitations of 47 U.S.C. ss.

The Lenders set forth on Schedule III hereto
The Chase Manhattan Bank,
    as Administrative Agent
270 Park Avenue
New York, New York  10017
July 2, 1998
Page 4

310(b).

The Lenders set forth on Schedule III hereto
The Chase Manhattan Bank,
    as Administrative Agent
270 Park Avenue
New York, New York  10017
July 2, 1998
Page 5

Assumptions and Qualifications

                  With  respect to the opinion  set forth in  paragraph 5 above,
Section 310(b) of the Communications Act provides in pertinent part that no common carrier radio station license shall be granted to or held by (1) any corporation of which more than one-fifth of the capital stock is owned of record or voted by aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country or (2) to any corporation directly or indirectly controlled by another corporation of which more than one-fourth of the capital stock is owned of record or voted by aliens or their representa tives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country. As of the date of this opinion, the Borrower holds FCC-issued common carrier radio station licenses through its wholly owned subsidiaries.

                  To  determine  whether  foreign  ownership  in an FCC  license holder (or in any company directly or indirectly controlling such license holder) exceeds the applicable foreign ownership limitations described immediately above, the FCC examines the percentage of foreign equity ownership in the license holder (or in any company directly or indirectly controlling such license holder). The FCC has also stated that it will examine the level of capital contributions made by foreign entities to determine whether the capital contributions of such foreign investors exceed the applicable ownership limitations described above. See Fox Television Stations, Inc., 78 Rad. Reg. (P&F) 2d 1294 (1995) ("Fox"). In Fox, the FCC relied upon a United States Supreme Court case explaining "that capital stock 'is the capital upon which the business is to be undertaken, and is represented by the property of every kind acquired by the Company.'" Fox at P. 46, citing Wright v. Georgia R.R. & Banking Co., 216 U.S. 420, 425 (1910) (emphasis added).

                  The FCC has not published any rules, regulations, decisions, or orders determining the valuation of FCC licenses as capital contributions for purposes of calculating foreign ownership interests as set forth in Fox. Based on the attached Officer's Certificate as to matters of fact, we have accepted without independent verification that the fair market value of the combined capital contributions of shareholders in the Borrower are as set forth in the attached Officer's Certificate. Thus, applying the definition of "capital stock" used by the FCC in Fox and provided

The Lenders set forth on Schedule III hereto
The Chase Manhattan Bank,
    as Administrative Agent
270 Park Avenue
New York, New York  10017
July 2, 1998
Page 6

that the FCC were to accept the fair market value of the licenses as the basis for determining the level of capital contribution by Microwave Services, Inc., Telcom- DTS Investors, L.L.C., and Lynn Forester, the Borrower is not in violation of the for eign ownership provisions of Section 310(b) of the Communications Act

         This opinion is furnished to you solely for your benefit in connection with the closings under the Transaction Documents occurring today and is not to be used, circulated, quoted or otherwise referred to or relied upon for any other purpose without our prior express written permission. The opinions expressed herein are given as of the date of this opinion, are based upon facts in existence as of the date of this opinion, and we assume no obligation to advise you of any change in the foregoing opinion.

                                    Very truly yours,



                                    Skadden, Arps, Slate, Meagher & Flom, L.L.P.

                                  SCHEDULE III

                                     LENDERS

The Chase Manhattan Bank
Goldman Sachs Credit Partners L.P.
Toronto Dominion Bank
Barclays Bank Plc
Bank of America National Trust and Savings Association
Bank of Tokyo-Mitsubishi Trust Company
CIBC Inc.
Debt Strategies Fund, Inc.
Deutsche Morgan Grenfell
Export Development Corporation
Merrill Lynch Senior Floating Rate Fund, Inc.
Morgan Guaranty Trust Company of New York
Paribas
PNC Bank National Association
Prime Income Trust
Senior Debt Portfolio
Senior High Income Portfolio, Inc.
Van Kampen American Capital Prime Rate Income Trust

                                                                     EXHIBIT F-3

                                  [LETTERHEAD]


                                                     July 2, 1998


The Lenders set forth
  on Schedule I hereto
c/o
The Chase Manhattan Bank,
  as Administrative Agent
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

                  I am General Counsel to Teligent, Inc., a Delaware corporation ("Teligent") and handle legal matters for each of each of Teligent License Company I, L.L.C., a Delaware limited liability company ("TLC I"), Teligent License Company II, L.L.C., a Delaware limited liability company ("TLC II," and together with TLC I, "LicenseCo"), Teligent Communications, Inc., a Delaware corporation ("AssetCo"), Teligent Telecommunications, Inc., a Delaware corporation ("LeaseCo"), (collectively, the "Restricted Subsidiaries" and together with Teligent, the "Companies") and have so acted in connection with the preparation, execution and delivery of (i) the Credit Agreement, dated as of July 2, 1998 (the "Credit Agreement"), among Teligent, the Lenders set forth on
Schedule I hereto (the "Lenders"), Chase Securities Inc., Goldman Sachs Credit Partners L.P. and TD Securities (USA) Inc., as Arrangers, Goldman Sachs Credit Partners L.P., as Syndi cation Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"), and (ii) the other Transaction Documents (as defined below) to which any of the Compa nies is a party.

                  This opinion is being furnished pursuant to Section 4.1(m)(ii) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement.

                  In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following documents:

                  1.       the Credit Agreement;

                  2. each of the Term Notes, dated as of the date hereof (collectively, the "Term Notes"), executed and delivered by Teligent in favor of each of the Lenders indicated on Schedule I as a recipient of a Term Note and the Revolving Credit
                  Notes, dated as of the date hereof (collectively, the "Revolving Credit Notes" and together with the Term Notes, the "Notes"), executed and delivered by Teligent in favor of each of the Lenders indicated on Schedule I hereto as recipient of the Revolving Credit Notes;

                  3. the Guarantee and Collateral Agreement, dated as of the date hereof, made by Teligent and the Restricted Subsidiaries in favor of The Chase Manhattan Bank, as Collateral Agent;

                  4. the Collateral Agency and Intercreditor Agreement, dated as of the date hereof, among Teligent, The Chase Manhattan Bank, as Collat eral Agent, and the Secured Parties named therein;

                  5. copies of the Certificates of Incorporation and By-laws of each of Teligent and the Restricted Subsidiaries (other than LicenseCo);

                  6. certified copies of the Certificates of Formation of each of TLC I and TLC II;

                  7.   a certified  copy of certain  resolutions of the Board of
                  Directors   of  each   of   Teligent   and  the   Restricted
                  Subsidiaries (other than LicenseCo);

                  8. a certified copy of certain resolutions of the Members of each of TLC I and TLC II; and

                  9. such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

                  The documents referred to in items (1) through (4) above are hereinaf ter referred to collectively as the "Transaction Documents."

                  I have also examined original or copies identified to my satisfaction of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

                  In my examination I have assumed the genuineness of all signatures, including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all draft, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon statements and representations of the Companies and their officers and other representatives, and of public officials.

                  I have made such examination of law as in my judgment is necessary and appropriate for the purposes of this opinion. I do not, however, purport to be an expert in, or qualified to practice under, the laws of any State other than the Com monwealth of Pennsylvania. I do not purport to pass upon the laws of any jurisdic tion other than the laws of the Commonwealth of Pennsylvania.

                  Based upon the foregoing and subject to the limitations, qualifica tions, exceptions and assumptions set forth herein, I am of the opinion that:

                  1. Each of the Companies has the power and authority, and the legal right, to own and operate its Property, if owned, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged; except where failure to have such power, authority and legal right would not result in a Material Adverse Effect.

                  2. Each Company is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where failure to be so qualified or in good standing would not result in a Material Adverse Effect.

                  3. The execution, delivery and performance by each of the Companies of the Transaction Documents to which each such Company is a party, and the borrowings under the Credit Agreement, will not (a) violate any Requirement of Law applicable to, or any Contractual Obligation of, any of the Companies; or
(b) result in, or require, the creation or imposition of any Lien (other than the Liens granted under the Transaction Documents and Liens permitted by Section
6.3 of the Credit Agreement) upon any property or revenues of any of the Companies, except to the extent that such violations of (a) or (b) (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

                  4. Except for the litigation disclosed on Schedule 3.6 to the Credit Agreement, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to my knowledge, threatened by or against the Companies or any of their respective properties or revenues
(a) with respect to any of the Transaction Documents or (b) which could reasonably be expected to have a Material Adverse Effect.

                  This opinion is furnished exclusively to you in connection with the above-referenced transaction with the Companies, is provided on behalf of the Companies in my capacity as General Counsel of Teligent and the person who handles legal matters for the other aforementioned Companies, and by acceptance hereof it is understood and agreed by any person relying hereon that this opinion is made without personal recourse of any nature to me individually. No party other than the addressees or their successors and assignees is authorized or in any way entitled to rely on the opinions set forth herein without my express written consent.


                                            Very truly yours,




                                            By:
                                               ------------------------------
                                               Laurence E. Harris

                                                                      SCHEDULE I
                                                                      ----------
                                     LENDERS

The Chase Manhattan Bank
Goldman Sachs Credit Partners L.P.
Toronto Dominion Bank
Barclays Bank Plc
Bank of America National Trust and Savings Association
Bank of Tokyo-Mitsubishi Trust Company
CIBC Inc.
Debt Strategies Fund, Inc.
Deutsche Morgan Grenfell
Export Development Corporation
Merrill Lynch Senior Floating Rate Fund, Inc.
Morgan Guaranty Trust Company of New York
Paribas
PNC Bank National Association
Prime Income Trust
Senior Debt Portfolio
Senior High Income Portfolio, Inc.
Van Kampen American Capital Prime Rate Income Trust

                                                                     EXHIBIT F-4

                                  [LETTERHEAD]

June 29, 1998



The Lenders set forth on
         Schedule III hereto

The Chase Manhattan Bank
         as Administrative Agent
270 Park Avenue
New York, New York  10017

                  Re:      Teligent, Inc.

Ladies and Gentlemen:

         We have acted as special communications counsel to The Chase Manhattan Bank in connection with the preparation, execution and delivery of the Credit Agreement, dated as of June 29, 1998 (the "Credit Agreement"), among Teligent, Inc., a Delaware corporation (the "Borrower"), the Lenders [set forth on
Schedule III hereto] (the "Lenders"), Chase Securities Inc., Goldman Sachs Credit Partners L.P. and TD Securities (USA) Inc., as Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"); and in connection with the preparation, execution and delivery of the Guarantee and Collateral Agreement, dated June 29, 1998 (the "Guarantee and Collateral Agreement"), made by the Borrower and the Restricted Subsidiaries in favor of The Chase Manhattan Bank, as Collateral Agent. We do not represent the Borrower or its subsidiaries.

         This opinion is being furnished pursuant to Section 4.1(m) of the Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         As special communications counsel to the Administrative Agent, we address only matters within the jurisdiction of the Federal Communications Commission ("FCC") pertaining to the regulations of the Digital Electronic Message Service ("DEMS") under the Communications Act of 1934, as amended, and the rules, regulations, and published and publicly available orders of the FCC (collectively, the "Communications Act") applicable to the DEMS licenses identified on Annex 1 hereto (the "FCC DEMS Licenses").

The Lenders set forth on
         Schedule III hereto
The Chase Manhattan Bank
         as Administrative Agent
June 29, 1998
Page 2

         The opinions stated herein do not purport to cover areas of compliance or any other matter that can reliably determined only through an inspection of the facilities, work product, records or operations of the Borrower or any of its subsidiaries. In rendering the opinions herein expressed, we have assumed, without further investigation, the accuracy and completeness of the FCC's publicly available licensing records at the time of their examination by International Transcription Service ("ITS"), and the absence of changes since the date of such examination.

         Our opinions with respect to the FCC DEMS Licenses are based solely upon a review of license information made available to us on June 23, 1998, by ITS, a private entity under contract with the FCC to make such information available to the public. References in this opinion to the FCC's public records refer, insofar as DEMS licensing matters may be involved, solely to information received by us through ITS from its inspection of FCC licensing records in Gettysburg, Pennsylvania, on June 23, 1998. Except as specifically described in this paragraph, in connection with this opinion, we have not confirmed, nor have we asked ITS to confirm, licensing information beyond the following: the call signs identified in Annex 1, the corresponding license expiration dates, and identification of the licensee. Our opinions with respect to the effectiveness of any license are based solely upon the confirmation to us by ITS of the expiration date for any such license. We advise you that the FCC's rules provide for the automatic cancellation of the FCC DEMS Licenses at an earlier date than the scheduled expiration date if certain conditions, including the completion of construction by a specified date, are not met, and that the licensee of the FCC DEMS Licenses may require further waivers, modifications or other authorization in connection with the particular circumstances of its business. We have made no investigation or other inquiry in connection with this opinion with respect to whether such conditions have been met or any such other authorization or waiver has been obtained; and we have assumed that all such conditions have been met and all other authorizations or waivers have been obtained with respect to the FCC DEMS Licenses.

         Whenever any statement in this opinion is indicated to be based on our knowledge, it is intended to signify that, during the course of our representation to the Administrative Agent in Connection herewith, no information has come to the attorneys in our firm involved in the preparation of this opinion that would give those attorneys actual knowledge that such statement is incorrect. Other than our above-described review of certain information provided by ITS, we have not undertaken any investigation to determine the accuracy of any such statement.

The Lenders set forth on
         Schedule III hereto
The Chase Manhattan Bank
         as Administrative Agent
June 29, 1998
Page 3


         We do not purport to express opinions herein concerning any laws other than the Communications Act. Our opinions are limited strictly to the matters stated herein and no opinions may be inferred or are implied beyond the matters expressly stated herein. We have assumed no obligation to advise you beyond the opinions specifically expressed herein.

         Based upon our examination of the foregoing disclosures, documents, records and matters of law and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

         To our knowledge, based upon the above-based review of the public records of the FCC by ITS, (i) each of the FCC DEMS Licenses is held by the licensee identified in Annex 1, with such exceptions and qualifications as may be set forth in Annex 1 hereto; and (ii) except as may be indicated in Annex 1, each of the FCC DEMS Licenses set forth in Annex 1, assuming compliance with the terms of each of such FCC DEMS Licenses and the rules and policies of the FCC, is in effect.

         We advise you that on March 14, 1997, the FCC released a Relocation Order, and on June 24, 1997, the Public Safety and Private Wireless Division, Wireless Telecommunications Bureau of the FCC released a Modification Order of the Relocation Order. The effect of these two orders was to relocate DEMS licenses from the 18GHz to the 24GHz band. Several parties have challenged the FCC's authority to issue these orders without a notice and comment rulemaking proceedings, and those challenges remain pending. In addition, a petition has been filed requesting that the FCC reallocate the 24MHz band for purposes other DEMS. We advise you that the outcome of these proceedings remain uncertain and that a determination adverse to the Borrower could adversely affect the operation of DEMS facilities under the FCC DEMS Licenses.

         The opinions set forth herein are given as of the date hereof. We assume no obligation to advise you of changes which any thereafter be brought to our attention. Our opinions are based on statutory and regulatory provisions and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, nor do we assume any responsibility to advise you of future changes on our opinion.

The Lenders set forth on
         Schedule III hereto
The Chase Manhattan Bank
         as Administrative Agent
June 29, 1998
Page 4



         This opinion is rendered solely to you in connection with the execution of the Credit Agreement on the date hereof. This opinion may not be relied upon by you for any other purposes or relied upon by any other person without our prior written consent.

                                                     Very truly yours,

                                       DOW, LOHNES & ALBERTSON, PLLC


                                          By:
                                             ---------------------------
                                             J.G. Harrington, Member

                                                                     EXHIBIT G-1


                           FORM OF TRANCHE A TERM NOTE


THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$                                                             New York, New York
 ------------                                                       July 2, 1998

                 FOR VALUE RECEIVED, the undersigned, TELIGENT, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to (the "Lender") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a) DOLLARS ($ ), or, if less, (b) the unpaid principal amount of the Tranche A Term Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.8 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.16 of the Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche A Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Tranche A Term Loan.

                  This Note (a) is one of the Tranche A Term Notes referred to in the Credit Agreement dated as of July 2, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, Chase Securities Inc., Goldman Sachs Credit Partners L.P. and TD Securities (USA) Inc., as Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as the Administrative Agent,
(b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 9.6 OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



                              TELIGENT, INC.


                              By:
                                 ---------------------------------
                                 Name:
                                 Title:

                                                                      Schedule A
                                                           to Trance A Term Note

                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS



                                   Amount                              Amount of ABR Loans
                                Converted to   Amount of Principal of     Converted to       Unpaid Principal      Notation Made
Date     Amount of ABR Loans      ABR Loans      ABR Loans Repaid       Eurodollar Loans    Balance of ABR Loans        By


                                                                      Schedule B
                                                          to Tranche A Term Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


                                                                                      Amount of
                       Amount Converted  Interest Period and  Amount of Principal  Eurodollar Loans  Unpaid Principal
          Amount of    to Eurodollar    Eurodollar Rate with  of Eurodollar Loans  Converted to ABR    Balance of        Notation
Date  Eurodollar Loans     Loans           Respect Thereto         Repaid               Loans        Eurodollar Loans     Made By


                                                                     EXHIBIT G-2


                          FORM OF REVOLVING CREDIT NOTE


THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$                                                             New York, New York
 ------------                                                       July 2, 1998

                  FOR VALUE RECEIVED, the undersigned, TELIGENT, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to ____________________ (the "Lender") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) DOLLARS ($ ), or, if less,
(b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Section 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.16 of the Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.

                  This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of July 2, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, Chase Securities Inc., Goldman Sachs Credit Partners L.P. and TD Securities (USA) Inc., as Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as the Administrative Agent,
(b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 9.6 OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK.

                                   TELIGENT, INC.


                                   By:
                                      --------------------------
                                      Name:
                                      Title:

                                                                      Schedule A
                                                        to Revolving Credit Note

                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS


                                   Amount                               Amount of ABR Loans
                                Converted to   Amount of Principal of      Converted to      Unpaid Principal     Notation Made
Date    Amount of ABR Loans        ABR Loans     ABR Loans Repaid         Eurodollar Loans  Balance of ABR Loans        By

                                                                      Schedule B
                                                        to Revolving Credit Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


                                                                                     Amount of
                     Amount Converted  Interest Period and  Amount of Principal  Eurodollar Loans   Unpaid Principal
          Amount of    to Eurodollar   Eurodollar Rate with  of Eurodollar Loans  Converted to ABR    Balance of      Notation
Date  Eurodollar Loans     Loans         Respect Thereto          Repaid             Loans          Eurodollar Loans    Made By


                                                                     EXHIBIT G-3


                         FORM OF DELAYED DRAW TERM NOTE


THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$                                                             New York, New York
 ---------------                                                    July 2, 1998

                 FOR VALUE RECEIVED, the undersigned, TELIGENT, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to (the "Lender") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a) DOLLARS ($ ), or, if less, (b) the unpaid principal amount of the Delayed Draw Term Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.8 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.16 of the Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Delayed Draw Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Delayed Draw Term Loan.

                  This Note (a) is one of the Delayed Draw Term Notes referred to in the Credit Agreement dated as of July 2, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, Chase Securities Inc., Goldman Sachs Credit Partners L.P. and TD Securities (USA) Inc., as Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as the Administrative Agent,
(b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 9.6 OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK.

                                      TELIGENT, INC.


                                      By:
                                        ----------------------------
                                        Name:
                                        Title:

                                                                      Schedule A
                                                       to Delayed Draw Term Note

                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS



                              Amount                               Amount of ABR Loans
                            Converted to  Amount of Principal of       Converted to     Unpaid Principal        Notation Made
Date   Amount of ABR Loans   ABR Loans       ABR Loans Repaid       Eurodollar Loans      Balance of ABR Loans         By



                                                                      Schedule B
                                                       to Delayed Draw Term Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



                            Amount Converted  Interest Period and  Amount of Principal  Eurodollar Loans  Unpaid Principal
           Amount of        to Eurodollar    Eurodollar Rate with  of Eurodollar Loans  Converted to ABR   Balance of       Notation
Date    Eurodollar Loans         Loans         Respect Thereto          Repaid               Loans        Eurodollar Loans   Made By



                                                                       EXHIBIT H





                          FORM OF EXEMPTION CERTIFICATE


                  Reference is made to the Credit Agreement, dated as of July 2, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Teligent, Inc., as Borrower, the other banks and financial institutions or entities from time to time parties thereto, Chase Securities Inc., Goldman Sachs Credit Partners L.P. and TD Securities (USA) Inc., as Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

                  ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.21(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:


1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

                  2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S.
Lender further represents and warrants that:

                  (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

                  (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

                  3. The Non-U.S.Lender is not a 10-percent shareholder of the Borrower of Section 881(c)(3)(B) of the Code; and

                  4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

                  IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                 [NAME OF NON-U.S. LENDER]

                                   By:  ____________________________
                                        Name:
                                        Title:

     Date:  ____________________

                                                                       EXHIBIT I









================================================================================




                  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT


                                      among


                                 TELIGENT, INC.,


                            THE CHASE MANHATTAN BANK,
                               as Collateral Agent


                                       and


                               THE SECURED PARTIES


                            Dated as of July 2, 1998



================================================================================

                                TABLE OF CONTENTS

                                                                       Page

                                                                        Page

PREAMBLE.............................................................    1

SECTION 1             DEFINITIONS....................................    1
           1.1  Defined Terms........................................    1
                -------------
           1.2  Other Definitional Provisions........................    8
                -----------------------------

SECTION 2             ENFORCEMENT OF SECURITY INTERESTS AND
                      GUARANTEE......................................    8
           2.1  Notice of Enforcement................................    8
                ---------------------
           2.2  General Authority of the Collateral Agent over the
                ---------------------------------------------------
                Collateral and Guarantee.............................    8
                ------------------------
           2.3  Remedies Not Exclusive...............................    9
                ----------------------
           2.4  Waiver and Estoppel..................................    9
                -------------------
           2.5  Limitation on Collateral Agent's Duty in Respect
                ------------------------------------------------
                of Collateral........................................   10
                -------------
           2.6  Limitation by Law....................................   10
                -----------------
           2.7  Rights of Secured Parties Under Secured Instruments..   10
                ---------------------------------------------------

SECTION 3             COLLATERAL ACCOUNT; DISTRIBUTIONS..............   11
           3.1  The Collateral Account...............................   11
                ----------------------
           3.2  Control of Collateral Account........................   12
                -----------------------------
           3.3  Investment of Funds Deposited in Collateral Account..   12
                ---------------------------------------------------
           3.4  Application of Moneys................................   13
                ---------------------
           3.5  Amounts Held for Contingent Secured Obligations......   13
                -----------------------------------------------
           3.6  Application of Moneys Distributable to Holder
                ---------------------------------------------
                Representatives......................................   14
                ---------------
           3.7  Collateral Agent's Calculations......................   14
                -------------------------------

SECTION 4 ADDITIONAL SECURED OBLIGATIONS; ADDITIONAL COLLATERAL; ADDITIONAL GUARANTORS AND
                      GRANTORS; CERTAIN DOCUMENTATION REQUIREMENTS...   15
           4.1  Delivery of Credit Agreement, Initial Security
                Documents and Guarantee..............................   15
                ----------------------
           4.2  Additional Secured Obligations.......................   15
                ------------------------------
           4.3  Additional Collateral; Additional Security Documents.   16
                ----------------------------------------------------
           4.4  Additional Guarantors and Grantors...................   16
                ----------------------------------
           4.5  Possessory Collateral................................   16
                ---------------------

SECTION 5             AGREEMENTS WITH COLLATERAL AGENT...............   16
           5.1  Delivery of Amendments to Secured Instruments........   16
                ---------------------------------------------
           5.2  Information as to Secured Parties, Holder
                 Representatives, Unrepresented Holders, Etc.........   16

                                                                       Page

           5.3  Expenses............................................    16
                --------
           5.4  Stamp and Other Similar Taxes.......................    17
                -----------------------------
           5.5  Filing Fees, Excise Taxes, Etc......................    17
                -------------------------------
           5.6  Indemnification.....................................    17
                ---------------
           5.7  Further Assurances..................................    18
                ------------------

SECTION 6             POSSESSION AND USE OF COLLATERAL; PARTIAL
                      RELEASES......................................    18
           6.1  Use Prior to Notice of Enforcement..................    18
                ----------------------------------
           6.2  Releases............................................    19
                --------
           6.3  Insurance and Condemnation Proceeds; Liquidating
                ------------------------------------------------
                Dividends...........................................    20
                ---------

SECTION 7             THE COLLATERAL AGENT..........................    20
           7.1  Appointment.........................................    20
                -----------
           7.2  Delegation of Duties................................    20
                --------------------
           7.3  Exculpatory Provisions..............................    20
                ----------------------
           7.4  Reliance by Administrative Agent....................    21
                --------------------------------
           7.5  Non-Reliance on Collateral Agent or Other Secured
                -------------------------------------------------
                Parties.............................................    21
                -------
           7.6  Indemnification.....................................    22
                ---------------
           7.7  Collateral Agent in Its Individual Capacity.........    22
                -------------------------------------------
           7.8  Successor Agent.....................................    22
                ---------------

SECTION 8             MISCELLANEOUS.................................    23
           8.1  Notices.............................................    23
                -------
           8.2  No Waivers..........................................    23
                ----------
           8.3  Amendments, Supplements, Waivers and Releases.......    24
                ---------------------------------------------
           8.4  Headings............................................    25
                --------
           8.5  Severability........................................    25
                ------------
           8.6  Successors and Assigns..............................    25
                ----------------------
           8.7  Currency Conversions................................    25
                --------------------
           8.8  GOVERNING LAW.......................................    25
                -------------
           8.9  Submission to Jurisdiction; Waivers.................    25
                -----------------------------------
           8.10  Counterparts.......................................    26
                 ------------
           8.11  Release of Liens; Guarantee........................    26
                 ---------------------------
           8.12  Secured Parties....................................    27
                 ---------------
           8.13  Complete Agreement.................................    27
                 ------------------

SCHEDULES:

SCHEDULE I            Initial Secured Obligations
SCHEDULE II           Initial Security Documents

EXHIBITS:

EXHIBIT A             Form of Additional Collateral Designation
EXHIBIT B             Form of Additional Secured Obligations Designation

                 COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT,

dated as of July 2, 1998, among TELIGENT, INC., a Delaware corporation (the "Borrower"), THE CHASE MANHATTAN BANK, as Collateral Agent (in such capacity, the "Collateral Agent") and the Secured Parties (as defined below).



                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, the Borrower has entered into the Credit Agreement and expects to incur certain other obligations;

                  WHEREAS, the Borrower wishes to cause such obligations to become Secured Obligations hereunder by causing such obligations to be secured by the Collateral pursuant to the Security Documents and guaranteed pursuant to the Guarantee, all in the manner described in this Agreement;

                  WHEREAS, (i) the Borrower and certain of its Subsidiaries may, from time to time, execute and deliver to the Collateral Agent certain
Additional Security Documents and, pursuant to such Additional Security Documents, create in favor of the Collateral Agent a security interest in Additional Collateral, and (ii) the Borrower may, as required by Section 5.10 of the Credit Agreement, from time to time cause additional Subsidiaries to become parties to the Guarantee and the Security Documents and cause additional Collateral to be delivered under the Security Documents and/or additional Security Documents to be executed and delivered, all in the manner described in this Agreement; and

                  WHEREAS, the Secured Parties wish to set forth certain agreements among them with respect to the Security Documents, the Collateral and the Guarantee, and wish to appoint the Collateral Agent as their agent to hold the Security Documents, the Collateral and the Guarantee;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    SECTION 1
                                   DEFINITIONS

                  1.1 Defined Terms. As used herein, the following terms shall have the following meanings:

                    "Additional  Collateral":  all  Collateral  other  than  the
               Initial Collateral.

                    "Additional   Collateral   Designation":   each   Additional
               Collateral Designation, substantially in the form of Exhibit A, executed by a Responsible Officer and delivered pursuant to subsection 4.3.

                    "Additional  Secured  Instrument":  each Secured  Instrument evidencing or governing Additional Secured Obligations, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

                    "Additional Secured  Obligations":  any Permitted Additional
               Secured Obligations that become Secured Obligations in the manner provided in subsection 4.2.

                    "Additional   Secured   Obligations    Designation":    each
               Additional Secured Obligations Designation, substantially in the form of Exhibit B, duly completed and executed by a Responsible Officer and the creditor or creditors in respect of such Additional Secured Obligations and delivered pursuant to subsection 4.2.

                    "Additional Security Document": each agreement or instrument
               (other than the Initial Security Documents) creating or evidencing a security interest of the Collateral Agent in, or a lien in favor of the Collateral Agent on, any Collateral, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

                    "Administrative   Agent":   The  Chase  Manhattan  Bank,  as
               administrative   agent  under  the  Credit  Agreement,   and  any
               successor in such capacity.

                    "Agreement":   this  Collateral   Agency  and  Intercreditor
               Agreement, as amended, supplemented or otherwise modified from time to time.

                    "Asset Sale":  any sale,  transfer or other  disposition  or series of related sales, transfers or other dispositions by the Borrower or any Restricted Subsidiary of any property or assets of the Borrower or such Restricted Subsidiary (including property subject to any Lien under any Security Document) to a Person other than the Borrower or any Restricted Subsidiary.

                    "Asset Sale Proceeds Release  Request":  a request delivered by the Borrower to the Collateral Agent requesting the Collateral Agent to release funds from the Asset Sale Proceeds Sub-Account for use by the Borrower to purchase assets in accordance with the applicable provisions of the Credit Agreement. Each Asset Sale Proceeds Release Request (a) shall specify (i) the amount of funds to be released, (ii) the date of the requested release,
               (iii) the purpose for which the Borrower expects to use such funds, (iv) the applicable provisions of the Credit Agreement permitting the requested release and proposed use of such funds,
               (v) the investments to be liquidated to provide cash to make such release, and (vi) the wire instructions for the transfer of such funds to or for the account of the Borrower and (b) shall be accompanied by a certificate of a Responsible Officer to the effect that such requested release of funds and proposed use thereof will not violate the Credit Agreement.

                    "Asset  Sale  Proceeds   Prepayment   Request":   a  request
               delivered by the Borrower to the Collateral Agent requesting the Collateral Agent to release funds from the Asset Sale Proceeds Sub-Account for use by the Borrower to make a prepayment of Secured Obligations in accordance with the applicable provisions of the Credit Agreement. Each Asset Sale Proceeds Prepayment Request (a) shall specify (i) the amount of funds to be released, (ii) the date of the requested release, (iii) the applicable provisions of the Credit Agreement permitting or requiring the requested release and proposed use of such funds and (iv) the investments to be liquidated to provide cash to make such release.

                    "Asset Sale Proceeds Sub-Account":  as defined in subsection
               3.1(a).

                    "Bank Facility  Obligations":  at any time, the sum (without duplication) of (a) the aggregate principal or face amount of the loans and other extensions of credit outstanding at such time under the Credit Agreement and the aggregate amount of accrued and unpaid interest thereon at such time, (b) the aggregate amount of accrued and unpaid fees payable by the Borrower under or in connection with the Credit Agreement at such time, and (c) the aggregate amount of all other monetary obligations of the Borrower that are accrued, identified and owing at such time to any Secured Party under the Credit Agreement, including, without limitation, indemnification and expense reimbursement obligations.

                    "Bank  Facility  Secured  Party":  any Secured  Party to the
               extent it is a Holder of Bank Facility Obligations.

                    "Business Day": any day other than a day on which commercial banks  are  authorized  or  required  by law to close in New York
               City.

                    "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000; (c) commercial paper of an issuer rated at the time of acquisition at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency and maturing within six months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at the time of acquisition at least A-2 by S&P or P-2 by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                    "Code":  the Uniform  Commercial Code as in effect from time to time in the State of New York.

                    "Collateral":  all the  properties  and  assets of  whatever nature, tangible or intangible, now owned or existing or hereafter acquired or arising, in which the Collateral Agent have been granted a lien or security interest pursuant to any of the Security Documents and all Proceeds thereof.

                    "Collateral Account": as defined in subsection 3.1.

                    "Collateral   Agent":  The  Chase  Manhattan  Bank,  in  its
               capacity as collateral agent under this Agreement, and any successor collateral agent appointed hereunder.

                    "Credit Agreement":  the Credit Agreement,  dated as of July
               2, 1998, among the Borrower, the Lenders, Arrangers, Syndication Agent and Documentation Agent parties thereto and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

                    "Distribution Date": each date fixed by the Collateral Agent or the Required Secured Parties for a distribution to the Secured Parties of funds held in the Collateral Account, the first of which shall be within 120 days after a Notice of Enforcement is effective as provided in subsection 2.1(b), and the remainder of which shall occur (x) monthly thereafter on the day of the month corresponding to the first Distribution Date (or, if there be no such corresponding day, the last day of such month), provided, that if any such day is not a Business Day, such Distribution Date shall be the next Business Day and (y) on such other dates fixed by the Collateral Agent or the Required Secured Parties.

                    "Dollars" and "$":  lawful  currency of the United States of
               America.

                    "Effective Date": ____________________, 1998.

                    "Enforcement Proceeds Sub-Account": as defined in subsection
               3.1(a).

                    "Guarantee":  the  guarantee  set forth in  Section 2 of the
               Guarantee and Collateral Agreement.

                    "Guarantee  and  Collateral  Agreement":  the  Guarantee and
               Collateral Agreement, dated as of July 2, 1998, among the Borrower and its Restricted Subsidiaries, the Administrative Agent and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

                    "Hedging  Agreement":  any interest rate swap, currency swap or other interest rate or currency hedge arrangement (other than any interest rate cap or other similar agreement or arrangement under which the Borrower has no continuing payment obligations)
               (a) to or under which the  Borrower is a party or a  beneficiary,
               (b) to or under which any Lender or any affiliate thereof is the Borrower's counterparty and (c) which is designated as a Hedging Agreement in the Additional Secured Obligations Designation pursuant to which the Hedging Agreement Obligations under such Hedging Agreement become Secured Obligations hereunder.

                    "Hedging Agreement Obligations":  at any time, the aggregate amount of all monetary obligations of the Borrower to any Secured Party that are accrued and unpaid at such time under any one or more Hedging Agreements.

                    "Hedging  Agreement Secured Party": any Secured Party to the
               extent it is a Holder of Hedging Agreement Obligations.

                    "Holder":  any  direct  holder  of, or  creditor  party to a
               Secured Instrument in respect of, Secured Obligations; it being understood that participants are not Holders hereunder.

                    "Holder  Representative":  (a) with respect to any Holder of
               Bank Facility Obligations, the Administrative Agent and (b) with respect to any Holder of Vendor Facility Obligations, the Vendor Facility Agent under the Vendor Credit Facility pursuant to which such Vendor Facility Obligations are outstanding.

                    "Initial  Collateral":  the  Collateral  in existence on the
               Effective Date in which a security interest is created under the Initial Security Documents.

                    "Initial  Secured  Obligations":   the  Secured  Obligations
               described in Schedule I.

                    "Initial  Security  Documents":  the documents  described in
               Schedule II, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement and the Secured Instruments.

                    "L/C Obligations":  at any time, the aggregate amount of all monetary obligations of the Borrower to any Secured Party that are accrued and unpaid at such time in respect of any Permitted Letter of Credit (as defined in the Credit Agreement).

                    "L/C Secured Party": any Secured Party to the extent it is a
               Holder of L/C Obligations.

                    "Notice of Cancellation of Enforcement": with respect to any
               Notice of Enforcement, a notice or notices delivered to the Collateral Agent by the Holder Representatives and/or Unrepresented Holders that delivered such Notice of Enforcement, cancelling such Notice of Enforcement.

                    "Notice of  Enforcement":  a notice or notices  delivered to the Collateral Agent by Unrepresented Holders and/or Holder Representatives representing the Required Secured Parties (a) stating that (i) the Secured Obligations owing to the Holders represented by such Holder Representatives have become due and payable at or prior to the stated maturity thereof and remain unpaid or (ii) the Holders of such Secured Obligations are then permitted by the Secured Instrument under which such Secured Obligations are outstanding (because of the occurrence of an event of default or similar event under such Secured Instrument) to cause such Secured Obligations to become immediately due and payable prior to the stated maturity thereof with the giving of notice as provided in such Secured Instrument and (b) requesting the Collateral Agent to take actions in respect of the Collateral and the Guarantee as directed by the Required Secured Parties.

                    "Permitted Additional Secured Obligations": at any time, any indebtedness or other obligations that the Borrower may incur as Vendor Facility Obligations, Hedging Agreement Obligations or L/C Obligations, as the case may be, without violating this Agreement or any Secured Instrument in effect at such time.

                    "Person": an individual,  a corporation,  a partnership,  an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                    "Pledged Equity  Securities":  any portion of the Collateral consisting of stock of, partnership interests in, or other evidences of equity ownership in, any Person.

                    "Possessory  Collateral":  "instruments"  and  "certificated securities" (as such terms are defined in the Code) and any other Collateral in which the Collateral Agent's security interest may be, in accordance with the Code, perfected only by means of possession of such Collateral by the Collateral Agent or an agent or bailee on its behalf.

                    "Proceeds": all proceeds within the meaning of the Code.

                    "Required Secured  Parties":  (a) at any time when there are
               Secured Obligations outstanding under the Credit Agreement, the Required Lenders (as defined in the Credit Agreement) and (b) at any other time, Secured Parties holding more than 50% of the Secured Obligations then outstanding.

                    "Responsible   Officer":   the  chief   executive   officer,
               president, general counsel or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of the Borrower.

                    "Secured  Instruments":  at any time,  the loan  agreements, credit agreements, note purchase agreements, financing agreements, notes, Hedging Agreements and other documents and instruments, however designated (other than the Guarantee and the Security Documents), that evidence Secured Obligations or govern the terms of Secured Obligations or pursuant to which Secured Obligations were issued or are outstanding, as any of the foregoing may be amended, supplemented or otherwise modified from time to time in accordance with the respective terms thereof.

                    "Secured Obligation  Commitments":  the collective reference to all obligations of Secured Parties to extend credit to the Borrower which, when extended, will constitute outstanding Secured Obligations.

                    "Secured  Obligations":  (a) the Bank Facility  Obligations,
               (b) the Vendor Facility Obligations, (c) the Hedging Agreement Obligations and (d) L/C Obligations.

                    "Secured Parties":  the Holders of the Secured  Obligations,
               including, where the context permits, the Administrative Agent and the Vendor Facility Agents.

                    "Security Documents": (a) the Initial Security Documents and
               (b) the Additional Security Documents.

                    "Sub-Account": as defined in subsection 3.1(a).

                    "Subsidiary":  as to any Person, a corporation,  partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                    "Unrepresented  Holder": any Hedging Agreement Secured Party
               and any other Holder of Secured Obligations for which there is no Holder Representative.

                    "Vendor Credit  Facility":  any credit facility (a) pursuant to which a Person selling goods or services to the Borrower and/or its Subsidiaries, or an affiliate of such Person (or any financier or group of financiers acting on behalf of such person) provides credit to the Borrower solely to finance the purchase of goods or services relating  to the  Borrower's  business  and/or any costs and  expenses relating thereto and (b) which is a Permitted Additional Secured Obligation designated as a Vendor Credit Facility in the Additional Secured Obligations Designation pursuant to which the Vendor Facility Obligations under such Vendor Credit Facility become Secured Obligations hereunder.

               "Vendor Facility Agent": in respect of any Vendor Credit Facility, the Person (howsoever designated) performing the functions customarily associated with an administrative agent for the lenders thereunder.

               "Vendor Facility Obligations": at any time, the sum (without duplication) of (a) the aggregate principal amount of the loans outstanding at such time under any of the Vendor Credit Facilities and the aggregate amount of accrued and unpaid interest thereon at such time, (b) the aggregate amount of accrued and unpaid fees payable by the Borrower under or in connection with any of the Vendor Credit Facilities at such time, and (c) the aggregate amount of all other monetary obligations of the Borrower that are accrued and owing at such time to any Secured Party under any Vendor Credit Facility, including, without limitation, indemnification and expense reimbursement obligations.

               "Vendor Facility Secured Party": any Secured Party to the extent it is a Holder of Vendor Facility Obligations.

                  1.2  Other  Definitional   Provisions.   The  words  "hereof",
"herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation", and Schedule, section and subsection references are to this Agreement unless otherwise specified.


                                    SECTION 2
                 ENFORCEMENT OF SECURITY INTERESTS AND GUARANTEE

                  2.1 Notice of Enforcement. (a) Upon receipt by the Collateral Agent of a Notice of Enforcement, the Collateral Agent shall notify the Borrower, each Holder Representative and each Unrepresented Holder of the receipt and contents thereof. So long as such Notice of Enforcement is in effect, the Collateral Agent shall exercise the rights and remedies provided in this Agreement and in the Guarantee and the Security Documents and under applicable law in accordance with the direction of the Required Secured Parties as provided herein.

                  (b) A Notice of Enforcement shall become effective upon receipt thereof by the Collateral Agent and, once effective, shall remain in effect unless and until cancelled as provided in subsection 2.1(c).

                  (c) A Notice of Enforcement may be cancelled by the delivery to the Collateral Agent of a Notice of Cancellation of Enforcement. The Collateral Agent shall immediately notify the Borrower as to the receipt of any such Notice of Cancellation of Enforcement and shall promptly notify the Borrower, each Holder Representative and each Unrepresented Holder as to the cancellation of the related Notice of Enforcement.

                  2.2 General Authority of the Collateral Agent over the Collateral and Guarantee. The Collateral Agent shall have such rights and remedies in respect of the Collateral, the Security Documents and the Guarantee as shall be set forth herein and in the Security Documents and the Guarantee and such other rights and remedies as shall be provided under applicable law.

                  2.3 Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Collateral Agent herein or in the Guarantee or any Security Document is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein, in the Guarantee or in any Security Document or now or hereafter existing at law or in equity or by statute.

                  (b) No delay by the Collateral Agent in exercising or failure by the Collateral Agent to exercise any right, remedy or power hereunder or under the Guarantee or any Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given to the Collateral Agent under this Agreement, the Guarantee or any Security Document may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent or the Required Secured Parties.

                  (c) If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement, the Guarantee or any Security Document at any time when a Notice of Enforcement is in effect and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then the Borrower, the Collateral Agent and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral and the Guarantee and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

                  (d) To the extent permitted by applicable laws, all rights of action under this Agreement, the Guarantee and the Security Documents may be enforced by the Collateral Agent without the possession of any Secured Instrument, Guarantee, Security Document or instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto.

                  2.4 Waiver and Estoppel. (a) To the extent permitted by applicable laws, the Borrower hereby agrees that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, the Guarantee or any Security Document and, to the extent permitted by applicable law, waives all benefit or advantage of all such laws, and the Borrower hereby covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Agreement, the Guarantee or any Security Document but will suffer and permit the execution of every such power as though no such law were in force.

                  (b) To the extent permitted by applicable laws, the Borrower, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any Security Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

                  (c) The Borrower waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Secured Instrument, the Guarantee or any Security Document) in connection with this Agreement, the Guarantee and the Security Documents, and any action taken by the Collateral Agent with respect to the Collateral.

                  2.5 Limitation on Collateral Agent's Duty in Respect of Collateral. Beyond its duties as to the custody thereof expressly provided herein or in any Security Document and to account to the Secured Parties and the Borrower for moneys and other property received by it hereunder or under any Security Document, the Collateral Agent shall not have any duty to the Borrower or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except to treat such Collateral in its possession with the same degree of care as it affords its own property and in accordance with applicable laws. Notwithstanding the foregoing, the Collateral Agent shall be responsible and liable for any damages arising out of its gross negligence or willful misconduct.

                  2.6 Limitation by Law. All rights, remedies and powers provided herein or in any Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                  2.7 Rights of Secured Parties Under Secured Instruments. Notwithstanding any other provision of this Agreement, the Guarantee or any Security Document, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Secured Instrument or other instrument evidencing or agreement governing a Secured Obligation or to institute suit or to obtain a judgment for the collection of such Secured Obligations or to enforce any such judgment on or after such due date, and to otherwise exercise the rights and remedies as a general creditor in accordance with the Secured Instruments to which it is a party, and the obligation of the Borrower to pay such Secured Obligation when due, shall not be impaired or affected except as provided in such Secured Instrument.



                                    SECTION 3
                        COLLATERAL ACCOUNT; DISTRIBUTIONS

                  3.1 The Collateral Account. (a) On the Effective Date there shall be established and, at all times thereafter until this Agreement shall have terminated, there shall be maintained with the Collateral Agent at the office of the Collateral Agent located at __________________________, a collateral account, which shall be entitled the "Teligent, Inc. Collateral Account" (the "Collateral Account"). The Collateral Account shall be subdivided into two sub-accounts, designated as the "Enforcement Proceeds Sub-Account" and the "Asset Sale Proceeds Sub-Account" (each, a "Sub-Account").

                  (b) All moneys which are required by this Agreement or any Security Document to be delivered to the Collateral Agent while a Notice of Enforcement is in effect or which are received by the Collateral Agent or any agent or nominee of the Collateral Agent in respect of the Collateral or the Guarantee, whether in connection with the exercise of the remedies provided in this Agreement, the Guarantee or any Security Document or otherwise, while a Notice of Enforcement is in effect shall be deposited in the Enforcement Proceeds Sub- Account and, in each case, held by the Collateral Agent as part of the Collateral and applied in accordance with the terms of this Agreement. Upon the cancellation of each effective Notice of Enforcement pursuant to subsection 2.1(c), the Collateral Agent shall (subject to the payment of the amounts described in the first clause of subsection 3.4(a) and the last sentence of subsection 3.1(c)) cause all funds on deposit in the Enforcement Proceeds Sub-Account to be paid over to the Borrower; provided, however, that funds (the "Hold-Back Funds") in an amount equal to the sum of (x) the amount of funds transferred to the Enforcement Proceeds Sub-Account pursuant to the second sentence of subsection 3.1(c) and (y) the amount of funds that would have been deposited in the Asset Sale Proceeds Sub-Account but for the effectiveness of any Notice of Enforcement, together with all interest and income on such amounts, shall be deposited in the Asset Sale Proceeds Sub-Account for application in accordance with the terms of Section 3 as if such Hold-Back Funds had been deposited in such Asset Sale Proceeds Sub-Account (i) in the case of funds in an amount equal to funds referred to in (x) above, since the time they were originally deposited in the Asset Sale Proceeds Sub-Account and (ii) in the case of funds in an amount equal to the funds referred to in (y) above, since the time they would have been deposited in the Asset Sale Proceeds Sub-Account if no such Notice of Enforcement had become effective.

                  (c) All moneys constituting proceeds of an Asset Sale which are delivered to the Collateral Agent as required by the provisions of any Secured Instrument shall be deposited in the Asset Sale Proceeds Sub-Account and held by the Collateral Agent and applied in accordance with the terms of this Agreement. Upon the receipt by the Collateral Agent of a Notice of Enforcement, all amounts on deposit in the Asset Sale Proceeds Sub-Account shall be transferred to the Enforcement Proceeds Sub-Account; provided, that all amounts so transferred from the Asset Sale Proceeds Sub-Account to the Enforcement Proceeds Sub- Account, together with all interest and income on such amounts, shall be returned to the Asset Sale Proceeds Sub-Account under the circumstances set forth in the proviso in subsection 3.1(b).

                  (d) The Borrower may, by delivery to the Collateral Agent of an Asset Sale Proceeds Release Request, at any time within 360 days after the deposit of any funds in the Asset Sale Proceeds Sub-Account, request a release of such funds from the Asset Sale Proceeds Sub-Account for use in funding the acquisition of assets in accordance with the applicable provisions of the Secured Instruments. If no Notice of Enforcement is in effect on the date on which such funds are requested to be released pursuant to such Asset Sale Proceeds Release Request, the Collateral Agent shall release to the Borrower funds from the Asset Sale Proceeds Sub-Account in accordance with such Asset Sale Proceeds Release Request. To effect such release, the Collateral Agent shall liquidate such investments of such funds in the Asset Sale Proceeds Sub-Account as shall be specified in such Asset Sale Proceeds Release Request.

                  (e) If any funds deposited in the Asset Sale Proceeds Sub-Account have not been withdrawn therefrom within 360 days after the date of deposit thereof, such funds may thereafter be withdrawn only (i) by the Collateral Agent while a Notice of Enforcement is in effect as contemplated by the second sentence of subsection 3.1(c) to be distributed pursuant to subsection 3.4 or (ii) pursuant to an Asset Sale Proceeds Prepayment Request, as provided in subsection 3.1(f).

                  (f) The Borrower may, at any time, by delivery to the Collateral Agent of an Asset Sale Proceeds Prepayment Request, request the Collateral Agent to withdraw funds from the Asset Sale Proceeds Sub-Account and transfer such funds to Secured Parties for application by such Secured Parties toward prepayment of Secured Obligations in the manner specified by the relevant Secured Instruments. If no Notice of Enforcement is in effect on the date on which such funds are requested to be released pursuant to such Asset Sale Proceeds

Prepayment Request, the Collateral Agent shall transfer funds from the Asset Sale Proceeds Sub-Account to Secured Parties in accordance with such Asset Sale Proceeds Prepayment Request.

                  3.2 Control of Collateral Account. All right, title and interest in and to the Collateral Account shall vest in the Collateral Agent on behalf of the Secured Parties, and funds on deposit in the Collateral Account shall constitute part of the Collateral. The Collateral Account shall be subject to the sole and exclusive dominion and control of the Collateral Agent.

                  3.3 Investment of Funds Deposited in Collateral Account. The Collateral Agent shall invest and reinvest moneys on deposit in the Collateral Account at any time in Cash Equivalents; provided that the Borrower may (so long as no Notice of Enforcement shall be in effect) specify the category or categories of investments specified in the definition of Cash Equivalents in
Section 1 in which funds on deposit in the Asset Sale Proceeds Sub- Account shall be invested and may specify the maturities (not in any event longer than the maturities specified in such definition) of such investments; provided that the Borrower or the Collateral Agent, as applicable, shall, to the extent that the timing of distributions to be made from the Collateral Account is known or can be reasonably anticipated, select investments for amounts equal to such distributions that mature beyond the maturities specified in the definition of Cash Equivalents, but prior to the anticipated dates of such distributions. All such investments of funds in any Sub-Account, the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in such Sub-Account as part of the Collateral.

                  3.4 Application of Moneys. (a) All moneys held by the Collateral Agent in the Collateral Account or received by the Collateral Agent while a Notice of Enforcement is in effect shall, to the extent available for distribution (it being understood that the Collateral Agent may liquidate investments prior to maturity to make a distribution pursuant to this subsection 3.4), be distributed (subject to the provisions of subsection 3.5) by the Collateral Agent on each Distribution Date as follows:

               First: to the Collateral Agent, in an amount equal to any unpaid costs or expenses of the Collateral Agent incurred in performing its duties hereunder and under the Security Documents and Guarantee;

               Second:  to the Secured  Parties,  in an amount equal to all sums which constitute Secured Obligations then held by the Secured Parties, including without limitation the unpaid principal or face amount of, and unpaid interest on and other charges, if any, in respect of, the Secured Obligations then outstanding whether or not due and payable and the costs and expenses of the Secured Parties and their representatives which are due and payable under the relevant Secured Instruments and which constitute Secured Obligations as of such Distribution Date, and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Secured Parties in proportion to such sums; and

               Third: any surplus then remaining shall be paid to the Borrower or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  (b) The Collateral Agent shall make all payments and distributions under this subsection 3.4: (i) on account of Bank Facility Obligations, to the Administrative Agent, for redistribution or application in accordance with the provisions of the Credit Agreement, (ii) on account of any Vendor Facility Obligations owing to any Vendor Facility Secured Party for which there is a Vendor Facility Agent, to such Vendor Facility Agent, for redistribution or application in accordance with the provisions of the relevant Secured Instrument, (iii) on account of any Hedging Agreement Obligations or L/C Obligations, directly to the Holder of such Hedging Agreement Obligations or L/C Obligations, as the case may be, and (iv) on account of Secured Obligations owing to any Unrepresented Holder, directly to such Unrepresented Holder.

                  3.5 Amounts Held for Contingent Secured Obligations. In the event any Holder or Holder Representative shall receive any moneys pursuant to subsection 3.4 in respect of the contingent portion of the outstanding Secured Obligations, then such Holder or Holder Representative, as the case may be, shall invest such moneys in Cash Equivalents maturing within 90 days after they are acquired by such Holder or Holder Representative and shall hold all such amounts so distributable, and all such investments and the net proceeds thereof, in trust until (i) all or part of such contingent claim shall have become fixed, in which case such Holder or Holder Representative, as the case may be, shall apply to the payment of such fixed claim from such investments and the proceeds thereof an amount equal to such fixed claim, and shall promptly give notice thereof to the Borrower and the Collateral Agent or (ii) all or part of such contingent claim shall have been extinguished, whether as the result of an expiration without drawing of any letter of credit, payment of amounts secured or covered by any letter of credit other than by drawing thereunder, payment of amounts covered by any guarantee or otherwise, in which case such Holder or Holder Representative, as the case may be, shall, as soon as practicable thereafter, notify the Borrower and the Collateral Agent and shall distribute from such investments, and the proceeds thereof, an amount equal to the portion of contingent claim which has been extinguished together with interest earned thereon from the date first invested until so distributed, to the Collateral Agent for deposit in the Collateral Account and application in accordance with the provisions of subsection 3.4.

                  3.6 Application of Moneys Distributable to Holder Representatives. If at any time any moneys collected or received by the Collateral Agent pursuant hereto are distributable pursuant to subsection 3.4 to a Holder Representative, and if such Holder Representative shall notify the Collateral Agent in writing that no provision is made under the relevant Secured Instrument for the application by such Holder Representative of moneys (whether because the Secured Obligations issued under such Secured Instrument have not become due and payable or otherwise) and that such Secured Instrument does not effectively provide for the receipt and the holding by such Holder Representative of such moneys pending the application thereof, then the Collateral Agent, after receipt of such notification, shall invest such amounts in Cash Equivalents maturing within 90 days after they are acquired by the Collateral Agent and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Holder Representative (in its capacity as such) and for no other purpose until such time as such Holder Representative shall request in writing the delivery thereof by the Collateral Agent for application pursuant to such Secured Instrument; if no such request is made on or prior to the termination of this Agreement or the relevant Secured Instrument under which the Holder Representative is acting, all such amounts (including interest and profits) shall be paid to the Borrower.

                  3.7   Collateral   Agent's   Calculations.   In   making   the
determinations and allocations required by subsection 3.4, the Collateral Agent may rely upon a certificate executed and supplied by the Holder Representatives or (in the case of Hedging Agreement Obligations or other Secured Obligations for which there is no Holder Representative) the Holders, as the case may be, as to the amounts payable with respect to Secured Obligations, all in accordance with subsection 7.4, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information provided, that nothing in this sentence shall prevent the Borrower from contesting in good faith any amounts claimed by any Secured Party in any information so supplied; and provided further, however, that if any Secured Party receives on any Distribution Date an amount pursuant to subsection 3.4(a) in excess of the amount to which it was entitled to receive on such Distribution Date pursuant to such subsection 3.4(a) as a result of any such certificate overstating the amount of the Secured Obligations held by such Secured Party (or the Secured Obligations held by all the Secured Parties under any Facility with respect to which such Secured Party is a Holder), then such Secured Party (by becoming a Holder of Secured Obligations and accepting the benefits of this Agreement) shall pay such excess to the Collateral Agent for application in accordance with subsection 3.4(a) as soon as practicable after the existence of such overstatement shall have been determined. All distributions made by the Collateral Agent pursuant to subsection 3.4 shall be (subject to any decree of any court of competent jurisdiction and to the proviso in the preceding sentence) final, and the Collateral Agent shall have no duty to inquire as to the application by any Holder or Holder Representative of any amounts distributed to them. By accepting the benefits of this Agreement, the Security Documents and the Guarantee, each Secured Party and Holder Representative agrees to act in accordance with this Agreement and not take any action inconsistent herewith.

                                    SECTION 4
                         ADDITIONAL SECURED OBLIGATIONS;
                  ADDITIONAL COLLATERAL; ADDITIONAL GUARANTORS
                AND GRANTORS; CERTAIN DOCUMENTATION REQUIREMENTS


                  4.1 Delivery of Credit Agreement, Initial Security Documents and Guarantee. On or before the Effective Date, the Borrower shall deliver to the Collateral Agent a true copy of the Credit Agreement and executed originals of the Initial Security Documents and the Guarantee.

                  4.2 Additional Secured Obligations. The Borrower may from time to time designate Permitted Additional Secured Obligations as Secured Obligations hereunder by (a) delivering to the Collateral Agent an Additional Secured Obligations Designation in respect of such Permitted Additional Secured Obligations describing such Permitted Additional Secured Obligations and specifying whether such Permitted Additional Secured Obligations shall constitute Vendor Facility Obligations or Hedging Agreement Obligations and attaching thereto a true and complete copy of all agreements (together with all schedules, exhibits, annexes, appendices and other attachments thereto), including but not limited to the applicable Secured Instruments, relating to such Permitted Additional Secured Obligations to which the Borrower is a party, and (b) delivering to the Collateral Agent such evidence as it shall reasonably request that such obligations are Permitted Additional Secured Obligations. Upon completion of the actions described clauses (a) and (b) of the preceding sentence, but subject to the following sentence, the Permitted Additional Secured Obligations designated by such Additional Secured Obligations Designation shall constitute Secured Obligations and the Holders thereof shall constitute Secured Parties hereunder and shall be bound by the provisions hereof. Notwithstanding anything herein to the contrary, in no event shall any indebtedness or other obligations of the Borrower constitute Additional Secured Obligations hereunder if the designation of such indebtedness or other obligations as Additional Secured Obligations would be in contravention of any Secured Instrument, and any purported designation of any such indebtedness or other obligations of the Borrower as Additional Secured Obligations in violation of any Secured Instrument shall be null and void and of no force or effect.

                  4.3 Additional Collateral; Additional Security Documents. The Borrower will from time to time take the actions required by the Secured
Instruments and Security Documents to perfect the security interest of the Collateral Agent created pursuant to the Initial Security Documents then in effect in terms of Collateral hereafter acquired by the Borrower and its Restricted Subsidiaries. The Borrower may from time to time provide Additional Collateral to the Collateral Agent pursuant to Additional Security Documents by delivering to the Collateral Agent an Additional Collateral Designation in respect of such Additional Collateral. In connection with such delivery, the Borrower shall fulfill the requirements of the Credit Agreement or other Secured Instrument relating to the delivery of such Additional Collateral.

                  4.4 Additional Guarantors and Grantors. The Borrower may from time to time cause a Subsidiary thereof to become a party to the Guarantee and Security Agreement as required by Section 5.10 of the Credit Agreement.

                  4.5 Possessory Collateral. The Borrower shall immediately deliver to the Collateral Agent (or an agent or bailee on its behalf designated by the Collateral Agent at the sole cost and expense of the Borrower) all Possessory Collateral that is or may be in the possession of the Borrower or any of its Subsidiaries, to the extent the Borrower is required to do so by any Security Document or Secured Instrument and as provided in Section 8.14 of the Guarantee and Collateral Agreement.


                                    SECTION 5
                        AGREEMENTS WITH COLLATERAL AGENT

                  5.1  Delivery  of  Amendments  to  Secured  Instruments.   The
Borrower shall deliver to the Collateral Agent, promptly upon the execution thereof, a true and complete copy of all amendments, supplements or other modifications to any Secured Instrument entered into after the Effective Date.

                  5.2 Information as to Secured Parties, Holder Representatives, Unrepresented Holders, Etc.. The Borrower shall deliver to the Collateral Agent, from time to time as may be reasonably requested by the Collateral Agent (which request shall be made by the Collateral Agent at the reasonable direction of any Secured Party), (i) with respect to all Secured Obligations other than Hedging Agreement Obligations, a list, setting forth as of a specified date not more than 30 days prior to the date of such delivery, of the aggregate unpaid principal or face amount of Secured Obligations outstanding and the name and address of each Holder Representative and each Unrepresented Holder and the respective amounts of Secured Obligations attributable to each and (ii) with respect to Hedging Agreement Obligations, a list specifying for each Hedging Agreement the notional amount covered thereby and the payment terms thereof.

                  5.3 Expenses. The Borrower agrees to pay to the Collateral Agent, from time to time upon demand, all of the reasonable fees, costs and out-of-pocket expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Agent shall reasonably elect to retain) (A) arising in connection with the preparation, execution, delivery, modification, and termination of or performance under this Agreement, the Guarantee and the Security Documents or the enforcement of any of the provisions hereof or thereof, (B) incurred or required to be advanced in connection with the administration of the Collateral, the sale or other disposition of Collateral pursuant to any Security Document and the preservation, protection, enforcement or defense of the Collateral Agent's rights under this Agreement, the Guarantee and the Security Documents and in and to the Collateral in accordance with the terms hereof or thereof or
(c) incurred by the Collateral Agent in connection with the replacement of the Collateral

Agent pursuant to subsection 7.8. The obligations of the Borrower under this subsection shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent.

                  5.4 Stamp and Other Similar Taxes. The Borrower agrees to indemnify and hold harmless the Collateral Agent and each Secured Party from any present or future claim for liability for any stamp or any other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Security Document, any Guarantee or any Collateral. The obligations of the Borrower under this subsection shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent.

                  5.5 Filing Fees, Excise Taxes, Etc. The Borrower agrees to pay or to reimburse the Collateral Agent for any and all payments made by the Collateral Agent in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Agreement, the Guarantee and the Security Documents. The obligations of the Borrower under this subsection shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent.

                  5.6 Indemnification. The Borrower agrees to pay, indemnify, and hold the Collateral Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the fees and disbursements and other charges of counsel) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Guarantee and the Security Documents, unless arising from the gross negligence or willful misconduct of the indemnified party, including, without limitation, indemnification of the Collateral Agent for liabilities of the Collateral Agent for the net amount of taxes (after taking into account any deduction, credit or other tax reduction or benefit available by reason of the imposition of such tax) in any jurisdiction in which the Collateral Agent would not otherwise be subject to tax except solely by reason of acting under this Agreement, the Guarantee or any Security Document (directly or through agents), provided that such indemnification for taxes (a) shall apply only in respect of taxes attributable to the performance of the Collateral Agent's obligations as Collateral Agent hereunder or under any Guarantee or Security Document and (b) shall in no event cover any taxes imposed upon the Collateral Agent with respect to or measured by its net income or profits.

         In any suit, proceeding or action brought by the Collateral Agent under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof in accordance with the provisions hereof and of the Security Documents, the Borrower will save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Borrower unless arising out of the gross negligence or willful misconduct of the Collateral Agent, and all such obligations of the Borrower shall be and remain enforceable against and only against the Borrower and shall not be enforceable against the Collateral Agent. The agreements in this subsection shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent.

                  5.7 Further Assurances. At any time and from time to time, whether or not a Notice of Enforcement shall be in effect, upon the written request of the Collateral Agent, and at the expense of the Borrower, the Borrower will promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent reasonably requests to obtain the full benefits of this Agreement and the Security Documents and of the rights and powers herein and therein granted or to cause any assets required under a Secured Instrument to be subject to a perfected security interest of the Collateral Agent to be so subject, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted under the Security Documents. The Borrower also hereby authorizes the Collateral Agent to sign and to file any such documents, instruments or financing or continuation statements without the signature of the Borrower to the extent permitted by applicable law, but in no way is the Collateral Agent obligated to do so.


                                    SECTION 6
                              POSSESSION AND USE OF
                          COLLATERAL; PARTIAL RELEASES

                  6.1 Use Prior to Notice of Enforcement. (a) So long as no Notice of Enforcement is in effect, the Borrower shall have the right (subject to compliance with subsection 6.1(b)): (i) to remain in possession and retain exclusive control of the Collateral (except any Possessory Collateral) with power freely and without hindrance on the part of the Collateral Agent or the Secured Parties to operate, manage, develop, use and enjoy the Collateral and to receive the rents, issues, tolls, profits, royalties, revenues and other income thereof (including, in the case of Collateral which consists of Pledged Stock, to receive all distributions in respect of the Pledged Stock and to vote the Pledged Stock and exercise any and all rights attached thereto, subject to the Security Documents), and (ii) to sell or otherwise dispose of, free and clear of the lien and security interest created by the Security Documents, any Collateral if such sale or other disposition is not prohibited by any Secured Instrument or Security Document. The Collateral Agent shall have no duty to monitor the exercise by the Borrower of its rights under this subsection.

                  (b) If a Notice of Enforcement is in effect, cash Proceeds received by the Borrower in connection with any Asset Sale in respect of Collateral shall be promptly deposited in the Enforcement Proceeds Sub-Account. Any such Proceeds received by the

Borrower when a Notice of Enforcement is in effect shall be held by the Borrower in trust for the Collateral Agent, shall be segregated from other funds of the Borrower and shall, forthwith upon receipt by the Borrower, be turned over to the Collateral Agent, in the same form as received by the Borrower (duly indorsed to the Collateral Agent, if required) for deposit in the Enforcement Proceeds Sub-Account.

                  6.2 Releases. (a) Asset Sales in respect of Collateral which are permitted by subsection 6.1 shall not require any written or oral release or consent of the Collateral Agent. Nevertheless, the Borrower may request that the Collateral Agent execute and deliver to the Borrower or any purchaser of Collateral a written release, disclaimer or quitclaim in form and substance reasonably satisfactory to the Borrower of the Collateral Agent's interest in any Collateral under the Security Documents, and such purchaser shall be entitled to rely conclusively on such release, discharge, termination, consent, disclaimer or quitclaim. Such request shall be in writing, shall describe the property to be released in reasonable detail, and shall state that such sale, transfer or disposition is in compliance with the requirements of such subsection 6.1, that the proceeds of such transaction have been or will be applied as set forth in the relevant provisions, if any, of each Secured Instrument and that subsection 6.2(b) has been complied with in full.

                  (b) If it is a condition of the release of any Collateral from the security interest under any Security Document or Secured Instrument that the Collateral Agent be granted a first priority lien or security interest in additional property to be held as Collateral pursuant to this Agreement, then the Collateral Agent shall be granted such lien or security interest prior to or concurrently with the delivery to the Borrower of any such Collateral or any release, discharge, termination, consent, disclaimer or quitclaim in connection therewith. The grant of such lien or security interest shall be effected by (i) delivery to the Collateral Agent of an Additional Collateral Designation pursuant to subsection 4.3 and (ii) fulfilling the requirements of subsection
4.3 with respect thereto.

                  (c) If any Collateral which is being sold or otherwise disposed of pursuant to this Section 6 is in the possession of the Collateral Agent or any agent or nominee thereof, the Collateral Agent or such agent or nominee shall promptly upon the delivery to the Collateral Agent of a certificate of a Responsible Officer (to the effect that such sale, transfer or disposition is in compliance with the requirements of such subsection 6.1, that the proceeds of such transaction have been or will be applied as set forth in the relevant provisions, if any, of each Secured Instrument and that subsection 6.2(b) has been complied with in full), together with such other evidence as the Collateral Agent shall reasonably require, release such Collateral to the Borrower in connection with such Asset Sale.

                  (d) The notices, statements, directions, evidence and certificates requested under or required by this subsection shall be full authority for and direction to the Collateral Agent to execute and deliver the releases, discharges, terminations, consents, disclaimers, quitclaims and other instruments referred to in this subsection and the Collateral Agent shall promptly (and in any event within five business days) do so. The Collateral Agent in so doing shall have no liability to any Person other than for its willful misconduct or gross negligence.

                  6.3 Insurance and Condemnation Proceeds; Liquidating Dividends. Any insurance proceeds, any Proceeds from the exercise of rights of eminent domain or condemnation and any liquidating dividends paid in respect of Pledged Equity Securities received by the Borrower or the Collateral Agent in respect of Collateral shall be treated as cash Proceeds received pursuant to subsection 6.1(b) and shall, if a Notice of Enforcement is in effect, be deposited in the Collateral Account, and if no Notice of Enforcement is in effect, such amounts shall be delivered to the Borrower unless otherwise required by any Secured Instrument or Security Document.



                                    SECTION 7
                              THE COLLATERAL AGENT

                  7.1 Appointment. Each Secured Party hereby irrevocably designates and appoints the Collateral Agent as the agent of such Secured Party under this Agreement, the Security Documents and the Guarantee, and each Secured Party irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement, the Security Documents and the Guarantee and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement, the Security Documents and the Guarantee, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Security Documents or the Guarantee or otherwise exist against the Collateral Agent.

                  7.2 Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement, the Security Documents and the Guarantee by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  7.3 Exculpatory Provisions. Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement, the
Security Documents or the Guarantee (except to the extent that any of the foregoing resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement, the Security Documents or the Guarantee or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement, the Security Documents or the Guarantee or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Security Documents or the Guarantee or for any failure of the Borrower or any of its Subsidiaries party thereto to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Security Documents or the Guarantee, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

                  7.4 Reliance by Administrative Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement, the Security Documents or the Guarantee unless it shall first receive such advice or concurrence of the Administrative Agent or the Required Secured Parties as it deems appropriate or it shall first be indemnified to its satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Security Documents and the Guarantee in accordance with a request of the Required Secured Parties, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties and all future holders of the Secured Obligations.

                  7.5 Non-Reliance on Collateral Agent or Other Secured Parties. Each Secured Party expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Secured Party represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates and made its own decision to extend credit to the Borrower and enter into this Agreement. Each Secured Party also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this

Agreement, the Security Documents and the Guarantee, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any affiliate which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  7.6 Indemnification. The Secured Parties agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the amounts of Secured Obligations held by them on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Secured Obligations shall have been paid in full, ratably in accordance with the amounts of Secured Obligations held by them immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, the Security Documents or the Guarantee or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided that no Secured Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Collateral Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Secured Obligations and all other amounts payable hereunder.

                  7.7 Collateral Agent in Its Individual Capacity. The Collateral Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any of its affiliates as though the Collateral Agent were not the Collateral Agent. With respect to Secured Obligations held by it, the Collateral Agent shall have the same rights and powers under this Agreement, the Security Documents and the Guarantee as any Secured Party and may exercise the same as though it were not an Agent, and the terms "Secured Party" and "Secured Parties" shall include the Collateral Agent in its individual capacity.

                  7.8 Successor Agent. The Collateral Agent may resign as Collateral Agent upon 30 days' notice to the Secured Parties and the Borrower. If the Collateral Agent shall resign as Collateral Agent under this Agreement, the Security Documents and the Guarantee, then the Required Secured Parties shall appoint from among the Secured Parties a successor collateral agent for the Secured Parties, which successor collateral agent shall (unless an Event of Default under Section 7(a) or Section 7 (f) of the Credit Agreement with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term "Collateral Agent" shall mean such successor agent effective upon such appointment and approval, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any Secured Party. After any retiring Collateral Agent's resignation as Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement, the Security Documents and the Guarantee. The resigning Collateral Agent will take such actions as shall be reasonably required to transfer and deliver the Collateral and Guarantee to the successor Collateral Agent.



                                    SECTION 8
                                  MISCELLANEOUS

                  8.1 Notices. Unless otherwise specified herein or in the relevant Security Document, all notices, requests, demands or other communications pursuant to this Agreement or any Security Document given to the Borrower, any Subsidiary of the Borrower which is a party to any Security Document, the Collateral Agent, the Holder Representatives or the Unrepresented Holders to be effective shall be given in writing or by facsimile transmission and shall be deemed to have been duly given when personally delivered or when duly deposited in the mails, registered or certified mail postage prepaid, or if transmitted by facsimile transmission, when received in legible form, addressed
(i) if to the Borrower or the Collateral Agent, to such party at its address specified on the signature pages hereof or any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this subsection 8.1 to the party sending such communication, (ii) if to any Subsidiary of the Borrower which is a party to any Security Document, to such party c/o the Borrower at its address specified on the signature pages hereof or any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this subsection 8.1 to the party sending such communication or (iii) if to any of the Holder Representatives or Unrepresented Holder, to it at its address specified from time to time in the list provided by the Borrower to the Collateral Agent pursuant to subsection 5.2; provided that any notice, request or demand to the Collateral Agent shall not be effective until received by the Collateral Agent at the office designated by it pursuant to this subsection 8.1.

                  8.2 No Waivers. No failure on the part of the Collateral Agent or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement, the Guarantee or any Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  8.3 Amendments, Supplements, Waivers and Releases. (a) With the written consent of the Required Secured Parties, the Collateral Agent and the Borrower may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to, or waiving any provisions of, this Agreement or changing in any manner the rights of the Collateral Agent, the Secured Parties or the Borrower hereunder; provided that no such supplemental agreement shall (i) (A) amend, modify or waive any provision of this subsection 8.3, (B) amend, modify or waive any provision of subsection 3.4, or the definitions of Secured Obligations, Bank Facility Obligations, Vendor Facility Obligations, Hedging Agreement Obligations, L/C Obligations, Secured Parties or Required Secured Parties, unless the Collateral Agent have received a certificate of a Responsible Officer of the Borrower to the effect that such action does not violate any Secured Instrument, (ii) amend, modify or waive any provision of Section 5 or 7 or alter the duties, rights or obligations of the Collateral Agent hereunder or under the Guarantee or the Security Documents without the written consent of the Collateral Agent or (iii) release any Collateral or the obligations under the Guarantee except in accordance with subsection 8.11. Any such supplemental agreement shall be binding upon the Borrower, each Holder Representative, the Secured Parties and the Collateral Agent and their respective successors and assigns.

         (b) With the written consent of the Required Secured Parties, the Collateral Agent and the Borrower and/or its Subsidiaries that are parties to the relevant Security Document to such Security Document may, from time to time, enter into written agreements supplemental to such Security document for the purpose of adding to, or waiving any provisions of, such Security Document or changing in any manner the rights of the Collateral Agent, the Secured Parties or the Borrower or such Subsidiary thereunder; provided that no such supplemental agreement shall release any Collateral or the obligations under the Guarantee except in accordance with subsection 8.11. Any such supplemental agreement shall be binding upon the Borrower and\or such Subsidiary, each Holder Representative, the Secured Parties and the Collateral Agent and their respective successors and assigns.

         (c) Without the consent of any Holder Representative or any Secured Party, the Collateral Agent and the Borrower and, in the case of any modification of any Guarantee, the guarantor party to such Guarantee, at any time and from time to time, may enter into one or more agreements supplemental hereto, to any Guarantee or to any Security Document, in form satisfactory to the Collateral Agent, (i) to add to the covenants of the Borrower, any guarantor party to any Guarantee or any grantor party to any Security Document, for the benefit of the Secured Parties or to surrender any right or power herein conferred upon the Borrower; or (ii) to cure any ambiguity, to correct or supplement any provision herein or in any Guarantee or Security Document which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that any such action contemplated by this clause (ii) shall not, and could not reasonably be expected to, adversely affect the interests of any Secured Party.

                  8.4 Headings. The table of contents and the headings of Sections and subsections have been included herein for convenience only and should not be considered in interpreting this Agreement.

                  8.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of each of the Secured Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, the Guarantee or any Collateral.

                  8.7 Currency Conversions. In calculating the amount of Secured Obligations for any purpose hereunder, including, without limitation, voting or distribution purposes, the amount of any Secured Obligation which is denominated in a currency other than Dollars shall be converted into Dollars at the spot rate for purchasing Dollars with such currency determined by the Collateral Agent to be in effect in the New York foreign exchange market at the close of business on the Business Day prior to the date on which such calculation is to be made.

                  8.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK.

                  8.9 Submission to Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth on the signature pages hereof or at such other address of which the parties hereto shall have been notified pursuant hereto; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  8.10 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  8.11 Release of Liens; Guarantee. (a) Upon (i) receipt by the Collateral Agent of a request by the Borrower (which request must, if the Credit Agreement is then in effect, be accompanied by a consent of the Administrative Agent acting on the instructions of the Required Banks, when such instruction is required by the Credit Agreement) to release the liens created by the Security Documents in respect of any Collateral (including, without limitation, any Collateral that is the subject of any Asset Sale), together with a certificate of a Responsible Officer to the effect that such release will not violate any Secured Instrument and (ii) in the case of a release of all the Collateral, the security interests created by the Security Documents shall automatically terminate forthwith, and all right, title and interest of the Collateral Agent in and to such Collateral shall revert to the Borrower, its successors and assigns.

                  (b) Upon receipt by the Collateral Agent of a request by the Borrower (which request must, if the Credit Agreement is then in effect, be accompanied by a consent of the Administrative Agent acting on the instructions of the Required Banks, when such instruction is required by the Credit Agreement) to release any Guarantee, together with a certificate of a Responsible Officer to the effect that such release will not violate any Secured Instrument, such Person shall be immediately released.

                  (c) Upon the termination of the Collateral Agent's security interest and the release of any Collateral in accordance with subsection 8.11(a), the Collateral Agent will promptly, at the Borrower's written request and expense, (i) execute and deliver to the Borrower such documents and instruments and take such other action as the Borrower shall reasonably request to evidence or effect the termination of such security interest or the release of such Collateral and (ii) in the case of a release of all Collateral, deliver or cause to be delivered to the Borrower all Possessory Collateral and all other property of the Borrower (including, without limitation, all amounts deposited or held in the Collateral Account and all Cash Equivalents or other investments, together with all interest, dividends, or rights therein) then held by the Collateral Agent or any agent thereof.

                  (d) This Agreement shall automatically terminate when (i) the Liens and security interests granted under the Security Documents have terminated and (ii) the Collateral has been released and the Secured Obligations have been indefeasibly paid and performed in full and all commitments to extend credit under any Secured Instrument that when extended would constitute Secured Obligations shall have been terminated; provided that the provisions of subsections 5.3, 5.4, 5.5 and 5.6 shall not be affected by any such termination.

                  (e) The Collateral Agent shall promptly give notice to each Holder Representative and Unrepresented Holder of any release of Collateral, and of any release of a Person from its obligations under the Guarantee, pursuant to this subsection.

                  8.12 Secured Parties. Pursuant to the Credit Agreement, the Administrative Agent has been directed by all Lenders parties thereto to execute and delivery this Agreement on their behalf, thereby constituting their assumption of the rights and obligations of Secured Parties hereunder. Pursuant to Section 9.6 of the Credit Agreement, each Person which becomes a Lender after the date hereof automatically becomes a Secured Party hereunder by its execution and delivery of the Assignment and Acceptance (as defined in the Credit Agreement) by which it becomes a Lender under the Credit Agreement. Pursuant to subsection 4.2, each Person which is a creditor in respect of an Additional Secured Obligation becomes a Secured Party hereunder upon execution and delivery of the Additional Secured Obligation Designation related to such Additional Secured Obligation.

                  8.13 Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed (by their respective authorized officers or representatives in the case of parties other than the Collateral Agent) as of the day and year first written above.

                              TELIGENT, INC.


                                   By:_____________________________
                                   Title:  Treasurer

                              Address for Notices:


                              Attention:
                              Fax:


                              THE CHASE MANHATTAN BANK, as
                              Collateral Agent



                                   By:_____________________________
                                   Title:

                              Address for Notices:



                              Attention:
                              Fax:


                    THE CHASE MANHATTAN BANK, as Administrative Agent (for and on behalf of itself and the other Secured Parties that are Lenders under the Credit Agreement)



                                   By:_____________________________
                                   Title:

                                                                      SCHEDULE I


                           INITIAL SECURED OBLIGATIONS


         Bank Facility Obligations under the following Bank Credit Facility:

         1. Credit Agreement, dated as of _______________, as amended, among the Borrower, the lenders from time to time parties thereto and The Chase Manhattan Bank, as Administrative Agent.

                                                                     SCHEDULE II


                           INITIAL SECURITY DOCUMENTS

         1. Guarantee and Collateral Agreement, dated as of July 2, 1998, made by Teligent, Inc. and certain of its Subsidiaries in favor of the Chase Manhattan Bank, as Collateral Agent.

                                                                       EXHIBIT A


                                     FORM OF
                        ADDITIONAL COLLATERAL DESIGNATION


                                                                       [Date]


To:     The Chase Manhattan Bank, as Collateral Agent

Re: Collateral Agency and Intercreditor Agreement, dated as of July 2, 1998, among Teligent, Inc., The Chase Manhattan Bank, as Collateral Agent and the Secured Parties described therein (the "Collateral Agency and Intercreditor Agreement")


                  Reference  is  hereby  made  to  the  Collateral   Agency  and
Intercreditor Agreement. Capitalized terms which are defined in the Collateral Agency and Intercreditor Agreement are used herein as therein defined.

                  In accordance with subsection 4.3 of the Collateral Agency and Intercreditor Agreement, the following Additional Collateral is hereby added as Collateral under the Collateral Agency and Intercreditor Agreement:

                        [DESCRIBE ADDITIONAL COLLATERAL]


                                   TELIGENT, INC.


                                   By:______________________________
                                   Title

                  Attached hereto is an executed copy of the Security document creating the Collateral Agent's security interest in such Additional Collateral.

                                                                       EXHIBIT B


                                     FORM OF
                   ADDITIONAL SECURED OBLIGATIONS DESIGNATION


                                                                       [Date]


To:     The Chase Manhattan Bank, as Collateral Agent


Re: Collateral Agency and Intercreditor Agreement, dated as of July 2, 1998, among Teligent, Inc., The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agency and Intercreditor Agreement")


                  Reference  is  hereby  made  to  the  Collateral   Agency  and
Intercreditor Agreement. Capitalized terms which are defined in the Collateral Agency and Intercreditor Agreement are used herein as therein defined.

                  In accordance with subsection 4.2 of the Collateral Agency and Intercreditor Agreement, the following Permitted Additional Secured Obligations are hereby added as Secured Obligations under the Trust Agreement:

               [DESCRIBE PERMITTED ADDITIONAL SECURED OBLIGATIONS]

                  The Permitted Additional Secured Obligations described above shall constitute [Vendor Facility] [Hedging Agreement] [L/C] Obligations.

                  Attached hereto is a true and complete copy of each agreement (together with all schedules, exhibits, annexes, appendices and other attachments thereto), including but not limited to the applicable Secured Instruments relating to such Permitted Additional Secured Obligations.

                  The undersigned Secured Party is the Secured Party in respect of such Permitted Additional Secured Obligations and hereby acknowledges receipt of a copy of the Collateral Agency and Intercreditor Agreement and acknowledges to assume the rights and obligations of a Secured Party thereunder in accordance with the terms thereof.


                                 TELIGENT, INC.



                                 By: _______________________________
                                 Title:



                                 [Secured Party]



                                 By:________________________________
                                 Title: